UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
SoFi Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ], 2023
Dear SoFi Technologies Stockholders,
On behalf of our Board of Directors, I cordially invite you to attend our 2023 annual meeting of stockholders, which will be held virtually on Wednesday, June 14, 2023, commencing at 7:00 a.m., Pacific Time (10:00 a.m. Eastern Time). The meeting can be accessed by visiting www.virtualshareholdermeeting.com/SOFI2023, where you will be able to listen to the meeting live, submit questions and vote online. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote on the business to be considered at the meeting is important, regardless of the number of shares you own. Whether or not you plan to participate in the virtual meeting, please submit your proxy or voting instructions using one of the voting methods described in the accompanying Proxy Statement so that your shares may be represented at the meeting. Submitting your proxy or voting instructions by any of these methods will not affect your right to participate in the virtual meeting and to vote your shares at the meeting if you wish to do so.
We look forward to your participation.

Sincerely yours,

Anthony Noto
Chief Executive Officer

SOFI TECHNOLOGIES, INC.
234 1st Street
San Francisco, California 94105
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
We invite you to attend the SoFi 2023 Annual Meeting of Stockholders (“2023 Annual Meeting”), which will be held virtually at 7:00 a.m., Pacific Time (10:00 a.m. Eastern Time), on Wednesday, June 14, 2023. Additional details regarding the 2023 Annual Meeting are included below and we encourage you to participate in the virtual meeting.

VIRTUAL MEETING ACCESS	www.virtualshareholdermeeting.com/SOFI2023. Use the 16-digit control number provided in your proxy materials.

ITEMS OF BUSINESS
Proposal 1:	To elect ten nominees currently serving as members of our Board of Directors and named in the attached Proxy Statement to serve on our Board of Directors for a one-year term expiring at the 2024 annual meeting of stockholders
Proposal 2:	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers
Proposal 3:	To ratify the selection of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of the Company for its year ending December 31, 2023
Proposal 4:	To approve an Amendment to the Company’s Certificate of Incorporation to give the Board of Directors discretionary authority to effect a reverse stock split
Other:	To consider and act upon any other business that may properly come before the 2023 Annual Meeting or any adjournment or postponement of the 2023 Annual Meeting

ADDITIONAL INFORMATION	Additional information regarding the items of business to be acted on at the 2023 Annual Meeting is included in the accompanying Proxy Statement.

RECORD DATE	The record date for the determination of the stockholders entitled to vote at the 2023 Annual Meeting, or any adjournments or postponements thereof, is the close of business on April 18, 2023.

INSPECTION OF LIST OF STOCKHOLDERS OF RECORD
A complete list of stockholders of record will be available at least 10 days prior to the 2023 Annual Meeting at our headquarters. This list will also be available to stockholders of record during the 2023 Annual Meeting for examination at www.virtualshareholdermeeting.com/SOFI2023.

PROXY VOTING
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to participate in the virtual 2023 Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the Notice you received in the mail, the section entitled “General Information” beginning on page 1 of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

Important Notice of Internet Availability of Proxy Materials for the Stockholder Meeting
to be held on June 14, 2023. This Proxy Statement and our 2022 Annual Report are available at www.proxyvote.com. We intend to mail the Notice of Internet Availability of Proxy Materials to you beginning on or about [ ], 2023.

By Order of the Board of Directors,

Robert Lavet
[ ], 2023	General Counsel and Secretary

SOFI TECHNOLOGIES, INC.

Page
General Information	1
PROPOSAL ONE: ELECTION OF DIRECTORS	8
Corporate Governance	13
Code of Business Conduct and Ethics	18
Compensation Committee Interlocks and Insider Participation	19
Director Compensation	19
PROPOSAL TWO: ADVISORY VOTE ON STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION	21
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
Fees Paid to Independent Registered Public Accounting Firm	23
PROPOSAL FOUR: APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO GIVE THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO EFFECT A REVERSE STOCK SPLIT	24
Management	32
Compensation Discussion and Analysis	34
Compensation Committee Report	53
Executive Compensation	54
Beneficial Ownership of Securities	71
Certain Relationships and Related Party Transactions	74
Audit Committee Report	77
Other Matters	78
Appendix A – Certificate of Amendment to the Certificate of Incorporation of SoFi Technologies, Inc.	A-1
Appendix B – Non-GAAP Financial Measures	B-1

SoFi Technologies, Inc.

SOFI TECHNOLOGIES, INC.
234 1st Street
San Francisco, California 94105
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 14, 2023
GENERAL INFORMATION
We are furnishing this Proxy Statement on behalf of the Board of Directors of SoFi Technologies, Inc., a Delaware Corporation, for use at our 2023 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “2023 Annual Meeting”), for the purposes set forth below and in the accompanying Notice of 2023 Annual Meeting of Stockholders. The 2023 Annual Meeting will be held virtually at 7:00 a.m., Pacific Time, on Wednesday, June 14, 2023. The 2023 Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SOFI2023, where you will be able to listen to the 2023 Annual Meeting live, submit questions and vote online.
As used in this Proxy Statement, the terms “SoFi”, the “Company”, “we”, “us”, and “our”, and similar references refer to SoFi Technologies, Inc. and the term “Board of Directors” refers to SoFi’s Board of Directors.
On or about [ ], 2023, we expect to mail a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access this Proxy Statement for the 2023 Annual Meeting and our Annual Report on Form 10-K for the year ended December 31, 2022, to stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, websites referenced in this Proxy Statement is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
Why did I receive a Notice regarding the Availability of Proxy Materials?
In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send a Notice of Internet Availability of Proxy Materials to stockholders. All stockholders as of the record date set forth below will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice instructs you as to how you may access and review the proxy materials via the internet and submit your vote via the internet or telephonically.
How do I request paper copies of the proxy materials?
If you received a Notice by mail, you will not receive paper copies of the proxy materials in the mail unless you request them. If you received a Notice by mail and would like to receive a printed copy of the materials, please follow the instructions on the Notice for requesting the materials, and we will promptly mail the materials to you.
In addition, by following the instructions in the Notice, you may request to receive future proxy materials on an ongoing basis (i) electronically by e-mail or (ii) in printed form by mail. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. Your election to receive proxy materials by e-mail or by mail will remain in effect until you terminate it.
Who can vote at the 2023 Annual Meeting?
You are entitled to vote your shares of common stock, par value $0.0001 per share (the “Common Stock”) and redeemable preferred stock, par value $0.0000025 per share (the “Redeemable Preferred Stock”) of the

SoFi Technologies, Inc.

Company if you were a stockholder at the close of business on April 18, 2023, the record date for the 2023 Annual Meeting. At the close of business on the record date, [ ] shares of Common Stock and [ ] shares of Redeemable Preferred Stock of SoFi were outstanding. The holders of Common Stock and Redeemable Preferred Stock will vote together as a single class on each of the proposals described in this Proxy Statement. The holder of each share of Common Stock and Redeemable Preferred Stock is entitled to one vote per share.
•     Stockholder of Record — If your shares are registered directly in your name with our stock transfer agent, Continental Stock Transfer & Trust Company, then you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you may vote online at the 2023 Annual Meeting or vote by proxy. You have the right to grant your voting proxy directly to us or to a third party or to vote virtually at the 2023 Annual Meeting. Whether or not you plan to participate in the virtual 2023 Annual Meeting, we urge you to vote by proxy over the telephone or vote by proxy through the internet to ensure your vote is counted.
•     Beneficial Owner — If your shares are held not in your name, but rather in a brokerage account or registered indirectly through a broker, bank or other agent, then you are not considered, with respect to those shares, the “stockholder of record”, but instead hold in “street name.” The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2023 Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. As a beneficial owner, you should contact your broker, bank or other agent where you hold your account in advance of the 2023 Annual Meeting to obtain a legal proxy in order to vote your shares.
If you are a stockholder of record, Broadridge is sending these proxy materials to you directly. If you hold shares in street name, these materials are being sent to you by the bank, broker or other agent through which you hold your shares.
What do I need to do to participate in the virtual 2023 Annual Meeting?
The 2023 Annual Meeting will be held as a virtual meeting. To access the meeting, you will need the 16-digit control number provided with your proxy materials. We encourage you to access the 2023 Annual Meeting before the start time of 7:00 a.m., Pacific Time. Please allow ample time for online check-in, which will begin at 6:45 a.m., Pacific Time.
Why is the 2023 Annual Meeting a virtual, online meeting?
The 2023 Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the internet. There will not be a physical meeting location. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our 2023 Annual Meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our rules of conduct and procedures that will be posted at https://investors.sofi.com in advance of the 2023 Annual Meeting.
We have designed the virtual 2023 Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting. In order to encourage stockholder participation and transparency, subject to our rules of conduct and procedures, we will:
•    provide stockholders attending the 2023 Annual Meeting with the ability to submit appropriate questions relating to an agenda item on which stockholders are entitled to vote during the 2023 Annual Meeting through the 2023 Annual Meeting website when such item is being considered;
•    provide management with the ability to answer as many questions as possible submitted prior to or during the 2023 Annual Meeting in accordance with the meeting rules of conduct in the time allotted for the 2023 Annual Meeting without discrimination;
•    address technical and logistical issues related to accessing the virtual meeting platform; and

SoFi Technologies, Inc.

•    provide procedures for accessing technical support to assist in the event of any difficulties accessing the 2023 Annual Meeting.
For the 2023 Annual Meeting, how do we ask questions of management and the Board of Directors?
We plan to have a question and answer session at the 2023 Annual Meeting and will include as many stockholder questions as our rules of conduct and procedures and the allotted time permits. Stockholders may submit questions that are relevant to our business in advance of the 2023 Annual Meeting as well as live during the 2023 Annual Meeting. If you are a stockholder, you may submit a question in advance of the meeting at www.proxyvote.com after logging in with the 16-digit control number provided with your proxy materials. Questions may be submitted during the 2023 Annual Meeting through www.virtualshareholdermeeting.com/SOFI2023.
What if I have technical difficulties or trouble accessing the virtual 2023 Annual Meeting?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note Internet Explorer is not a supported browser.
If you encounter any difficulties accessing the virtual 2023 Annual Meeting during the check-in or meeting time, please call the phone number displayed on the virtual meeting website on the meeting date.
How do I vote?
You may vote using any of the following methods:
•     Telephone.    If you are located within the United States or Canada, you can vote your shares by telephone by calling the toll-free telephone number printed on the Notice, on your proxy card, or in the instructions that accompany your proxy materials, as applicable, and following the recorded instructions. You will need the 16-digit control number printed on the Notice, on your proxy card, or in the instructions that accompany your proxy materials, as applicable. Telephone voting is available 24 hours a day and will be accessible until 8:59 p.m. Pacific Time (11:59 p.m. Eastern Time) on June 13, 2023. Have your Notice, proxy card or instructions in hand when you call and then follow the instructions. If you vote by telephone, you do NOT need to return a proxy card or vote over the internet. If you are an owner in street name, please follow the instructions from your broker, bank or other agent.
•     Internet. You can also choose to vote your shares by the internet at www.proxyvote.com. You will need the 16-digit control number printed on your Notice, on your proxy card, or in the instructions that accompany your proxy materials, as applicable. Internet voting is available 24 hours a day and will be accessible until 8:59 p.m. Pacific Time (11:59 p.m. Eastern Time) on June 13, 2023. Have your Notice, proxy card or instructions in hand when you access the website and follow the instructions to create an electronic voting instruction form. If you vote via the internet, you do NOT need to return a proxy card or vote over the telephone. If you are an owner in street name, please follow the instructions from your broker, bank or other agent.
•     Mail. If you are a holder of record and received printed copies of the materials by mail, you may choose to vote by mail. Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope that we included with your materials or return it to SoFi Technologies, Inc., Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by June 13, 2023. If you are an owner in street name, please follow the instructions from your broker, bank or other agent.
•     During the 2023 Annual Meeting. You may also vote during the 2023 Annual Meeting through our link at www.virtualshareholdermeeting.com/SOFI2023. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the 2023 Annual Meeting. All shares that have been properly voted and not revoked will be voted at the 2023 Annual Meeting. If you sign and return a proxy card, but do not give voting instructions,

SoFi Technologies, Inc.

the shares represented by that proxy card will be voted as recommended by the Board of Directors. Returning the proxy card or voting by telephone or via the internet does not deprive you of your right to participate in the 2023 Annual Meeting virtually.
The internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by internet or telephone should understand that, while we and Broadridge do not charge any fees for voting by internet or telephone, there may nevertheless be costs, such as usage charges from internet access providers and telephone companies, that must be borne by the stockholder.
Can I change my vote or revoke my proxy?
Yes. You can change your vote or revoke your proxy at any time before the 2023 Annual Meeting by:
•     granting a subsequent proxy by internet at www.virtualshareholdermeeting.com/SOFI2023 or by telephone at 1-800-690-6903 before 8:59 p.m., Pacific Time (11:59 p.m., Eastern Time), on June 13, 2023;
•     requesting paper copies of the proxy materials and returning a properly completed proxy card with a later date using the prepaid return envelope provided. New instructions as indicated on your proxy card must be received by June 13, 2023;
•     delivering a written notice of revocation to the Secretary of the Company, at 234 1st Street, San Francisco, California 94105 so that it is received by the Secretary prior to the 2023 Annual Meeting; or
•     virtually attending the Annual Meeting and voting electronically.
Simply attending the Annual Meeting will not cause your previously granted proxy to be revoked.
If you are an owner in street name, please follow the instructions from your broker, bank or other agent.
If I submit a proxy by internet, telephone or mail, how will my shares be voted?
If you properly submit your proxy by internet, telephone or mail, and you do not subsequently revoke your proxy, your shares of stock will be voted in accordance with your instructions.
If you sign, date and return your proxy card, but do not give voting instructions, your shares of stock will be voted as follows: FOR the election of each of our director nominees, FOR the non-binding advisory approval of our 2022 compensation of our named executive officers as disclosed in this Proxy Statement, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our year ending December 31, 2023, FOR the approval of an amendment to our Certificate of Incorporation to grant our Board of Directors discretionary authority to effect a reverse stock split and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the 2023 Annual Meeting.
If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. For example, Proposals 3 and 4 will be considered “routine” matters. If you do not return voting instructions to your broker, bank or other agent by its deadline, your shares may be voted by such entity in its discretion on Proposals 3 and 4. Proposals 1 and 2 will be considered “non-routine.” When a brokerage firm votes its clients’ unvoted shares on “routine” matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote clients’ unvoted shares on matters that are deemed “non-routine” matters.

SoFi Technologies, Inc.

What are “broker non-votes”?
A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owners of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under New York Stock Exchange rules. These unvoted shares are counted as “broker non-votes.”
What is a quorum?
A quorum is the minimum number of shares required to virtually attend or be represented by proxy at the 2023 Annual Meeting for the meeting to be properly held and business to be conducted at the meeting in accordance with our bylaws and Delaware law. If there is no quorum at the 2023 Annual Meeting, the chairperson of the 2023 Annual Meeting may adjourn the meeting from time to time to reconvene at the same or some other place until a quorum shall attend. The presence, in person, virtually or by proxy, of the holders of a majority of the voting power of all outstanding shares of the Company entitled to vote generally in the election of directors will constitute a quorum at the meeting. As of the record date, there were a total of [ ] shares of Common Stock and [ ] shares of Redeemable Preferred Stock outstanding, which means that [ ] shares of stock must be represented virtually or by proxy at the 2023 Annual Meeting to have a quorum. Votes withheld, abstentions and broker non-votes will also be counted towards the quorum requirement.
How many votes are needed for approval of each matter?
The following table summarizes the minimum vote needed to approve each proposal and the effect of votes withheld, abstentions and broker non-votes.

No.	Proposal Description	Voting Options	Vote Required for Approval	Effect of Abstentions or Votes Withheld	Effect of Broker Non-Votes
1	Election of Directors	"For" or "Withhold"	“For” votes from a plurality of votes cast, which requires at least one “For” vote. Nominees receiving the most “For” votes are elected.	No Effect	No effect
2	Non-Binding Advisory Vote on Stockholder Approval of Named Executive Officer Compensation	“For”, “Against”, or “Abstain”	“For” votes from the holders of a majority of shares present in person or virtually or represented by proxy and entitled to vote on the matter	Against	No effect
3	Ratification of the Appointment of Deloitte & Touche LLP	"For", "Against", or "Abstain"	“For” votes from the holders of a majority of shares present in person or virtually or represented by proxy and entitled to vote on the matter	Against	No effect(1)
4	Approve an Amendment to the Company’s Certificate of Incorporation to Grant the Board the Discretionary Authority to Effect a Reverse Stock Split	“For”, “Against”, or “Abstain”	“For” votes from the holders of a majority of the outstanding shares of stock entitled to vote	Against	Against(1)
___________________________
(1)     This proposal will be considered a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.
How are proxies solicited for the 2023 Annual Meeting?
Our directors, employees and Morrow Sodali may solicit proxies for use at the 2023 Annual Meeting in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Morrow Sodali will be paid a fee of approximately $12,500, plus reimbursement for out-of-pocket expenses and we have agreed to indemnify Morrow Sodali and its affiliates in certain circumstances.

SoFi Technologies, Inc.

All expenses associated with this solicitation, including the cost of preparing, assembling, printing, filing, mailing and otherwise distributing the Notice or proxy materials and soliciting votes for use at the 2023 Annual Meeting will be borne by the Company. If you choose to access the proxy materials or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur.
Where can I find the voting results of the 2023 Annual Meeting?
If possible, we will announce preliminary voting results at the 2023 Annual Meeting. We will also disclose final voting results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the 2023 Annual Meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
When are stockholder proposals and director nominations due for next year’s Annual Meeting of Stockholders?
To be considered for inclusion in next year’s proxy materials, pursuant to Rule 14a-8 promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”), a stockholder proposal must be submitted in writing by December 30, 2023, to the attention of the Company Secretary at 234 1st Street, San Francisco, California 94105. We also encourage you to submit a copy of any such proposals via email to legalnotices@sofi.org. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 15, 2024.
If you wish to submit a stockholder proposal at the 2024 annual meeting that is not to be included in next year’s proxy materials, you must comply with the requirements set forth in our bylaws not later than the close of business on February 15, 2024 nor earlier than the opening of business on March 16, 2024; provided, however, that in the event that the date of the 2024 annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding annual meeting of stockholders, timely notice of your stockholder proposal must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by SoFi.
In the event that the number of directors to be elected to our Board of Directors at the 2024 annual meeting is greater than the number of directors whose terms expire on the date of the 2024 annual meeting and there is no public announcement naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board of Directors before the close of business on the 100th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, or March 6, 2024, a stockholder’s notice shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at the 2024 annual meeting, if it shall be received by the Company Secretary at the principal executive offices of SoFi not later than the close of business on the 10th day following the date on which such public announcement was first made by SoFi.
What is Householding?
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials with respect to two or more stockholders

SoFi Technologies, Inc.

sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process is commonly referred to as “householding.”
This year, a number of brokers with account holders who are SoFi stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or write to us at the following address or email address or call us at the following phone number:
Investor Relations
234 1st Street
San Francisco, California 94105
Email: ir@sofi.org
Telephone: (917) 216-2465

SoFi Technologies, Inc.

PROPOSAL ONE:
ELECTION OF DIRECTORS
Our Board of Directors presently consists of 10 directors and there are 10 nominees for directorships to be elected at the 2023 Annual Meeting. Our directors are elected annually for a one-year term expiring at the Annual Meeting of Stockholders in the following year. Each director will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation, or removal.
In identifying and recommending nominees for positions on our Board of Directors and in determining whether such nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of its business and structure, our Nominating and Corporate Governance Committee focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business. In addition, no director nominee can have violated any applicable state or federal laws, rules or regulations applicable to depository institutions or depository institution holding companies. At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by shareholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board of Directors. The Nominating and Corporate Governance Committee will consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Company’s Bylaws relating to stockholder nominations and in accordance with the process described in “General Information — When are stockholder proposals and director nominations due for next year’s Annual Meeting of Stockholders?” above.
Our Nominating and Corporate Governance Committee values diversity in director nominations. Our Nominating and Corporate Governance Committee charter provides that it will specifically direct any individuals assisting with recruitment to seek out potential candidates of gender and racial diversity to ensure that the committee has considered a full array of qualified candidates. In considering diversity, we consider diversity of viewpoints, backgrounds and experience. Our Nominating and Corporate Governance Committee evaluates possible candidates in detail and suggests individuals to be evaluated in more depth.
Nominees for Election to our Board of Directors
At the 2023 Annual Meeting, our stockholders will be asked to elect the 10 director nominees set forth below for a one-year term expiring at the 2024 annual meeting of stockholders. While our Board of Directors does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at the 2023 Annual Meeting, if that occurs, proxies will be voted in favor of such other person or persons who are recommended by our Nominating and Corporate Governance Committee and designated by our Board of Directors as a substitute nominee or nominees. Under our corporate governance guidelines, directors are expected to attend annual meetings except if unusual circumstances make attendance impractical. We expect that all of our directors will virtually attend the 2023 Annual Meeting.
All the director nominees currently are members of our Board of Directors and have been recommended for re-election by our Nominating and Corporate Governance Committee and approved and nominated for re-election by our Board of Directors and all the director nominees have consented to serve if elected. Mr. Al-Hammadi was designated as the nominee of QIA FIG Holding LLC, Mr. Bingle was designated as the nominee of Silver Lake Partners and Mr. Costolo and Ms. Bashir were designated as the nominees of SCH Sponsor pursuant to our Certificate of Incorporation and the Shareholders’ Agreement as described below.

SoFi Technologies, Inc.

Set forth below is information regarding the director nominees as of April 14, 2023. Our Nasdaq Board Diversity Matrix is posted on our website and presented in the section entitled “—Corporate Governance” herein.

Name	Age	Position
Anthony Noto	54	Chief Executive Officer and Director
Tom Hutton	68	Chairman of the Board of Directors
Steven Freiberg	66	Vice Chairman of the Board of Directors
Ahmed Al-Hammadi	41	Director
Ruzwana Bashir	39	Director
Michael Bingle	51	Director
Richard Costolo	59	Director
Clara Liang	43	Director
Harvey Schwartz	59	Director
Magdalena Yeşil	64	Director
Anthony Noto
Mr. Noto has served as our Chief Executive Officer and as a member of our Board of Directors since May 2021. Mr. Noto served in the same capacities at Social Finance from February 2018 until May 2021. Before joining SoFi, Mr. Noto served as Twitter’s Chief Operations Officer, a digital/mobile information network, from 2016 to 2017 and as Twitter’s Chief Financial Officer from 2014 to 2017. Previously, Mr. Noto served for almost four years as co-head of Global Technology, Media and Telecom Investment Banking at Goldman Sachs, a multinational investment bank, from 2010 to 2014. Mr. Noto spent nearly three years as the Chief Financial Officer of the National Football League from 2008 to 2010. Mr. Noto holds a bachelor of science from the U.S. Military Academy and a master of business administration from the University of Pennsylvania’s Wharton School. We believe Mr. Noto is qualified to serve in the capacity of Chief Executive Officer and as a member of our Board of Directors because of his extensive experience in the technology and financial services sectors in both operating and financial leadership capacities.
Tom Hutton
Mr. Hutton has served as the Chairman of our Board of Directors since May 2021. Mr. Hutton was previously the Chairman of the Social Finance Board of Directors from September 2017 and a director of Social Finance from June 2012 until May 2021. Mr. Hutton previously served as interim Chief Executive Officer of Social Finance from September 2017 to March 2018. Mr. Hutton has served as the Managing Partner of Thompson Hutton, LLC, an investment management firm, since 2000. He also founded and has served as Managing Partner of XL Innovate fund, a venture capital fund, since 2000. Mr. Hutton has previously served as a Board member of Lemonade Inc. (NYSE: LMND), Safeco Insurance, Montpelier Re Holdings and XL Group. Mr. Hutton holds a bachelor of arts and master of science from Stanford University and a master of business administration from Harvard Business School. We believe that Mr. Hutton is qualified to serve as a member of our Board of Directors because of his experience as a director and Audit Committee Chairman of public companies and his knowledge of the fintech industry.
Steven Freiberg
Mr. Freiberg has served as the Vice Chairman of our Board of Directors since May 2021. Mr. Freiberg was previously the Vice Chairman of the Social Finance Board of Directors from September 2017 and a director of Social Finance from March 2017 until May 2021. Mr. Freiberg served as a senior advisor to Social Finance from July 2018 to June 2019 and also served as Social Finance’s interim Chief Financial Officer from May 2017 to June 2018. Mr. Freiberg is a long-term veteran of the financial services sector, having served as the Chief Executive Officer of E*TRADE Financial Corporation, an electronic trading platform, and having held multiple positions at Citigroup over a 30 year period, including serving as the Co-Chairman and Chief Executive Officer of Citigroup’s Global Consumer Group. He has also served as a Board member of Regional Management (NYSE: RM) since

SoFi Technologies, Inc.

July 2014, Rewards Network since 2017, Purchasing Power, LLC since 2017, Compass Digital Acquisition Corp. (NASDAQ: CDAQ) since December 2021, as Chairman of the Board of Portage Financial Technology Acquisition Corp. (NASDAQ: PFTA) since August 2021, and as a Founder of Grand Vista Partners, and a senior advisor to several companies including The Boston Consulting Group and Towerbook Capital Partners PE. Mr. Freiberg previously served as a Board member of Fair Square Financial, LLC from 2016 until its acquisition in December 2021 and served as a Board member of MasterCard (NYSE: MA) from September 2006 until June 2022. We believe that Mr. Freiberg is qualified to serve as a member of our Board of Directors because of his experience as a director of public companies and his knowledge of the financial services industry.
Ahmed Al-Hammadi
Mr. Al-Hammadi has served as a member of our Board of Directors since May 2021 and as a director on the Social Finance Board of Directors from May 2019 until May 2021. Mr. Al-Hammadi serves as the Chief Investment Officer, Europe, Russia and Turkey for Qatar Investment Authority (“QIA”), the sovereign wealth fund of the State of Qatar, a position he has held since April 2020. He previously served as Head of Active Investments of QIA, from May 2015 to April 2020. Prior to joining QIA, Mr. Al-Hammadi worked at EFG-Hermes, a regional asset manager, and before that at the consulting firm Booz & Co. where he advised financial services clients on strategy, private equity investment opportunities, and organization structures. He is also a board member of Heathrow Airport Holding Limited, Borsa Istanbul and Qatar Electricity and Water. Mr. Al-Hammadi was named a Young Global Leader by the World Economic Forum in 2019. Mr. Al-Hammadi holds a bachelor of science from the University of Pennsylvania’s Wharton School and a master of business administration from Harvard Business School. We believe that Mr. Al-Hammadi is qualified to serve as a member of our Board of Directors because of his experience advising companies with respect to business strategy.
Ruzwana Bashir
Ms. Bashir has served as a member of our Board of Directors since June 2021. Ms. Ruzwana is the co-founder, Chief Executive Officer and a board member of Peek.com, an experiences booking software and marketplace, since 2012. Ms. Bashir was previously the Director of Marketing and Business Development at Artsy, an online art brokerage, from 2010 to 2011. Ms. Bashir also worked in Strategy and Business Development at Gilt Groupe, an online shopping company, in 2010. She was also an analyst in the real estate private equity group of The Blackstone Group, an investment firm, from 2006 to 2009, and worked in investment banking at Goldman Sachs in 2005. Ms. Bashir holds a bachelor of arts from University of Oxford and a master of business administration from Harvard Business School. We believe that Ms. Bashir is qualified to serve as a member of our Board of Directors because of her experience advising companies with respect to business strategy and leading a technology company.
Michael Bingle
Mr. Bingle has served as a member of our Board of Directors since May 2021 and as a director on the Social Finance Board of Directors from March 2017 until May 2021. Mr. Bingle is Vice Chairman at Silver Lake, a global technology investment firm, and has been with Silver Lake since 2000. Mr. Bingle has been a private equity investor for over 20 years, and he has invested in numerous fintech companies. Prior to joining Silver Lake, Mr. Bingle was a principal at Apollo Management and worked in the Investment Banking Division of Goldman Sachs & Co. He has also served as a board member of N-able, Inc. since July 2021 (NYSE: NABL) and is currently a board member of Achievers Holdings, Inc. and Blackhawk Network Holdings, Inc. He previously served as a board member of Ameritrade Holding Corporation (NYSE: AMTD), Gartner, Inc. (NYSE: IT), SolarWinds Corporation (NYSE: SWI), and Virtu Financial, Inc. (NASDAQ: VIRT), as well as Ancestry.com LLC, Credit Karma, Inc., Datek Online Holdings, Inc., Fanatics Holdings, Inc., Interactive Data Corporation, IPC Systems, Inc., Instinet, Inc., and Mercury Payment Systems. Mr. Bingle holds a B.S.E. in Biomedical Engineering from Duke University. We believe that Mr. Bingle is qualified to serve as a member of our Board of Directors because of his experience as a director of public companies, his experience advising companies with respect to business strategy, his knowledge of the financial services industry, and his experience with financial technology companies.

SoFi Technologies, Inc.

Richard Costolo
Mr. Costolo has served as a member of our Board of Directors since May 2021. Mr. Costolo has also served as the Co-Managing Partner and General Partner at 01 Advisors, a venture and advisory firm, since January 2018. Mr. Costolo was previously a Venture Partner at Index Ventures, a venture capital firm, from January 2016 to December 2016 and served as the CEO of Twitter, Inc., the online social networking and microblogging service, from October 2010 to July 2015. Mr. Costolo has been the founder and CEO of multiple startups, including FeedBurner, which was acquired by Google in 2007. Mr. Costolo has served as a board member of Patreon, Inc. since 2015 and of Modern Life, Inc., known as Modern Health, since 2020. Mr. Costolo holds a bachelor of science in computer science from the University of Michigan. We believe that Mr. Costolo is qualified to serve as a member of our Board of Directors because of his experience advising companies with respect to business strategy and leading a technology company.
Clara Liang
Ms. Liang has served as a member of our Board of Directors since May 2021 and as a director on the Social Finance Board of Directors from October 2019 until May 2021. Ms. Liang is Business Lead at Stripe, a financial services company. Prior to joining Stripe in January 2022, Ms. Liang was with Airbnb, Inc. (“Airbnb”) (NASDAQ: ABNB), a community of millions of hosts who offer travel experiences in 220 countries and regions around the world, for over five years, most recently serving as Vice President and General Manager, International and Commercial Operations. Prior to joining Airbnb, Ms. Liang served as Chief Product Officer at Jive Software, a provider of communication and collaboration products, and spent 11 years at International Business Machines Corporation (NYSE: IBM) in a number of technology and professional services roles. Ms. Liang has served as a board member of Navan since September 2022. Ms. Liang holds a bachelor of science in Symbolic Systems from Stanford University and a master of science in technology commercialization from the University of Texas at Austin. We believe that Ms. Liang is qualified to serve as a member of our Board of Directors because of her experience leading and scaling global technology companies.
Harvey Schwartz
Mr. Schwartz has served as a member of our Board of Directors since May 2021. Mr. Schwartz is Chief Executive Officer of Carlyle Group, Inc. Mr. Schwartz is the former President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. (“Goldman Sachs”). Mr. Schwartz joined Goldman Sachs in 1997 and subsequently held numerous senior leadership positions including Chief Financial Officer, Global Co-Head of the Securities Division, Head of Securities Division Sales, Head of North American Sales and Co-Head of the Americas Financing Group. Mr. Schwartz additionally served as a member of the firm’s Management Committee and co-headed its Risk Committee, Steering Committee on Regulatory Reform, Capital Committee and Finance Committee. Mr. Schwartz established the firm’s Investment Policy Committee on which he also served as a member. Mr. Schwartz retired from Goldman Sachs in April 2018. Prior to Goldman Sachs, Mr. Schwartz spent a decade working at several financial firms, including Citicorp, from 1990 through 1997. As both an investor and advisor, Mr. Schwartz is currently involved in a range of investment and philanthropic endeavors. These efforts include a focus on mental health and developing future business leaders, including women and young people seeking a career in finance. Mr. Schwartz has served as the Group Chairperson and Non-Executive Director of The Bank of London, a clearing and payments bank with operations in London and New York City, since November 2021. In addition, Mr. Schwartz serves on the board of One Mind, a nonprofit that accelerates collaborative research and advocacy to enable all individuals facing brain health challenges to build healthy, productive lives. Mr. Schwartz holds a bachelor of arts from Rutgers University, where he is a member of the university’s Board of Governors and its Hall of Distinguished Alumni. Mr. Schwartz also holds a master of business administration from Columbia University. We believe that Mr. Schwartz is qualified to serve as a member of our Board of Directors because of his extensive experience in, and knowledge of, the financial services industry.

SoFi Technologies, Inc.

Magdalena Yeşil
Ms. Yeşil has served as a member of our Board of Directors since May 2021 and as a director on the Social Finance Board of Directors from July 2018 until May 2021. Ms. Yeşil is a founder, entrepreneur, and venture capitalist of many of the world’s top technology companies, including salesforce.com, inc. (NYSE: CRM), in which she was the first investor and founding board member until 2005. Ms. Yeşil served as a general partner at U.S. Venture Partners, a leading Silicon Valley venture capital firm, from 1998 to 2005, where she oversaw investments in more than 30 companies, and served on the board of many early-stage companies. A technology pioneer, Ms. Yeşil founded three of the first companies dedicated to commercializing internet access, e-commerce infrastructure, and electronic payments, UUnet, CyberCash, and MarketPay, which earned her the Entrepreneur of the Year title from Red Herring magazine in 1997. She is also a founder of Broadway Angels, a group of female venture capitalists and angel investors. Ms. Yeşil is currently working on her fourth startup, Informed.IQ, an AI company automating the processing of consumer loan applications in real-time. She is the author of the best-selling book Power UP! How Smart Women Win in the New Economy, and is one of the four women featured in the non-fiction book Alpha Girls by Julian Guthrie. In addition to SoFi, Ms. Yeşil serves on the boards of Smartsheet (NYSE: SMAR), Zuora (NYSE: ZUO), Picsart and Plume. Ms. Yeşil holds a bachelor of science in industrial engineering and a master of science in electrical engineering from Stanford University. She is an immigrant to the United States. We believe that Ms. Yeşil is qualified to serve as a member of our Board of Directors because of her extensive experience leading and advising technology companies.
Required Vote
A plurality of the votes cast, which requires at least one “For” vote, with nominees receiving the most “For” votes elected. “Withhold” votes and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL ONE FOR ELECTION TO SERVE A ONE-YEAR TERM ON THE BOARD OF DIRECTORS.

SoFi Technologies, Inc.

Corporate Governance
Board Composition
Our Board of Directors will establish the authorized number of directors from time to time by resolution. The size of our Board of Directors consists of ten members. Each director will continue to serve as a director until the election and qualification of their successor, or until their earlier death, resignation, or removal.
Pursuant to the Shareholders’ Agreement, dated as of May 28, 2021, by and among us, SCH Sponsor V LLC (“SCH Sponsor”), and the parties identified on the signature pages thereto (“Shareholders’ Agreement”), certain stockholders have the right to designate seats on our Board of Directors. One board seat is designated by QIA FIG Holding LLC (“QIA FIG”) and is currently filled by Mr. Al-Hammadi. An additional board seat is designated by Silver Lake Partners (“Silver Lake”) and is currently filled by Mr. Bingle. Each of QIA FIG and Silver Lake have the right to designate a board seat for so long as the relevant existing investor holds in the aggregate an amount of SoFi shares equal to (i) at least 50% of its percentage ownership of SoFi immediately following the closing of the transactions contemplated by the merger agreement, dated January 7, 2021, between Social Finance, Inc. and SCH (the “Closing”) minus any of such existing investor’s shares of SoFi repurchased by SoFi pursuant to the Shareholders’ Agreement, or (ii) at least 5% of the then issued and outstanding shares of SoFi.
SCH Sponsor has the right to designate (a) two board seats for so long as it or its affiliated funds hold in the aggregate an amount of SoFi shares equal to at least 50% of its percentage ownership of SoFi immediately following the Closing, or (b) in the event the threshold set forth in (a) is not met, one board seat for so long as SCH Sponsor or its affiliated funds hold in the aggregate either (x) an amount of SoFi shares equal to at least 25% of its percentage ownership of SoFi immediately following the Closing or (y) at least 5% of the then issued and outstanding shares of SoFi. Mr. Costolo and Ms. Bashir were designated as the nominees of SCH Sponsor and its affiliated funds.
On April 5, 2022, Red Crow Capital, LLC notified SoFi of its waiver of its rights to designate nominees to our Board of Directors pursuant to the Shareholders' Agreement. On April 1, 2022, Delaware Project 10 L.L.C., an affiliate of SoftBank Group Corp., notified us of its waiver of its and its affiliates’ rights to designate nominees to our Board of Directors pursuant to the Shareholders’ Agreement.
When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of its business and structure, our Board of Directors expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

SoFi Technologies, Inc.

Board Diversity Matrix
The below table presents self-identified diversity metrics of our Board of Directors as of August 8, 2022 and April 14, 2023.

Total Number of Directors	10
	Female	Male
Part I: Gender Identity
	3	7
Part II: Demographic Background
Asian	2	0
South Asian	1	0
White	0	7
Part III: Additional Information
Directors who identify as Middle Eastern	1	1
Directors who are Military Veterans	0	1
Board of Directors
In 2022, our Board of Directors met nine times. All of our directors attended at least 75% of the total number of meetings of the Board of Directors held during the period in which he or she was a director, and each of our directors attended at least 75% of the total number of meetings held by all committees of the Board of Directors on which he or she served.
Roles of Chair of the Board of Directors and Chief Executive Officer
Our Board of Directors has an independent chair (“Chair”), Mr. Hutton, who has authority, among other things, to preside at all meetings of the stockholders and the Board of Directors. Accordingly, the Chair has substantial ability to shape the work of the Board of Directors. We believe that separation of the positions of the Chair and Chief Executive Officer reinforces the independence of the Board of Directors in its oversight of the Company and creates an environment that is more conducive to objective evaluation and oversight of management’s performance.
Director Independence
As a result of our Common Stock being listed on Nasdaq, we must comply with the applicable rules of such exchange in determining whether a director is independent. We have determined that each of Tom Hutton, Steven Freiberg, Ahmed Al-Hammadi, Ruzwana Bashir, Michael Bingle, Richard Costolo, Clara Liang and Magdalena Yeşil qualifies as “independent” as defined under applicable SEC rules and Nasdaq listing standards. Harvey Schwartz will qualify as “independent” as defined under applicable SEC rules and Nasdaq listing standards in May 2023.
Role of the Board of Directors in Risk Oversight
Our Board of Directors has ultimate responsibility for oversight of the Company’s risk management process. Our Board of Directors has a standing Risk Committee, as discussed in more detail below, through which it administers this oversight function as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. Our Risk Committee provides oversight of the Company’s enterprise-wide risk management framework, including the strategies, policies, procedures and systems, established by management to identify, assess, measure and manage the major risks facing the Company. The Risk Committee also has oversight responsibility of our Information Technology (“IT”) function and periodically reviews the Company’s IT roadmap and approves the Information Security and Cyber Security Program at least annually, which includes an Information Security Enterprise Risk Assessment Report. The Risk Committee also has oversight of our Bank Secrecy Act / Anti-Money Laundering (“BSA/AML”) Program, including at least annually reviewing the program and BSA/AML risk assessment. Our Audit Committee conducts an annual review of the

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internal audit’s risk assessment methodology and provides oversight of industry and institution trends in risks and controls. Our Nominating and Corporate Governance Committee oversees the reputational and political risks of the Company’s business, including legislative or regulatory changes or relationships. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs create risks that are reasonably likely to have a material adverse effect on the Company.
In carrying out its risk oversight responsibilities, our Board of Directors reviews the long- and short-term internal and external risks facing the Company through its participation in long-range strategic planning, and ongoing reports from various Board standing committees that address risks inherent in their respective areas of oversight. Both the Board of Directors as a whole and the various standing committees receive periodic reports from the head of risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to our Board of Directors as quickly as possible. On a regular basis, key risks and potential new or emerging risks are discussed with senior management and further addressed with our Risk Committee and our Board of Directors, as necessary. We also have a Chief Compliance Officer that assists management in overseeing the Company’s regulatory and legal compliance and reports to our General Counsel. On an ongoing basis, the Board of Directors and management identify key long- and short-term risks, assess their potential impact and likelihood, and, where appropriate, implement operational measures and controls or purchase insurance coverage in order to help ensure adequate risk mitigation. In assessing our risks, our management, Board of Directors or committees consult with outside experts and advisors, as appropriate, to anticipate or work to mitigate new or emerging risks.
Environmental, Social and Governance (“ESG”)
Sustainable business practices are embedded in our day-to-day operations, which we believe improve our profitability and support long-term value creation for our stockholders. We plan to publish our first ESG report in 2023 that will provide insight into our commitments and progress on a range of ESG related topics.
Oversight by our Board of Directors of ESG matters primarily occurs through our Nominating and Corporate Governance Committee, which is responsible for providing guidance and oversight on corporate governance and related matters and overseeing our policies, programs, strategies and practices related to environmental, social and/or humanitarian matters. In addition, the Risk Committee is responsible for overseeing our enterprise-wide management framework and the Audit Committee provides regular oversight of our ethics and compliance matters. As a result of our ongoing commitment to our ESG initiatives, in 2022, we launched a dedicated ESG committee. The committee brings together employees from our facilities, compensation, legal, compliance, investor relations, communications, talent, and financial reporting teams and is tasked with tracking our ESG progress and examining our strategies in order to create an even greater impact.
Committees of the Board of Directors
Our Board of Directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and standing committees. We have a standing Audit Committee, Risk Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which operates under a written charter.
Pursuant to the Shareholders’ Agreement, for so long as Silver Lake is entitled to nominate a director nominee to serve on the Board of Directors, Silver Lake is entitled to designate a member to a standing committee of the Board of Directors of its choice, subject in each case to applicable law and the qualification of the applicable designees as independent under Nasdaq rules.
In addition, from time to time, special committees may be established under the direction of the Board of Directors when the board deems it necessary or advisable to address specific issues. Our current copies of committee charters are posted on our website, www.sofi.com/investors, as required under applicable SEC rules and Nasdaq rules. The information on or available through such website is not deemed incorporated in this Proxy Statement and does not form a part of this Proxy Statement. The information provided below with respect to the composition of our committees is as of April 14, 2023.

SoFi Technologies, Inc.

Audit Committee
Our Audit Committee consists of Tom Hutton, Clara Liang and Ahmed Al-Hammadi, with Mr. Hutton serving as the chair of the committee. Our Board of Directors has determined that each of these individuals meet the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act and applicable Nasdaq listing rules. We have determined that each member of our Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq listing rules. In arriving at this determination, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.
The parties have determined that Tom Hutton qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq listing rules. In making this determination, our Board of Directors considered Tom Hutton’s formal education and previous and current experience in financial and accounting roles.
The Audit Committee’s responsibilities include, among other things:
•appointing, compensating, retaining, evaluating, terminating and overseeing the independent registered public accounting firm;
•discussing with the independent registered public accounting firm their independence from management;
•reviewing with the independent registered public accounting firm the scope and results of their audit;
•pre-approving all audit and permissible non-audit services to be performed by the independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and the independent registered public accounting firm the integrity of the interim and annual financial statements that SoFi Technologies files with the SEC;
•reviewing and monitoring the design, implementation and activities of the Company’s internal audit function, including accounting principles, accounting policies, financial and accounting controls; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
The independent registered public accounting firm and management periodically will meet privately with the Audit Committee. We believe that the composition and functioning of the Audit Committee meets the requirements for independence under applicable Nasdaq listing standards. The Audit Committee met five times in 2022.
Risk Committee
Our Risk Committee consists of Steven Freiberg, Harvey Schwartz and Magdalena Yeşil, with Mr. Schwartz serving as the chair of the committee. The Board of Directors has determined that Steven Freiberg and Magdalena Yeşil are “independent” as defined under applicable SEC rules and Nasdaq listing standards. Harvey Schwartz will qualify as “independent” as defined under applicable SEC rules and Nasdaq listing standards in May 2023.
At least one member of the Committee should have “risk management expertise” commensurate with the Company’s capital structure, risk profile, complexity, activities, size and other appropriate risk-related factors, and we have determined that each of Steven Freiberg and Harvey Schwartz has such “risk management expertise”. In making this determination, the Board of Directors considered Steven Freiberg’s and Harvey Schwartz’s previous and current experience in relevant roles at banking and financial services entities.
The Risk Committee’s responsibilities include, among other things:
•provide oversight of the Company’s enterprise-wide risk management framework, including recommending to the Board of Directors the articulation and establishment of the Company’s risk appetite and reviewing management’s assessment of the Company’s aggregate enterprise-wide risk profile;

SoFi Technologies, Inc.

•reviewing and discussing significant regulatory reports of the Company related to major risk exposures and the steps management has taken to monitor and control such exposures, including risk assessment and risk management policies;
•review the independence, authority and effectiveness of the Company’s enterprise-wide risk management function, including priorities, budget, staffing level and staff qualifications;
•receiving reports from management and, if appropriate, other Board of Directors committees, regarding matters relating to risk management and/or the Company’s risk organization, including emerging risks, remediation plans and other selected risk topics and/or enterprise-wide risk issues;
•overseeing the Company’s information technology function, including periodically reviewing the Company’s information technology roadmap and materials and approving the Company’s Information Security and Cyber Security Program and reviewing the program’s components at least annually; and
•overseeing the Company’s BSA/AML program, including at least annually reviewing the program and the program’s risk assessment, reviewing the Company’s ongoing compliance and requiring at least quarterly reports regarding compliance.
The Risk Committee met six times in 2022.
Compensation Committee
Our Compensation Committee consists of Michael Bingle, Richard Costolo, Steven Freiberg and Clara Liang, with Mr. Freiberg serving as the chair of the committee. The Board of Directors determined that each of these individuals is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The Board of Directors determined that each of these individuals is “independent” as defined under applicable Nasdaq listing standards, including the standards specific to members of a Compensation Committee.
The Compensation Committee’s responsibilities include, among other things:
•regularly review and report to the Board of Directors on the Company’s compensation policies and practices to assess the adequacy in promoting the long-term interests of the Company and its stockholders and to further assess whether such compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company;
•reviewing the amount and form of compensation paid to the Chief Executive Officer, including corporate goals and objectives, evaluating the performance of the Chief Executive Officer in light of these goals and objectives and making recommendations to the Board of Directors regarding the compensation of the Chief Executive Officer;
•reviewing and setting, or making recommendations to the Board of Directors for approval, the amount and form of compensation paid to executive officers (other than the Chief Executive Officer) and evaluating such executive officers’ performance in light of the goals and objectives established by the committee for such performance;
•oversee the implementation and administration of compensation plans of the Company;
•making recommendations to the Board of Directors regarding the compensation of directors;
•oversee the Company’s compliance with SEC rules and regulations regarding executive compensation; and
•appointing and overseeing any compensation consultants.
We believe that the composition and functioning of the Compensation Committee meets the requirements for independence under applicable Nasdaq listing standards. The Compensation Committee met ten times in 2022.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Ruzwana Bashir, Tom Hutton and Magdalena Yeşil, with Ms. Yeşil serving as the chair of the committee. The Board of Directors has determined that each of these individuals is “independent” as defined under applicable SEC rules and Nasdaq listing standards.

SoFi Technologies, Inc.

The Nominating and Corporate Governance Committee’s responsibilities include, among other things:
•establishing criteria for selecting director nominees and overseeing inquiries into the backgrounds and qualifications of potential Board of Directors candidates;
•recommending to the Board of Directors the nominees for election to the Board of Directors at annual meetings of stockholders;
•overseeing an evaluation of the Board of Directors and its committees and monitoring the functioning of the Board of Directors committees and periodically reviewing and recommending any adjustments to the structure and composition of the Board of Directors and its committees;
•periodically review the Company’s Code of Business Conduct and Ethics, corporate governance guidelines and other policies;
•periodically reviewing with the Chief Executive Officer and the chairperson or lead independent director of the Board of Directors the succession plans for senior management positions; and
•reviewing and approving or ratifying any related party transactions.
We believe that the composition and functioning of the Nominating and Corporate Governance Committee meets the requirements for independence under current Nasdaq listing standards. The Nominating and Corporate Governance Committee met four times in 2022.
The Board of Directors may from time to time establish other committees.
Summary of Board of Directors and Committee Membership as of April 14, 2023

Director	Audit Committee(1)	Risk Committee(2)	Compensation Committee(3)	Nominating and Corporate Governance Committee(4)
Tom Hutton (Chair)	Chair			✓
Steven Freiberg (Vice Chairman)		✓	Chair
Ahmed Al-Hammadi	✓
Ruzwana Bashir				✓
Michael Bingle			✓
Richard Costolo			✓
Clara Liang	✓		✓
Anthony Noto
Harvey Schwartz		Chair
Magdalena Yeşil		✓		Chair
__________________
(1)Ms. Yeşil served on our Audit Committee until August 2022. Mr. Al-Hammadi was appointed to our Audit Committee in August 2022.
(2)Mr. Schwartz took over as Chair of the Risk Committee from Mr. Freiberg in January 2023.
(3)Mr. Freiberg took over as Chair of the Compensation Committee from Mr. Bingle in January 2023.
(4)Ms. Bashir was appointed to the Nominating and Corporate Governance Committee in October 2022.

Code of Business Conduct and Ethics
We have a code of business conduct and ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of business conduct and ethics is available on our website, https://investors.sofi.com/governance/governance-documents/. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of business conduct and ethics on our website rather than by filing a Current Report on Form 8-K.

SoFi Technologies, Inc.

Corporate Governance Guidelines
Our Board of Directors has adopted a set of corporate governance guidelines, which can be found on our investor relations website at https://investors.sofi.com/governance/governance-documents/. Our corporate governance guidelines address such matters as board composition and selection, the frequency and agenda of Board of Director meetings, communications with stockholders, Board committee performance evaluations, succession planning and director compensation review. Our Nominating and Corporate Governance Committee periodically reviews our corporate governance guidelines and recommends any proposed changes to our Board of Directors.
Compensation Committee Interlocks and Insider Participation
During 2022, our Compensation Committee consisted of Michael Bingle, Richard Costolo, Steven Freiberg and Clara Liang, with Mr. Bingle serving as the chair of the committee. Mr. Bingle was subsequently appointed chair of the committee in January 2023. Carlos Medeiros ceased being a director of the Company and a member of the Compensation Committee following the 2022 Annual Meeting of Stockholders. None of the members of the Compensation Committee in 2022 is currently or has been at any time one of our officers or employees except for Mr. Freiberg, who served as Social Finance’s interim Chief Financial Officer from May 2017 to June 2018. No executive officer currently serves, or has served during the last year, as a member of our Board of Directors or Compensation Committee of any entity, other than SoFi Technologies, that has one or more executive officers serving as a member of our Board of Directors.
Director Compensation
The following table provides total compensation paid or awarded in 2022 to certain of our non-employee directors who served during 2022 based on the NED Compensation Policy, as defined below. Other than as set forth in this table and described more fully below, we did not pay any compensation or make any equity or non-equity awards to any of the non-employee members of our Board of Directors in 2022. We also did not pay any compensation or make any equity or non-equity awards to Mr. Noto, our Chief Executive Officer, in his capacity as director.

Name and Position	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Ahmed Al-Hammadi, Director(3)	45,000	275,201	320,201
Ruzwana Bashir, Director(3)	42,500	275,201	317,701
Michael Bingle, Director(3)	56,000	275,201	331,201
Richard Costolo, Director(3)	46,000	275,201	321,201
Steven Freiberg, Vice Chairman(3)(4)	79,000	275,201	354,201
Tom Hutton, Chairman(3)(5)	135,000	275,201	410,201
Clara Liang, Director(3)(6)	68,000	275,201	343,201
Harvey Schwartz, Director(3)	50,000	275,201	325,201
Magdalena Yeşil, Director(7)	75,000	—	75,000
__________________
(1)All fees presented in this table represent fees earned under our director compensation program during 2022.
(2)Represents the grant date fair value of RSUs granted in 2022, as calculated in accordance with ASC 718, Compensation — Stock Compensation (“ASC 718”), the assumptions of which are set forth in our Annual Report on Form 10-K.
(3)On August 15, 2022, we granted to each of Messrs. Al-Hammadi, Bingle, Costolo, Freiberg, Hutton and Schwartz and Mses. Bashir and Liang 35,974 restricted stock units (“RSUs”), which had a grant date fair value of $275,201 and a vesting commencement date of July 14, 2022 and shall fully vest on the earlier of the next annual stockholder meeting of the Company after the vesting commencement date or the first anniversary of the vesting commencement date. As of December 31, 2022, each of the aforementioned directors had 35,974 RSUs outstanding. Mr. Bingle is required, upon the sale of securities he receives as director compensation, to remit the proceeds from any sales to Silver Lake Group, L.L.C.
(4)As of December 31, 2022, Mr. Freiberg had 546,850 options outstanding, all of which were exercisable.
(5)As of December 31, 2022, Mr. Hutton had 211,361 options outstanding, all of which were exercisable.
(6)As of December 31, 2022, Ms. Liang had 304,503 options outstanding, of which 241,067 were exercisable.
(7)On January 29, 2021, we granted to Ms. Yeşil 31,122 RSUs, which had a grant date fair value of $642,669 and a vesting commencement date of July 3, 2022 and shall fully vest on the first anniversary of the vesting commencement date. As of December 31, 2022, Ms. Yeşil had 31,122 RSUs outstanding and 313,704 options outstanding, all of which were exercisable.

SoFi Technologies, Inc.

In connection with the consummation of the Business Combination (as defined in the section entitled “Compensation Discussion & Analysis” below), our Board of Directors approved a compensation program for our non-employee directors who are determined not to be affiliated with SoFi Technologies and SCH (the “NED Compensation Policy”). Pursuant to the terms of the NED Compensation Policy, in 2022, non-employee directors were eligible to receive annual cash compensation of $40,000 paid in four quarterly installments, subject to continued service (and pro-rated if services are not provided for the full year). The chair of our Board of Directors was eligible to receive additional annual cash compensation of $45,000. In addition, non-employee directors were eligible to receive annual grants of restricted stock unit awards with a value of $250,000 for each grant, which awards are generally made at the time of the annual stockholder meeting and vest on the first to occur between the 12-month anniversary thereof and the next annual stockholder meeting. The number of RSUs granted is determined based on the trailing 30-day average per share price of our Common Stock as of the date of approval of such award. The first such grants were made (x) for existing directors, following such time as the initial award granted in connection with the Business Combination became 75% vested, and (y) for new directors, following initial appointment to the board, provided that new director awards may be prorated if granted off-cycle. In addition to the foregoing, non-employee directors were entitled to receive additional annual cash compensation in connection with their committee service in 2022, including (i) for the Audit Committee, $25,000 per year for the chair and $10,000 per year for each member; (ii) for the Risk Committee, $25,000 per year for the chair and $10,000 per year for each member; (iii) for the Compensation Committee, $16,000 per year for the chair and $8,000 per year for each member; and (iv) for the Nominating and Corporate Governance Committee, $10,000 per year for the chair and $5,000 per year for each member.
In October 2022, our Board of Directors approved the adoption of a non-qualified deferred compensation plan for independent directors of SoFi Technologies (“Director Deferred Compensation Plan”) to become effective in May 2023. The Director Deferred Compensation Plan is a non-qualified, unfunded plan established for the purpose of allowing directors of the Company to defer the receipt of income, including cash fees and equity awards granted in connection with their service on the Board of Directors.
Limitations of Liability and Indemnification Matters
The Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:
•any breach of their duty of loyalty to the corporation or its stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•any transaction from which the director derived an improper personal benefit.
This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
The Certificate of Incorporation and the Bylaws also provide that we shall indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. We believe that indemnification under the Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether the Bylaws would permit indemnification.
We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our charter documents. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

SoFi Technologies, Inc.

PROPOSAL TWO:
NON-BINDING ADVISORY VOTE ON THE STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION
At the 2022 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board of Directors has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Company is asking stockholders to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the “Compensation Discussion and Analysis,” the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Company’s compensation program is designed to attract, motivate, and retain talented, deeply qualified, and committed executives who believe in our mission and can lead the Company successfully in a competitive environment, while aligning their interests with those of our stockholders. We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent.
Accordingly, our Board of Directors is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion is hereby APPROVED.”
Required Vote
Because the vote is advisory, it is not binding on our Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and our Board of Directors and, accordingly, our Board of Directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against. Broker non-votes will be considered present for the purposes of establishing a quorum, but will have no effect. Unless our Board of Directors decides to modify its policy regarding the frequency of soliciting non-binding advisory votes on the compensation of the Company’s named executive officers, the next scheduled say-on-pay vote will be at the 2024 Annual Meeting of Stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” OUR NAMED EXECUTIVE OFFICER COMPENSATION.

SoFi Technologies, Inc.

PROPOSAL THREE:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Under the rules and regulations of the SEC and The Nasdaq Global Select Market (“Nasdaq”), our Audit Committee is directly responsible for appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm. The Audit Committee has appointed and, as a matter of good corporate governance, is requesting ratification by the stockholders of the appointment of, Deloitte & Touche LLP to serve as our independent registered public accounting firm for our year ending December 31, 2023. Deloitte & Touche LLP has served in such role since 2017.
A representative of Deloitte & Touche LLP is expected to be present at the 2023 Annual Meeting. The representative will have the opportunity to make a statement if the representative desires to do so and may be available to respond to appropriate questions from stockholders.
Change in Auditor
On June 1, 2021, the audit and risk committee of SoFi Technologies’ board of directors dismissed Marcum LLP (“Marcum”), Social Capital Hedosophia Holdings Corp. V’s (“SCH”) independent registered public accounting firm prior to the Business Combination, as SoFi Technologies’ independent registered public accounting firm. Deloitte & Touche LLP served as the independent registered public accounting firm of SoFi prior to the Business Combination.
During the period from July 10, 2020 (inception) through December 31, 2020 and the subsequent interim period through June 1, 2021, there were no disagreements between SCH and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on SCH’s financial statements for such period. During the period from July 10, 2020 (inception) through December 31, 2020 and the subsequent interim period through June 1, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
Required Vote
Our organizational documents do not require that our stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. The approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against. Broker non-votes, if any, will be considered present for the purposes of establishing a quorum, but will have no effect.
If our stockholders do not ratify the selection, our Audit Committee will reconsider whether to retain Deloitte & Touche LLP, but still may retain them. Even if the selection is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023.

SoFi Technologies, Inc.

Fees Paid to Independent Registered Public Accounting Firm
The following table summarizes the aggregate fees billed for professional services provided by Deloitte & Touche LLP related to the years ended December 31, 2022 and 2021:

	2022	2021
Audit Fees(1)	$8,454,249	$5,843,365
Audit-Related Fees(2)	492,524	1,362,059
Tax Fees(3)	393,199	186,731
All Other Fees	—	—
Total Fees	$9,339,972	$7,392,155
__________________
(1)Audit Fees consist of fees for professional services rendered in connection with the annual audits of our consolidated financial statements and internal controls over financial reporting presented in our Annual Report on Form 10-K, reviews of our consolidated financial statements presented in our Quarterly Reports on Form 10-Q, services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, as well as consents and comfort letters.
(2)Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards, due diligence procedures in connection with acquisitions and procedures related to other attest services, and professional services rendered in connection with securities offerings.
(3)Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include consultation on tax matters and assistance regarding federal, state and international tax compliance.

Pre-Approval Policies and Procedures

Our Audit Committee approves in advance all audit and any non-audit services rendered by Deloitte & Touche LLP to us and our consolidated subsidiaries and all fees described above were pre-approved by our Audit Committee. The Audit Committee’s charter provides that the Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the range of fees and terms thereof) to be performed for the Company by the independent auditor, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of non-audit services by Deloitte & Touche LLP is compatible with maintaining its independence.

SoFi Technologies, Inc.

PROPOSAL FOUR:
APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO GIVE THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO EFFECT A REVERSE STOCK SPLIT
We are seeking shareholder approval to grant the Board of Directors discretionary authority, at any time prior to the one-year anniversary of the 2023 Annual Meeting, to amend the Company's Certificate of Incorporation to effect (a) a reverse stock split (the “Reverse Stock Split”) to reduce the number of shares of our outstanding Common Stock and outstanding Redeemable Preferred Stock (together with the Common Stock, the “Outstanding Stock”) by combining shares of our Outstanding Stock into a lesser number of shares of Outstanding Stock by a ratio of not less than 1-for-2 and not more than 1-for-10 shares (the “Ratio Range”) and (b) a reduction in the number of authorized shares of Common Stock, Non-Voting Common Stock, par value $0.0001 per share, (“Non-Voting Common Stock) and Preferred Stock, par value $0.0001 per share, (“Preferred Stock”) by a corresponding proportion, subject to certain adjustments for the issuance of a whole share in exchange for any fractional shares (the “Authorized Share Reduction” and together with the Reverse Stock Split, the “Reverse Split Proposal”). The form of amendment to our Certificate of Incorporation (the “Reverse Split Amendment”) is set forth in Appendix A.
If this Reverse Split Proposal is approved by our stockholders and effected, between every 2 to 10 shares of Outstanding Stock would be combined and reclassified into one share of either Common Stock or Redeemable Preferred Stock, as applicable. In addition, subject to adjustments for the issuance of a whole share in exchange for any fractional shares as described below, the number of authorized shares of stock would be proportionally reduced by the Reverse Stock Split ratio, resulting in a decrease (a) from 3,000,000,000 authorized shares of Common Stock to between 300,000,000 and 1,500,000,000 shares of Common Stock, (b) from 100,000,000 authorized shares of Non-Voting Common Stock to between 10,000,000 and 50,000,000 shares of Non-Voting Common Stock and (c) from 100,000,000 authorized shares of Preferred Stock to between 10,000,000 and 50,000,000 shares of Preferred Stock. Although the number of shares of our outstanding Redeemable Preferred Stock would be reduced by the Reverse Stock Split ratio, the authorized shares of Redeemable Preferred Stock would remain at 100,000,000 authorized shares because we do not believe the benefits to the Company and its stockholders of such a reduction are sufficient to merit the time and expense of seeking a separate vote of the holders of Redeemable Preferred Stock as would be required under Delaware law. We do not currently have any plans to issue additional shares of Redeemable Preferred Stock in the future and the Redeemable Preferred Stock cannot be converted into Common Stock.
If this Reverse Split Proposal is approved by our stockholders, our Board of Directors will have the authority to decide, in its sole discretion, without further action by the stockholders, (i) whether to effect a Reverse Stock Split within twelve months of the 2023 Annual Meeting date, (ii) the specific timing of effectiveness of the Reverse Stock Split and (iii) the exact ratio of the Reverse Stock Split and Authorized Share Reduction within the Ratio Range (the “Final Ratio”). We would communicate to the public, prior to the effective date, additional details regarding the Reverse Stock Split, the Authorized Share Reduction and Reverse Split Amendment, including the Final Ratio selected.
Even if our stockholders approve the Reverse Split Proposal, we reserve the right not to effect the Reverse Stock Split and Authorized Share Reduction if our Board of Directors does not deem it to be in the best interests of the Company and our stockholders. Our Board of Directors believes that granting this discretion provides it with maximum flexibility to act in the best interests of our stockholders. Our Board of Directors' decision as to whether and when to effect the Reverse Stock Split and Authorized Share Reduction will be based on a number of factors, including, but not limited to, prevailing market conditions, existing and expected trading prices for our Common Stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our Common Stock.
The Reverse Stock Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Outstanding Stock or obtain control of the Company, nor is it a plan by management to recommend such actions to our Board of Directors or our stockholders. Furthermore, the Reverse Split Proposal is not being proposed in order to meet the requirements of any national securities exchange.
There are certain risks associated with a reverse stock split, and we cannot accurately predict or ensure that the Reverse Stock Split and the Authorized Share Reduction will produce or maintain the desired results, which are described in more detail below. For more information on the risks associated with the Reverse Stock Split and the Authorized Share

SoFi Technologies, Inc.

Reduction, see the section below entitled “Other Considerations”. However, our Board of Directors believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote “For” the Reverse Split Proposal.
Reasons for the Reverse Stock Split
The primary objectives for effecting the Reverse Stock Split, should our Board of Directors choose to effect one, would be to increase the per share price of our Common Stock. Our Board of Directors believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split would, among other things, help us to appeal to a broader range of investors to generate greater investor interest in the Company and improve the perception of our Common Stock as an investment security. In connection with the Reverse Stock Split, our Board of Directors also believes it is in the best interests of our stockholders to decrease the authorized number of shares of Common Stock, Non-Voting Common Stock and Preferred Stock in proportion to the Final Ratio, which would reduce the total number of our authorized shares of stock.
Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company. An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients, particularly lower-priced securities of financial services companies, and trading volatility is often associated with low-priced stocks. Many institutional investors have internal practices or policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms typically do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Our Board of Directors believes that the anticipated higher market price resulting from the Reverse Stock Split may enable investors and brokerage firms with policies and practices such as those described above to invest in our Common Stock.
Improve the Perception of Our Common Stock as an Investment Security. We believe that the overall economic environment in which we and other financial services companies are currently operating has been a significant contributing factor to the decline in the trading price of our Common Stock. Our Board of Directors unanimously approved the submission for approval to our stockholders of the Reverse Split Proposal as one potential means of increasing the per share price of our Common Stock, which could improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact, not only the price of our Common Stock, but also our market liquidity. As a financial services company, we believe that we may be particularly sensitive to this type of negative public perception and the Reverse Stock Split may result in a higher per share price for our Common Stock. However, we cannot guarantee that such higher price per share of Common Stock will be realized or maintained.
Other Considerations
The Reverse Stock Split May Not Increase the Price of our Common Stock over the Long-Term. Even if a Reverse Stock Split is effected, some or all of the expected benefits discussed above may not be realized or maintained. While we expect that the Reverse Stock Split will result in an increase in the per share price of our Common Stock, any such increase to the per share price of our Common Stock may not be in proportion to the reduction in the number of shares of our Common Stock outstanding or result in a permanent increase in the per share price. The per share price of our Common Stock depends on multiple factors, including our performance, prospects, market conditions, and other factors that may be unrelated to the number of shares outstanding, any of which could have a counteracting effect to the Reverse Stock Split on the per share price.
The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization. Furthermore, if the per share price of our Common Stock declines after the Reverse Stock Split is effected, the decline in the price and the decline in our overall market capitalization may be greater than would have occurred in the absence of a Reverse Stock Split. As a result of a lower number of shares outstanding, the market for our Common Stock may also become more volatile.
The Reverse Stock Split may Result in Some Stockholders Owning “Odd Lots” That May be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. In addition, the Reverse Stock Split will likely increase the number of stockholders who hold odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales.

SoFi Technologies, Inc.

Accordingly, a Reverse Stock Split may not achieve all of the desired results that have been outlined above. Our Board of Directors considered all of the foregoing factors and unanimously approved, and recommended seeking stockholder approval of this Reverse Split Proposal, including the Reverse Split Amendment, on April 14, 2023.
As noted above, even if stockholders approve the Reverse Split Proposal, our Board of Directors reserves the right not to effect the Reverse Split Amendment if our Board of Directors does not deem it to be in the best interests of the Company or its stockholders at the time.
Implementation of a Reverse Stock Split
Shares Outstanding
If the Reverse Split Proposal is approved, there will be no impact on our stockholders until our Board of Directors (or an authorized committee of our Board of Directors) determines to implement the Reverse Stock Split. The principal effect of the Reverse Split Amendment, which is set forth in Appendix A and also contemplates the Authorized Share Reduction, would be that between every 2 to 10 shares of Outstanding Stock would be combined and reclassified into one share of either Common Stock or Redeemable Preferred Stock, as applicable, with any fractional shares being treated as discussed below. The Reverse Stock Split would be effected simultaneously for all of our Outstanding Stock, and the Final Ratio would be the same for all shares of Outstanding Stock. The Reverse Stock Split will not affect any stockholder's percentage ownership interests in the Company, voting rights or other rights that accompany the shares of our Outstanding Stock, except for minor adjustments due to the additional whole shares that will be issued in exchange for any fractional shares. Outstanding Stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable.
At the close of business on April 18, 2023, [ ] shares of Common Stock were outstanding and [ ] shares of Redeemable Preferred Stock were outstanding. For purposes of illustration, if the Final Ratio were a ratio of 1-for-8, after giving effect to such Reverse Stock Split, subject to the treatment of fractional shares, there would be approximately [ ] shares of Common Stock and [ ] shares of Redeemable Preferred Stock would be issued and outstanding.
Ownership Percentages
Our stockholders should recognize that, if the Reverse Stock Split is effected, they will own a lower number of shares than they currently own. However, except for minor adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our Outstanding Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.
Shares Authorized for Issuance
If this Reverse Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, subject to adjustments for the issuance of a whole share in exchange for any fractional shares, the number of authorized shares of stock would be proportionally reduced by the Reverse Stock Split ratio, resulting in a decrease (a) from 3,000,000,000 authorized shares of Common Stock to between 300,000,000 and 1,500,000,000 shares of Common Stock, (b) from 100,000,000 authorized shares of Non-Voting Common Stock to between 10,000,000 and 50,000,000 shares of Non-Voting Common Stock and (c) from 100,000,000 authorized shares of Preferred Stock to between 10,000,000 and 50,000,000 shares of Preferred Stock. Although the number of shares of our outstanding Redeemable Preferred Stock would be reduced by the Reverse Stock Split ratio, the authorized shares of Redeemable Preferred Stock would remain at 100,000,000 authorized shares because we do not believe the benefits to the Company and its stockholders of such a reduction are sufficient to merit the time and expense of seeking a separate vote of the holders of Redeemable Preferred Stock as would be required under Delaware law. We do not currently have any plans to issue additional shares of Redeemable Preferred Stock in the future and the Redeemable Preferred Stock cannot be converted into Common Stock.
Effect on Equity Compensation Arrangements
If the Reverse Split Amendment was implemented, the per share exercise price of any outstanding stock options and any applicable repurchase price of any restricted shares would be increased proportionately, and the number of shares issuable under outstanding stock options, restricted stock units, performance share units and all other outstanding equity-based awards would be reduced proportionately. The number of shares of Common Stock authorized for future issuance

SoFi Technologies, Inc.

under our equity plans would be proportionately reduced and other similar adjustments would be made under the equity plans to reflect the Reverse Stock Split. In addition, the performance targets to which our performance stock units (“PSUs”) are subject, including certain stock price targets, would be proportionally adjusted based on the Final Ratio.
Effect on Amended and Restated Series H Warrants
We have 12,170,990 Series H warrants outstanding that were issued in December 2019 and were previously converted into Common Stock warrants. Under the terms of the Amended and Restated Warrant to Purchase Stock, issued May 29, 2019, in the event of a Reverse Stock Split, as of the record date of the Reverse Stock Split, the warrant price shall be increased and the number of shares issuable on exercise of the warrants shall be decreased, in each case, in proportion to such decrease in outstanding shares of Common Stock, such that the aggregate warrant price payable for the total number of shares of Common Stock issuable on exercise of the warrant is equal to the aggregate warrant price that would have been payable for the total number of shares of Common Stock issuable on exercise of the warrant immediately prior to such adjustment.
Effect on 0.00% Convertible Senior Notes due 2026
We currently are party to the Indenture, dated October 4, 2021, between SoFi and U.S. Bank National Association, as Trustee, (the “Indenture”) governing the 0.00% Convertible Senior Notes due 2026. Under the terms of the Indenture, upon our effecting the Reverse Stock Split, the conversion rate under the Indenture will be adjusted by the fraction of the number of shares of Common Stock outstanding immediately after giving effect to the Reverse Stock Split divided by the number of shares of Common Stock outstanding immediately before the open of business on the effective date of the Reverse Stock Split without giving effect to such Reverse Stock Split.
Fractional Shares
No fractional shares will be issued in connection with the Reverse Stock Split. Instead, we will issue one full share of post-Reverse Stock Split Common Stock and Redeemable Preferred Stock to any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split. Each stockholder will hold the same percentage of the Outstanding Stock immediately following the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split, except for any minor adjustment due to the additional whole shares that will be issued as a result of the treatment of fractional shares.
Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)
Upon the Reverse Stock Split, we intend to treat Outstanding Stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding shares of our Outstanding Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split, particularly with respect to the treatment of fractional shares. If you hold shares of Outstanding Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.
Effect on Registered “Book-Entry” Holders (i.e., Stockholders That are Registered on the Transfer Agent's Books and Records but do not Hold Certificates)
Stockholders that hold their shares electronically in book-entry form with our transfer agent, Continental Stock Transfer & Trust Company, do not have stock certificates evidencing their ownership of Outstanding Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action is needed to receive post-reverse stock split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder's address of record indicating the number of shares of Outstanding Stock held following the Reverse Stock Split.
Effect on Certificated Shares
For shares of Outstanding Stock held in certificate form, stockholders will receive a letter of transmittal sent by our transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a

SoFi Technologies, Inc.

stockholder should surrender his or her certificates representing Outstanding Stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole post-reverse stock split Outstanding Stock, as applicable (“New Certificates”). Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Certificates.
Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so by the transfer agent. Shortly after the Reverse Stock Split, the transfer agent will provide registered stockholders with instructions and a letter of transmittal for converting Old Certificates into New Certificates. Stockholders are encouraged to promptly surrender Old Certificates to the transfer agent (acting as exchange agent in connection with the reverse stock split) in order to avoid having shares become subject to escheat laws.
Continued SEC Reporting Requirements and Stock Listing
After the effective time of the Reverse Split Amendment, we would continue to be subject to periodic reporting and other requirements of the Exchange Act, and our Common Stock would continue to be listed on The Nasdaq Global Select Market.
New CUSIP
After the effective time of the Reverse Split Amendment, the post-Reverse Stock Split shares of our Common Stock and Redeemable Preferred Stock would have new CUSIP numbers. A CUSIP number is used to identify the company’s equity securities.
Procedure for Effecting the Reverse Stock Split
If the Reverse Split Proposal is approved by our stockholders, our Board of Directors retains the discretion to effect the Reverse Stock Split and Authorized Share Reduction at any time prior to the one-year anniversary of the 2023 Annual Meeting or not at all. Our Board of Directors will determine whether such an action is in the best interests of the Company and our stockholders, taking into consideration the factors discussed above and any other factors it considers relevant. In the event our Board of Directors determines to effect the Reverse Stock Split, we would communicate to the public, prior to the effective date, additional details regarding the Reverse Stock Split, the Authorized Share Reduction and Reverse Split Amendment, including the Final Ratio selected.
The Reverse Stock Split and Authorized Share Reduction would be implemented by filing the Reverse Split Amendment with the Secretary of the State of Delaware, setting forth the Final Ratio, which would be effective immediately or at such time as we may specify at the time of filing. The Form of Reverse Split Amendment is attached to this Proxy Statement as Appendix A and is considered a part of this Proxy Statement. Upon the filing of the Reverse Split Amendment, and without any further action on the part of the Company or our stockholders, the issued shares of Outstanding Stock held by stockholders of record as of the effective date of the Reverse Stock Split would be converted into a lesser number of shares of Outstanding Stock calculated in accordance with the Final Ratio, subject to minor adjustments for the treatment of fractional shares.
For example, if a stockholder currently holds 100 shares of our Common Stock, he or she would hold 50 shares of our Common Stock following a 1-for-2 Reverse Stock Split, 20 shares of our Common Stock following a 1-for-5 Reverse Stock Split, or 10 shares of our Common Stock following a 1-for-10 Reverse Stock Split. Beginning on the effective date of the split, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares.
As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange. Stockholders whose shares are held by a brokerage firm, bank or other similar organization do not need to take any action with respect to the exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. However, these brokerage firms, banks or other similar organizations may have different procedures for processing the Reverse Stock Split and stockholders whose shares are held by a brokerage firm, bank or other similar

SoFi Technologies, Inc.

organization are encouraged to contact their brokerage firm, bank or other similar organization. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take any action to receive whole shares of post-Reverse Stock Split Outstanding Stock because the exchange will be automatic. Stockholders who hold shares of Outstanding Stock in certificate form will receive a letter of transmittal letter containing instructions on how to surrender Old Certificates in exchange for New Certificates. Upon receipt of surrendered Old Certificates, together with a properly completed and executed letter of transmittal, the transfer agent will automatically be exchange them for New Certificates.
We will not file the Reverse Stock Split Amendment until our Board Directors has decided that effecting the Reverse Stock Split is in the best interests of the Company and its stockholders. We would communicate to the public, prior to the effective date, additional details regarding the Reverse Stock Split, the Authorized Share Reduction and Reverse Split Amendment, including the Final Ratio selected. If the Reverse Split Amendment is not filed with the Secretary of State of the State of Delaware prior to the one-year anniversary of the 2023 Annual Meeting, then the Reverse Split Amendment will be abandoned.
Accounting Matters
The par value of our Common Stock and Redeemable Preferred Stock would remain unchanged if a Reverse Stock Split is effected. Our shareholders' equity in our consolidated balance sheet would not change in total. However, our stated capital par value times the number of shares issued and outstanding), would be proportionately reduced based on the Final Ratio. Additional paid-in capital would be increased by an equal amount, which would result in no overall change to the balance of shareholders' equity.
Additionally, net income or loss per share for all periods would increase proportionately as a result of a Reverse Stock Split since there would be a lower number of shares outstanding. In addition, the Reverse Stock Split will be retrospectively reflected in our future disclosures for all periods presented in our historical consolidated financial statements. We do not anticipate that any other material accounting consequences would arise as a result of a Reverse Stock Split.
Under Delaware law, a reduction in stated capital will create a corresponding increase in paid-in surplus (i.e., the excess of net assets over stated capital), and the Company may make distributions, such as the payment of dividends, up to the amount of its surplus, provided that the distribution does not cause it to become insolvent, and subject to the limitations of its debt financing agreements.
No Appraisal Rights
Under Delaware law, our stockholders will not be entitled to appraisal rights with respect to the Reverse Split Amendment.
Certain Material U.S. Federal Income Tax Considerations of a Reverse Stock Split
The following is a general summary of certain material U.S. federal income tax considerations relating to the Reverse Stock Split that may be relevant to holders of our Common Stock. This summary only addresses a U.S. Holder (as defined below) who holds Common Stock as a capital asset for U.S. federal income tax purposes.
For purposes of this summary, a “U.S. Holder” means a beneficial owner of Common Stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.
This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, rulings and judicial decisions as of the date hereof, all of which may be change, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary is general in nature and does not represent a detailed description of the U.S. federal income tax considerations to a stockholder in light of their particular circumstances. In addition, it does not represent a description of the U.S. federal

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income tax Considerations to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to U.S. Holders who may be subject to special tax rules, such as:
•Partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) and any beneficial owners thereof;
•financial institutions or financial services entities;
•insurance companies;
•real estate investment trusts;
•regulated investment companies;
•grantor trusts;
•tax-exempt organizations;
•governments or agencies or instrumentalities thereof;
•brokers, dealers or traders in securities or currencies;
•stockholders who hold Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes;
•U.S. Holders that have a functional currency other than the U.S. dollar;
•stockholders who actually or constructively own five percent or more of the Company’s voting stock;
•U.S. expatriates; or
•stockholders who acquire shares of our Common Stock in connection with employment or other performance of services.
Moreover, this description does not address any aspect of U.S. state or local tax, non-U.S. tax, the Medicare tax on net investment income, U.S. federal estate and gift tax, alternative minimum tax, or other U.S. federal income tax consideration or other tax consequences of the Reverse Stock Split.
If an entity classified as a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) for U.S. federal income tax purposes holds common stock, the tax treatment of an equity holders in such entity will generally depend on the status of such equity holder and the activities of such entity.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.
EACH STOCKHOLDER SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE PARTICULAR U.S. FEDERAL TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AS WELL AS THE CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY U.S. STATE OR LOCAL OR NON-U.S. TAX CONSEQUENCES.
Tax Consequences to the Company
The Reverse Stock Split is intended to be treated as a tax deferred “recapitalization” for U.S. federal income tax purposes. If the Reverse Stock Split qualifies as a recapitalization, then the Company will not recognize gain or loss as a result of the Reverse Stock Split.
Tax Consequences to U.S. Holders of the Reverse Stock Split
If the Reverse Stock Split qualifies as a recapitalization, then a U.S. Holder generally will not recognize gain or loss on the Reverse Stock Split. In general, the aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. Treasury regulations promulgated under the Code provide rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common

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Stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share may recognize gain for U.S. federal income tax purposes equal to the value of the additional fractional share. The treatment of the exchange of a fractional share for a whole share in the Reverse Stock Split is not clear under current law and a U.S. Holder may recognize gain for U.S. federal income tax purposes equal to the value of the additional fraction of a share of Common Stock received by such U.S. Holder.
Other Tax Considerations for U.S. Holders
The U.S. state and local tax consequences of the Reverse Stock Split may vary significantly as to each U.S. Holder depending upon the jurisdiction in which such holder resides. U.S. Holders are urged to consult their tax advisors regarding the specific tax consequences to them of the Reverse Stock Split, including the applicable U.S. federal, state and local and non-U.S. tax consequences, if any.
TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH U.S. HOLDER. ACCORDINGLY, EACH U.S. HOLDER IS ADVISED TO CONSULT THE HOLDER’S TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO THE U.S. HOLDER OF A REVERSE STOCK SPLIT.
Interests of Directors and Executive Officers
Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Reverse Split Proposal except to the extent of their ownership of shares of our Outstanding Stock.
Reservation of Right to Abandon Reverse Stock Split
We reserve the right to abandon a Reverse Stock Split and Authorized Share Reduction without further action by our stockholders at any time before the effectiveness of the Reverse Split Amendment filing with the Secretary of the State of Delaware, even if the authority to effect a Reverse Stock Split has been approved by our stockholders. By voting in favor of the Reverse Split Proposal, you are also expressly authorizing the Board of Directors to delay, not to proceed with, and potentially abandon, a Reverse Stock Split and Authorized Share Reduction if it should so decide, in its sole discretion, that such action or lack thereof is in the best interests of the Company and its stockholders.
Required Vote
The approval of this Reverse Split Proposal, including the Reverse Split Amendment, requires the affirmative vote of a majority of the outstanding stock entitled to vote. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will have the same effect as a vote against.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REVERSE SPLIT PROPOSAL.

SoFi Technologies, Inc.

MANAGEMENT
The following table sets forth certain information concerning our executive officers, other than Anthony Noto, our Chief Executive Officer and Director, whose information is set forth above under Proposal One:

Name	Age	Position
Christopher Lapointe	39	Chief Financial Officer
Chad Borton	52	Executive Vice President and Group Business Unit Leader – Lending & President, SoFi Bank
Robert Lavet	68	General Counsel and Secretary
Jeremy Rishel	50	Chief Technology Officer
Lauren Stafford Webb	38	Chief Marketing Officer
Aaron J. Webster	43	Chief Risk Officer, Global Head of Operations and LatAm
Derek White	49	Chief Executive Officer of Galileo and Head of SoFi International
Executive Officers
Christopher Lapointe has served as our Chief Financial Officer since May 2021. Mr. Lapointe served in the same capacity at Social Finance from September 2020 until May 2021. Mr. Lapointe served in multiple leadership roles at Social Finance including interim Chief Financial Officer beginning in April 2020 and Head of Business Operations beginning in June 2018. Prior to joining SoFi, Mr. Lapointe served as the Global Head of FP&A, Corporate Finance and FinTech at Uber Technologies, Inc., a company providing ridesharing services, from November 2015 to June 2018. Previously, Mr. Lapointe served as Vice President of Technology, Media & Telecommunications Investment Banking at Goldman Sachs from July 2012 to November 2015. Mr. Lapointe holds a bachelor of arts from Dartmouth College and a master of business administration from the Tuck School of Business at Dartmouth College.
Chad Borton has served as President, SoFi Bank since September 2021. In August 2022, Mr. Borton was also appointed our Executive Vice President and Group Business Unit Leader – Lending. Prior to joining SoFi, Mr. Borton served as the Bank President and Vice Chairman of the Federal Savings Bank Board of Directors at United Services Automobile Association (“USAA”) from May 2017 to February 2021. Prior to USAA, Mr. Borton spent five years at Fifth Third Bank, most recently serving as Executive Vice President, Head of Consumer and Business Banking from March 2014 to May 2017. Mr. Borton also has extensive experience at JPMorgan Chase and McKinsey & Co. and is an active duty United States Army veteran. Mr. Borton holds a bachelor of arts from Indiana University Bloomington and a master of business administration from Harvard Business School.
Robert Lavet has served as our General Counsel and Secretary since May 2021, in which role Mr. Lavet is responsible for managing all legal affairs for us and our affiliate entities. Mr. Lavet served in the same capacity at Social Finance from 2012 until May 2021. Prior to joining SoFi, Mr. Lavet served as a Principal in the Education and Litigation practice groups of the Washington, D.C. law firm of Powers, Pyles, Sutter & Verville PC (“PPSV”), where he represented financial institutions and post-secondary institutions on a wide variety of regulatory, litigation and transactional matters. Prior to PPSV, Mr. Lavet served as General Counsel to SLM Corporation (known as Sallie Mae), a Fortune 300 company and the largest provider of education finance. Before his 16-year career with Sallie Mae, Mr. Lavet was a trial attorney for the United States Department of Justice for three years and ultimately served as a Partner in the Washington D.C. law firm of Cole, Corette & Abrutyn, specializing in corporate and securities litigation. Mr. Lavet was named a top Washington D.C. corporate counsel in 2015 and 2019. Mr. Lavet holds a bachelor of arts from the University of Pennsylvania and a juris doctor from Georgetown University Law Center.
Jeremy Rishel has served as our Chief Technology Officer since June 2022, in which role Mr. Rishel oversees SoFi’s technology strategy and architecture, and the Company’s investment in emerging technology and data. He is also responsible for ensuring company-wide collaboration on areas of common technology needs, technology strategy, architecture, infrastructure, and emerging technology opportunities. Prior to joining SoFi, Mr. Rishel served as Senior Vice President of Engineering at Splunk, a technology company, from June 2019 to June 2022, where he was responsible for all software development, testing, operations, infrastructure, and program management functions. Mr. Rishel joined Splunk in April 2018 as Vice President of Engineering. Prior to Splunk, Mr. Rishel served as Vice President of Engineering at

SoFi Technologies, Inc.

Doordash, a technology company specializing in food delivery services, from October 2017 to April 2018. From April 2015 to June 2017, Mr. Rishel served as Vice President of Engineering at Twitter, a social media company, where he led a variety of product and engineering groups, including video products and engineering, machine learning and product data science, and engineering for all advertising products, data products, and developer tools. Mr. Rishel holds two bachelors of science from the Massachusetts Institute of Technology (“MIT”) and a master of business administration from MIT’s Sloan School of Management.
Lauren Stafford Webb has served as our Chief Marketing Officer since May 2021, in which role Ms. Stafford Webb oversees the SoFi brand and all aspects of marketing. Ms. Stafford Webb served in the same capacity at Social Finance from June 2019 until May 2021. Prior to joining SoFi, Ms. Stafford Webb served at Intuit Inc., a business and financial software company, from February 2017 to May 2019, most recently serving as Vice President of Intuit Marketing, spearheading the delivery of the company’s first corporate brand strategy and campaign. Prior to Intuit, Ms. Stafford Webb held marketing leadership positions at The Procter & Gamble Company, a multinational consumer goods company, from June 2007 to October 2015, where she led well-known household name brands. Ms. Stafford Webb holds a bachelor of science in business administration from The Ohio State University Fisher College of Business.
Aaron J. Webster has served as our Chief Risk Officer since May 2021. Mr. Webster served in the same role at Social Finance from 2019 until May 2021. In June 2022, Mr. Webster was also appointed our Global Head of Operations and LatAm. Prior to joining SoFi, Mr. Webster served as Chief Risk Officer — U.S. Retail Bank and Mortgage and Head of Global Regulatory Analytics for Citi, the consumer division of the multinational financial services firm, from 2018 to 2019. Previously, Mr. Webster held several leadership roles at Toyota Financial Services, a leading automotive lender, beginning in 2008, with his most recent position as Managing Director, Americas Risk Management from 2008 to 2018. Previously, Mr. Webster served in various roles at GE Capital, Washington Mutual Bank FSB, and Wachovia Bank, NA (now Wells Fargo & Company). Mr. Webster holds a bachelor of arts from the University of North Carolina at Chapel Hill.
Derek White has served as CEO of Galileo and Head of SoFi International since June 2021. Prior to joining Galileo, Mr. White was Vice President of Global Financial Services at Google, a technology company, from 2020 to 2021 where he was responsible for setting the strategy for Google’s financial services cloud efforts. Mr. White previously served as Vice Chair and Chief Digital Officer at U.S. Bank, a banking institution, from 2019 to 2020 where he oversaw digital expansion across various enterprises. Mr. White also served as Global Head of Client Solutions at BBVA, a banking institution, from 2016 to 2019 where he was responsible for oversight and development of customer and client solutions and growth. Mr. White previously worked at Barclays Bank, a banking institution, from 2005 to 2015, most recently serving as Chief Design and Digital Officer, where he oversaw design and digital innovation for the bank. Mr. White has also held various roles with other banking institutions. Mr. White holds a bachelor of arts from Utah State University and a master of business administration from the University of Pennsylvania’s Wharton School.

SoFi Technologies, Inc.

COMPENSATION DISCUSSION AND ANALYSIS
Social Finance, Inc. (“Social Finance”) entered into a merger agreement (the “Agreement”) with Social Capital Hedosophia Holdings Corp. V (“SCH”) on January 7, 2021. The Closing was completed on May 28, 2021, in conjunction with which SCH changed its name to SoFi Technologies, Inc. The transactions contemplated in the Agreement are collectively referred to as the “Business Combination”. As a result of the Business Combination completed on May 28, 2021, share amounts presented for periods prior to the Business Combination for Social Finance, Inc. have been retroactively converted by application of the exchange ratio of 1.7428. For more information regarding the Business Combination, see our Annual Report on Form 10-K.
This Compensation Discussion and Analysis provides information regarding the 2022 compensation program for our principal executive officer, our principal financial officer, our three most highly-compensated executive officers (other than our principal executive officer and principal financial officer) who were serving as our executive officers at the end of the last completed year, and one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed year. These individuals are our “Named Executive Officers” or “NEOs”. For 2022, our Named Executive Officers were:
•Anthony Noto, our Chief Executive Officer (our “CEO”);
•Christopher Lapointe, our Chief Financial Officer;
•Chad Borton, our Executive Vice President and Group Business Unit Leader – Lending & President, SoFi Bank;
•Jeremy Rishel, our Chief Technology Officer;
•Aaron Webster, our Chief Risk Officer, Global Head of Operations and LatAm; and
•Michelle Gill, our former Executive Vice President and Group Business Unit Leader – Lending and Capital Markets.
Executive Leadership Changes
Mr. Rishel was appointed our Chief Technology Officer, effective June 13, 2022 (the “Rishel Start Date”). Mr. Webster was appointed our Chief Risk Officer, effective July 22, 2019, and was promoted and also appointed our Global Head of Operations and LatAm, effective June 18, 2022. Mr. Borton was appointed our President, SoFi Bank, effective September 13, 2021, and was promoted and also appointed our Executive Vice President and Group Business Unit Leader – Lending, effective August 13, 2022. Ms. Gill resigned her position as our Executive Vice President and Group Business Unit Leader – Lending and Capital Markets on September 15, 2022.
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2022. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why we arrived at the specific compensation decisions for our Named Executive Officers in 2022 and discusses the key factors that were considered in determining their compensation.
Executive Summary
Who We Are
SoFi is a member-centric, one-stop shop for financial services that, through our Lending and Financial Services products, allows members to borrow, save, spend, invest and protect their money. We refer to our customers as “members”. Our mission is to help our members achieve financial independence in order to realize their ambitions. We have created an innovative financial services platform designed to offer best-in-class products to meet the broad objectives of our members and the lifecycle of their financial needs. We were founded in 2011 and have developed a suite of financial products that offers the speed, selection, content and convenience that only an integrated digital platform can provide. In order for us to achieve our mission, we have to help people get their money right, which means providing them with the ability to borrow better, save better, spend better, invest better and protect better. Everything we do today is geared toward helping our members “Get Your Money Right” and we strive to innovate and build ways for our members to achieve this goal. An additional key element of our long-term strategy to better serve our members has been to secure a national bank charter, which we achieved through completing a rigorous regulatory approval process and through a strategic acquisition, allowing us to begin operating a national bank, SoFi Bank. In addition to benefiting our members, our products and capabilities are also designed to appeal to enterprises, such as financial services institutions that subscribe to our enterprise services and have become interconnected with the SoFi platform. We have continued to expand our platform capabilities for enterprises through

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strategic acquisitions. While our enterprises are not considered members, they are important contributors to the growth of the SoFi platform, and also have their own constituents who might benefit from our products in the future.
Business Highlights
In 2022, we achieved the following:
•Closed the acquisitions of Golden Pacific Bancorp, Inc. (“Golden Pacific”) (through which we obtained a national bank charter) and Technisys S.A (“Technisys”). Our bank charter is enabling new flexibility that we expect to be even more valuable in light of the ongoing challenging macroeconomic environment. Deposits had strong contribution from direct deposit members and a high quality median FICO score. Our deposit funding also increases our flexibility to capture additional net interest margin and optimize returns. Our acquisition of Technisys allows us to vertically integrate with Galileo, a business we acquired in 2020, and to expand our technology platform services to a broader international market;
•Record total net revenue of $1.6 billion and record adjusted net revenue of $1.5 billion, up 60% and 52%, respectively, over 2021;
•Net loss of $320.4 million and positive adjusted EBITDA of $143.3 million;
•Total members of 5.2 million at year end, reflecting 51% year over year growth; and
•Total products of 7.9 million at year end, reflecting 53% year over year growth.
Refer to Appendix B for additional discussion of adjusted net revenue and adjusted EBITDA, which are non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measures.
Executive Compensation Highlights
In 2022, the compensation of our Named Executive Officers was determined as follows:
•Base Salaries. In March 2022, the independent members of our Board of Directors increased the annual base salary of our CEO from $850,000 to $1 million, while the Compensation Committee maintained the annual base salaries of our other Named Executive Officers at their 2021 levels, or, with respect to Mr. Rishel, initial 2022 level.
•Performance-Based Annual Cash Bonus Opportunities and Payments. Under the SoFi annual bonus plan (the “Annual Cash Bonus Plan”), our Named Executive Officers were eligible to earn cash bonus payments based on our actual performance as measured against five pre-established Company Priorities for 2022, as well as their individual performance. In March 2022, the independent members of our Board of Directors increased the target annual cash bonus opportunity of our CEO under the Annual Cash Bonus Plan to 200% of his annual base salary, while the Compensation Committee maintained the target annual cash bonus opportunities of our other Named Executive Officers under the Annual Cash Bonus Plan at their 2021 levels, or, with respect to Mr. Rishel, initial 2022 level. Based on our achieving 120% of our Company Priorities in 2022, our CEO earned an annual cash bonus payment of $2,340,559, while our other Named Executive Officers earned annual cash bonus payments ranging from $334,615 to $660,000. Ms. Gill resigned from her position in September 2022 and, as such, did not receive an annual cash bonus payment for 2022.
•Long-Term Incentive Compensation. In March 2022, (i) the independent members of our Board of Directors granted a long-term incentive compensation opportunity in the form of a time-based restricted stock unit (“RSU”) award that may be settled for shares of our common stock to our CEO with an award value of $9,400,414, and (ii) the Compensation Committee granted long-term incentive compensation opportunities in the form of time-based RSU awards that may be settled for shares of our common stock to Mr. Lapointe, Mr. Webster and Ms. Gill, with grant date fair values ranging from $2,206,715 to $6,018,302.
•Compensation Arrangements with Mr. Rishel. In connection with his appointment as our Chief Technology Officer, effective June 13, 2022, we entered into an employment offer letter dated April 22, 2022 with Mr. Rishel, which provides for annual base salary, target annual cash bonus opportunities, a sign-on advance, and an RSU award. The terms of the offer letter are aligned with our primary executive compensation objectives of attracting, motivating, rewarding, and retaining our executive officers, and aligning their interests with those of our stockholders.

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•Promotion of Mr. Borton. Mr. Borton’s compensation arrangements were revised in connection with his promotion and appointment as our Executive Vice President and Group Business Unit Leader – Lending & President, SoFi Bank, effective August 13, 2022, reflective of our compensation philosophy of maintaining competitive compensation packages for executive officers.
•Promotion of Mr. Webster. Mr. Webster’s compensation arrangements were revised in connection with his promotion and appointment as our Chief Risk Officer, Global Head of Operations and LatAm, effective June 18, 2022, reflective of our compensation philosophy of maintaining competitive compensation packages for executive officers.
Relationship Between Pay and Performance
We believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our Named Executive Officers with the goal of aligning their interests with those of our stockholders. To ensure this alignment and to motivate and reward individual initiative and effort, we seek to ensure that a meaningful portion of our Named Executive Officers’ target annual total direct compensation opportunity is both variable in nature and “at-risk.”
We emphasize variable compensation that appropriately rewards our Named Executive Officers through two separate compensation elements:
•First, we provide the opportunity to participate in our Annual Cash Bonus Plan, which provides cash payments if we produce short-term financial, operational, and strategic results that meet or exceed pre-established corporate goals as determined by our Board of Directors, and includes the evaluation of certain individual contributions in achieving those goals.
•In addition, we grant both time-based RSU awards and PSU awards, from time to time, that may be settled for shares of our common stock, which in the aggregate comprise a majority of their target annual total direct compensation opportunities. The value of these equity awards depends entirely on the value of our common stock, thereby incentivizing our Named Executive Officers to build sustainable long-term value for the benefit of our stockholders.
These variable pay elements ensure that, each year, a substantial portion of our Named Executive Officers’ target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below target levels commensurate with our actual performance.
In 2022, approximately 91% of our CEO’s target total direct compensation and approximately 91%, on average, of our other Named Executive Officers’ target total direct compensation consisted of “at risk” variable compensation.
We believe that this design provides balanced incentives for our Named Executive Officers to execute our operational objectives and drive long-term growth. To ensure that we remain faithful to our compensation philosophy, the Compensation Committee regularly evaluates the relationship between the values of the equity awards granted to our Named Executive Officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and performance over this period.
Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices that were in effect during 2022.
What We Do:
•Maintain an Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors who determine our compensation policies and practices and who have established effective means for communicating with our stockholders regarding their executive compensation views and concerns.

SoFi Technologies, Inc.

•Retain an Independent Compensation Consultant. Since 2020, the Compensation Committee has engaged its own compensation consultant to provide information, analysis, and other advice on executive compensation matters independent of management. This compensation consultant performed no other services for us during 2022.
•Annual Executive Compensation Review. The Compensation Committee reviews and approves our compensation strategy and program at least annually, including a review of any compensation peer group that it approves for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.
•Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our Named Executive Officers’ target total direct compensation is “at risk” based on corporate performance, as well as equity-based, to align the interests of our Named Executive Officers and stockholders.
•Use of “Pay-for-Performance” Philosophy. The majority of our Named Executive Officers’ target annual total direct compensation is directly linked to our financial results, overall company performance and individual contribution.
•Multi-Year Vesting Requirements. The annual equity awards granted to our Named Executive Officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives.
•Maintain “Double-Trigger” Change-in-Control Arrangements. Certain of our Named Executive Officers may be eligible to receive certain payments and/or other benefits, such as accelerated vesting of certain of their then-outstanding and unvested equity awards, under their employment agreement or employment offer letter in the event of a change of control of the Company. These are “double-trigger” arrangements; that is, they require both a change of control of the Company plus a qualifying termination of employment before payments and benefits are paid. In addition, all such payments and benefits are subject to the execution and delivery of an effective general release of claims in favor of the Company. Mr. Noto and Mr. Lapointe are eligible to receive accelerated vesting of all of their outstanding and unvested equity awards in the event of a change of control of the Company. Mr. Rishel and Mr. Webster are eligible to receive accelerated vesting of their “new hire” RSU awards.
•Stock Ownership Policy. We have adopted stock ownership guidelines for our executive officers who are subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the non-employee members of our Board of Directors, which is discussed under the section below titled “Stock Ownership Policy”.
•Health and Welfare Benefits. Our Named Executive Officers participate in broad-based Company-sponsored health and welfare benefit programs on the same basis as our other employees.
•Succession Planning. We review the risks associated with our key executive officer positions to ensure adequate succession plans are in place.
What We Don’t Do:
•No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers other than the plans and arrangements that are available to all our other employees. Our Named Executive Officers are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other employees.
•Limited Perquisites. We do not provide perquisites and other personal benefits to our Named Executive Officers, other than our CEO, which is discussed under the section titled “Perquisites and Other Personal Benefits”.
•No Tax Payments on Change-in-Control Arrangements. We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change of control of the Company.
•No Hedging or Pledging of our Securities. We prohibit our employees, including our executive officers who are subject to Section 16 of the Exchange Act, and the non-employee members of our Board of Directors and of the Board of Directors of SoFi Bank, from short-selling our common stock, buying or selling puts or calls or other derivative securities on our common stock, or hedging our common stock or other securities, and further prohibit our executive officers who are subject to Section 16 of the Exchange Act, the non-employee members of our Board of Directors and of the Board of Directors of SoFi Bank, members of the SoFi Senior Leadership Group, and designated employees in our Finance and Accounting functions from short-term trading, trading on margin, including holding our common stock or other securities in a margin account; and pledging our common stock or

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other securities as collateral for a loan unless both our Compliance Officer and our Board of Directors provide written approval.
•No Stock Option Re-pricing. We do not permit options to purchase shares of our common stock to be re-priced to a lower exercise price without the approval of our stockholders.
Stockholder Non-Binding Advisory Vote on Named Executive Officer Compensation
At our 2022 Annual Meeting, we conducted a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our Named Executive Officers (commonly known as a “say-on-pay” vote). A majority of our stockholders expressed a preference for holding say-on-pay votes on an annual basis. Accordingly, our Board of Directors approved a resolution that, until the next non-binding advisory vote on the frequency of future say-on-pay votes, we will hold say-on-pay votes on an annual basis.
At the Annual Meeting of Stockholders to which this Proxy Statement relates, we will be conducting our initial say-on-pay vote. See Proposal 2 in this Proxy Statement.
We value the opinions of our stockholders. Our Board of Directors and the Compensation Committee will consider the outcome of our say-on-pay votes, as well as feedback received throughout the year, when making compensation decisions for our executive officers, including our Named Executive Officers.
Executive Compensation Philosophy and Objectives
We take a principled approach in providing fair, relevant, and competitive compensation and benefits to a dynamic workforce with diverse needs. Our compensation programs are designed to attract, motivate, and retain talented, deeply qualified, and committed individuals who believe in our mission, while rewarding our executive officers for long-term value creation.
To further these objectives, our executive compensation program focuses on “paying for performance” where our executive officers’ compensation is aligned to our performance, in addition to individual contribution and impact. In addition, we aim to balance short-term versus long-term compensation and fixed amounts of cash with variable incentive compensation. Our equity compensation program aligns executive compensation to the long-term interests of our stockholders by aligning their pay to our actual performance, while seeking to promote a long-term commitment to the Company by our executive officers.
Executive Compensation Design
The design of our executive compensation program is influenced by a variety of factors, with the primary goals being to align the interests of our executive officers and stockholders and to link pay with performance. When reviewing the design of our executive compensation program, the Compensation Committee considers the competitive market for corresponding positions within comparable geographic areas and companies of similar size and stage of development operating in our industry. This consideration is based on the general knowledge of the members of the Compensation Committee as augmented by competitive market data developed and analyzed by its compensation consultant. The Compensation Committee and, in the case of our CEO, the independent members of our Board of Directors, approve compensation decisions for each executive officer on an individual basis after a thorough discussion of the various factors described below.
As we gain experience as a public company, we expect that the specific direction, emphasis, and components of our executive compensation program will continue to evolve as determined by the Compensation Committee. We have begun to transition to a more empirically-based approach that involves positioning our executive compensation against the competitive market based on an analysis of peer group data and broad-based executive compensation surveys.
Compensation-Setting Process
Role of Compensation Committee
The Compensation Committee is responsible for discharging the responsibilities of our Board of Directors relating to the compensation of our executive officers, including our Named Executive Officers (other than our CEO) and the non-employee members of our Board of Directors. The Compensation Committee formulates and presents compensation

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recommendations for our CEO to the independent members of our Board of Directors for approval. The Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing, evaluating, and approving the compensation plans, policies, and practices applicable to our executive officers, including our Named Executive Officers.
The Compensation Committee evaluates and determines any compensation adjustments or awards to our executive officers (other than our CEO) or, in the case of our CEO or otherwise in the Compensation Committee’s discretion, recommends such adjustments and awards to the independent members of our Board of Directors for final determination. As part of this review process, the Compensation Committee applies the objectives described above within the context of our overall compensation philosophy while simultaneously considering the compensation levels needed to ensure our executive compensation program remains competitive based on input from and market data provided by its compensation consultant. The Compensation Committee also evaluates whether we are meeting our retention objectives and the potential cost of replacing key executive officers.
In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies, and makes decisions that it believes further our philosophy or aligns with developments in best compensation practices, and reviews the performance of our executive officers when making decisions with respect to their compensation.
The Compensation Committee’s authority, duties, and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted.
The Compensation Committee has retained a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in making final decisions and recommendations with respect to the compensation of our executive officers, including our Named Executive Officers.
Setting Target Total Direct Compensation
During the first quarter of each year, the Compensation Committee conducts a review of the compensation arrangements of our executive officers, including our Named Executive Officers. As part of this review, the Compensation Committee evaluates the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers, including our Named Executive Officers, and all related performance criteria.
The Compensation Committee does not establish a specific target for formulating the target annual total direct compensation opportunities of our executive officers. In making decisions about the compensation of our executive officers, including our Named Executive Officers (other than our CEO) and recommendations about the compensation of our CEO to the independent members of our Board of Directors, the members of the Compensation Committee rely on their general experience and subjective considerations of various factors (in combination with the guidance provided by the compensation consultant), including the following:
•our executive compensation program objectives;
•our performance against the financial, operational, and strategic objectives established by the Compensation Committee and our Board of Directors;
•each individual executive officer’s knowledge, skills, experience, qualifications, and tenure relative to other similarly situated executives at companies in the competitive market;
•the scope of each executive officer’s role and responsibilities compared to other similarly situated executives at companies in the competitive market;
•the prior performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team, all of which reflect our core values;
•the potential of each individual executive officer to contribute to our long-term financial, operational, and strategic objectives;
•our CEO’s compensation relative to that of our other executive officers, and compensation parity among our executive officers;

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•our financial performance relative to our peers;
•the compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data and selected broad-based compensation surveys; and
•the recommendations of our CEO with respect to the compensation of our executive officers (except with respect to his own compensation).
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer, including our Named Executive Officers. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
The Compensation Committee neither weighs these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions. In making their decisions and recommendations, the members of the Compensation Committee will consider the above factors in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each executive officer, and business judgment, in addition to guidance from the compensation consultant.
As described further below, the Compensation Committee works with its compensation consultant to use compensation data from both a representative group of peer companies and, to the extent that additional compensation data is necessary to obtain an understanding of the competitive practices for certain executive positions (as well as a general understanding of market compensation levels), compensation data from relevant cuts of broad compensation surveys, to compare and analyze the compensation levels of our executive officers, including our Named Executive Officers, against the competitive market and to assist the Compensation Committee in setting compensation levels and making specific compensation decisions with respect to our executive officers, including our Named Executive Officers.
Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term incentive compensation opportunities, and other compensation-related matters for our executive officers (except with respect to his own compensation).
At least once each year, our CEO reviews the performance of our other executive officers, including our other Named Executive Officers, based on such individual’s level of success in accomplishing the business objectives established for the individual for the prior year and the individual’s overall performance during that year, and then makes recommendations to the Compensation Committee. The Compensation Committee reviews and discusses the CEO’s proposals and recommendations (other than with respect to his own compensation) and considers them as one factor in determining and approving the compensation of our executive officers. Our CEO generally attends meetings of our Board of Directors and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.
Role of Compensation Consultant
The Compensation Committee has the sole authority to retain an external compensation consultant to assist it by providing information, analysis, and other advice relating to the compensation of our executive officers, including our Named Executive Officers, including the authority to approve the compensation consultant’s reasonable fees and other retention terms. The compensation consultant reports directly to the Compensation Committee and its chair, and serves at the discretion of the Compensation Committee, which reviews the engagement annually.
The Compensation Committee initially engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, in 2020 to serve as the Compensation Committee’s compensation consultant to advise on executive compensation matters, including competitive market pay practices for our executive officers, including our Named Executive

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Officers, and with data analysis and selection of the compensation peer group. The Compensation Committee continued to engage Compensia in 2022 to provide these services.
During 2022, Compensia attended the meetings of the Compensation Committee (both with and without management present) as requested and provided various services including the analysis and selection of our compensation peer group, the review and analysis for certain long-term incentive compensation opportunities for our executive officers, and the development of tools for the efficient administration of the Compensation Committee. The terms of Compensia’s engagement includes reporting directly to the Compensation Committee chair. Compensia also coordinated with our management for data collection and informal market comparisons for our Named Executive Officers. In 2022, Compensia did not provide any other services to us.
The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that such compensation consultant provided, the quality of those services and the fees associated with the services provided during 2022. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq Marketplace Rules, and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.
Competitive Positioning
The Compensation Committee believes that peer group comparisons are useful guides to evaluate the competitiveness of our executive compensation program and related policies and practices. For purposes of assessing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of technology and financial services companies that are similar to us in terms of market capitalization and scope of business. The competitive data drawn from this compensation peer group is one of several factors that the Compensation Committee considers in making its decisions and recommendations with respect to the compensation of our executive officers, including our Named Executive Officers.
In May 2021, the Compensation Committee approved a compensation peer group with the assistance of Compensia to analyze the compensation of our executive officers, including our Named Executive Officers. In identifying and selecting the companies to comprise the compensation peer group, Compensia considered the following primary criteria:
•publicly-traded companies headquartered in the United States;
•technology companies with a direct to consumer business model, as well as companies with which we compete for executive talent;
•companies within an annual revenue range of $2 billion or more;
•companies within a market capitalization range of $10 billion or more;
•technology companies with a three to five-year revenue compound annual growth rate of 25% or more;
•companies with a return on invested capital of 25% or more;
•companies with a return on equity of 20% to 25% or more;
•companies with a global employee population of 2,000 to 3,000 or more; and
•companies with diversified financial statements.

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After evaluating the proposed peer companies against these criteria, the Compensation Committee approved the following compensation peer group in May 2021:

Affirm Holdings	LendingTree	Square
Black Knight	Opendoor Technologies	SVB Financial Group
Carvana Co.	Peloton Interactive	The Trade Desk
The Charles Schwab Company	Pinterest	Twitter
Etsy	Redfin	Uber Technologies
First Republic Bank	Rocket Companies	Upstart Holdings
Interactive Brokers Group	Root	Zillow Group
Intuit
This compensation peer group was used by the Compensation Committee for the rest of 2021 and into 2022 as a reference for understanding the competitive market for executive positions in our industry sector.
The Compensation Committee used data drawn from the companies in our compensation peer group, as well as data drawn from a custom cut of the Radford Global Technology Survey (which contained 19 of the 22 peer group companies), to evaluate the competitive market when determining the total direct compensation packages for executive officers, including our Named Executive Officers, for part of 2022, including base salary, target annual cash bonus opportunities, and long-term incentive compensation opportunities.
In September 2022, the Compensation Committee, with the assistance of Compensia, reviewed and updated our compensation peer group to reflect changes in our market capitalization and to recognize our evolving business focus. In evaluating the companies comprising the compensation peer group at that time, Compensia considered the same best practice selection criteria that it had used in its 2021 review.
Based on a review of the analysis prepared by Compensia, the compensation committee approved a revised compensation peer group in September 2022 for the remainder of 2022 and into 2023 consisting of the following companies:

Affirm Holdings	Interactive Brokers Group	SVB Financial Group
Black Knight	Intuit	The Trade Desk
Block	LendingTree	Twitter
Carvana Co.	Opendoor Technologies	Uber Technologies
The Charles Schwab Company	Pinterest	Upstart Holdings
Etsy	Redfin	Zillow Group
First Republic Bank	Rocket Companies

The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group. For example, the Company expects to remove SVB Financial Group and Twitter from the compensation peer group in the next annual assessment, as we no longer feel they are appropriate peers for evaluating our executive compensation.

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Compensation Elements
Generally, our executive compensation program in 2022 consisted of three principal elements — base salary, annual cash bonus opportunities, and long-term incentive compensation opportunities in the form of equity awards. It also included participation in our broad-based health and welfare benefit programs.

Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash	Designed to attract and retain executives by providing a competitive fixed amount of cash compensation based on the executive’s role, prior experience, and expected contributions to the Company
Annual Cash Bonuses	Variable	Cash	Designed to motivate our executives to achieve business objectives tied to specific Company metrics and which are aligned to our annual priorities, with the payout opportunity based on Company and individual performance
Long-Term Incentive Compensation	Variable	Equity awards in the form of RSU awards that may be settled for shares of our common stock	Designed to align the interests of our executives and our stockholders while helping to attract and retain talented leaders by paying for performance
We also provide certain post-employment compensation (severance and change of control) payments and benefits that are consistent with our view of competitive market practices, and other benefits, such as health and welfare programs, including a Section 401(k) Plan. In general, our executive officers participate in the standard employee health and welfare benefit programs available to our employees generally.
Base Salary
Base salary represents the fixed portion of the compensation of our executive officers, including our Named Executive Officers, and is a critical element of compensation intended to attract and retain highly talented individuals. Generally, the base salary for each executive officer is intended to provide a fixed amount of cash compensation that is based on his or her individual role, experience, and expected contributions to the Company. Base salary is also designed to provide our Named Executive Officers with steady cash flow during the course of the year that is not contingent on short-term variations in our corporate performance.
In March 2022, the Compensation Committee reviewed the annual base salaries of our then-incumbent executive officers, including our then-incumbent Named Executive Officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own base salary), and the other factors set forth in “Compensation-Setting Process — Setting Target Total Direct Compensation” above. Following this review, the Compensation Committee recommended to the independent members of our Board of Directors that the annual base salary of our CEO be increased to bring his annual base salary to a level that was comparable to that of similarly-situated executives in the competitive marketplace and to reflect, among other things, his performance and anticipated role and responsibilities as the chief executive officer of a publicly-traded company. The Compensation Committee also determined to adjust the annual base salaries of certain of our then-incumbent executive officers, but decided to maintain the annual base salaries of our then-incumbent Named Executive Officers at their 2021 levels. Subsequently, the independent members of our Board of Directors approved the recommended annual base salary increase for our CEO.

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The annual base salaries of our Named Executive Officers were as follows:

Named Executive Officer	2021 Base Salary ($)	March 2022 Base Salary ($)	Percentage Adjustment	Year End 2022 Base Salary ($)	Percentage Adjustment
Mr. Noto	850,000	1,000,000	17.6%	1,000,000	—%
Mr. Lapointe	500,000	500,000	—%	500,000	—%
Mr. Borton(1)	450,000	450,000	—%	500,000	11.1%
Mr. Rishel(2)	N/A	N/A	N/A	500,000	N/A
Mr. Webster(3)	500,000	500,000	—%	525,000	5.0%
Ms. Gill	500,000	500,000	—%	N/A	N/A
__________________
(1)The Compensation Committee approved an increase to Mr. Borton’s annual base salary in connection with his promotion and appointment as our Executive Vice President and Group Business Unit Leader – Lending & President, SoFi Bank in August 2022. See “Executive Summary — Executive Compensation Highlights — Promotion of Mr. Borton” above.
(2)The Compensation Committee approved an initial annual base salary for Mr. Rishel in connection with his appointment as our Chief Technology Officer in June 2022. See “Executive Summary — Executive Compensation Highlights — Compensation Arrangements with Mr. Rishel” above.
(3)The Compensation Committee approved an increase to Mr. Webster’s annual base salary in connection with his promotion and appointment as our Chief Risk Officer, Global Head of Operations and LatAm in June 2022. See “Executive Summary — Executive Compensation Highlights — Promotion of Mr. Webster” above.
The base salaries paid to our Named Executive Officers during 2022 are set forth in the “2022 Summary Compensation Table” below.
Annual Cash Bonus Plan
We provide our executive officers, including our Named Executive Officers, with the opportunity to earn annual cash bonuses that are intended to encourage the achievement of corporate performance goals. At the start of each new year, the Board of Directors approves the percentage of the “Company Achievement Target” that has been met for the prior year. The Company Achievement Target represents the Company-wide bonus funding as determined based on the achievement of key Company performance objectives, or “Company Priorities,” as set by our Board of Directors on an annual basis. The bonus pool is determined by the percentage of the Company Achievement Target actually met, multiplied by the aggregate target annual cash bonus opportunities of all eligible participants. To be eligible to receive an annual cash bonus payment, a participant, including a Named Executive Officer, must be employed by us on the last calendar day of the applicable plan period, in this case, December 31, 2022.
Cash bonus payments for our executive officers are based on both Company and individual performance as determined by our CEO. In the case of our CEO, the Compensation Committee makes a recommendation to the independent members of our Board of Directors, which determines whether he will receive a cash bonus payment.
The individual components of the Annual Cash Bonus Plan discussed below were chosen because the Compensation Committee believes each component properly and effectively motivates each executive officer, including each Named Executive Officer, to achieve the Company’s pre-established corporate goals and their individual performance goals.
Target Annual Cash Bonus Opportunities
Each eligible participant in our Annual Cash Bonus Plan is assigned a target annual cash bonus opportunity, expressed as a percentage of the employee’s annual base salary. The annual cash bonus pool is calculated as the sum of all eligible target annual cash bonus opportunities.
In March 2022, the Compensation Committee reviewed the target annual cash bonus opportunities of our then-incumbent executive officers, including our then-incumbent Named Executive Officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own target annual cash bonus opportunity), and the other factors set forth in “Compensation-Setting Process — Setting Target Total Direct Compensation” above. Following this review, the Compensation Committee recommended to the independent members of our Board of Directors that the target annual cash bonus opportunity of our CEO be increased to 200% of his annual base salary to bring his target total cash compensation opportunity to a level that was comparable to that of similarly-situated executives in the competitive marketplace and to reflect, among other things, his performance and

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anticipated role and responsibilities as the chief executive officer of a publicly-traded company. The Compensation Committee also determined to maintain the target annual cash bonus opportunities of our then-incumbent executive officers (with one exception), including the target annual cash bonus opportunities of our then-incumbent Named Executive Officers, at their 2021 levels. Subsequently, the independent members of our Board of Directors approved the recommended increase to the target annual cash bonus opportunity for our CEO.
The target annual cash bonus opportunities of our Named Executive Officers, as a percentage of annual base salary, were as follows:

Named Executive Officer	2021 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	2022 Target Annual Cash Bonus Opportunity (as a percentage of base salary)
Mr. Noto	100%	200%
Mr. Lapointe	100%	100%
Mr. Borton(1)	100%	100%
Mr. Rishel(2)	N/A	100%
Mr. Webster(3)	100%	100%
Ms. Gill	100%	100%
__________________
(1)In connection with his promotion and appointment as our Executive Vice President and Group Business Unit Leader – Lending & President, SoFi Bank in August 2022, the Compensation Committee determined to maintain the target annual cash bonus opportunity of Mr. Borton at 100% of his annual base salary. See “Executive Summary — Executive Compensation Highlights — Promotion of Mr. Borton” above.
(2)The Compensation Committee approved an initial target annual cash bonus opportunity for Mr. Rishel in connection with his appointment as our Chief Technology Officer in June 2022. See “Executive Summary — Executive Compensation Highlights — Compensation Arrangements with Mr. Rishel” above.
(3)In connection with his promotion and appointment as our Chief Risk Officer, Global Head of Operations and LatAm in June 2022, the Compensation Committee determined to maintain the target annual cash bonus opportunity of Mr. Webster at 100% of his annual base salary. See “Executive Summary — Executive Compensation Highlights — Promotion of Mr. Webster” above.
Corporate Performance Objectives
Key Company performance objectives, or “Company Priorities,” as set by our Board of Directors on an annual basis, are weighted to determine Company-wide bonus funding. In determining the appropriate weight to apply with respect to each Company Priority, our CEO and the Compensation Committee consider the performance metrics that he or they believe are most impactful to our overall corporate performance. These “Company Priorities” are weighted by our CEO in making annual cash bonus determinations for our executive officers, including our Named Executive Officers. For 2022, the following table sets forth for each Company Priority the weight distribution and target performance levels that were established for that Company Priority, the actual performance achieved, and the payment determination made by the CEO and the Compensation Committee in their discretion:

Company Priority	Weighting	Target Performance	Actual Performance	Achievement	Payout	Weighted Payout
Adjusted Net Revenue ($ in millions)	30%	$1,470	$1,540	105%	118%	35%
Adjusted EBITDA ($ in millions)	30%	$100	$143	143%	146%	44%
Increase in NPS(1)	13.33%	10	7	70%	83%	11%
New Members (000s)(2)	13.33%	1,700	1,762	104%	117%	16%
New Products (000s)(2)	13.33%	3,100	2,721	88%	106%	14%
Total	100%					120%
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(1)“NPS” is defined as “Net Promoter Score” and is a metric commonly used to measure the loyalty or satisfaction of customers to a company or a particular product. NPS scores are measured with a single question survey and are reported with a number ranging from -100 to +100, with a higher score being desirable. Our NPS question is aimed at discerning our general brand perception and whether or not the survey participants, who are self-stated SoFi members, would recommend us to a friend or colleague. Our NPS is used by us as an indicator of the satisfaction of our members relative to the satisfaction of our competitors' customers with our competitors.
(2)We refer to our customers as “members”. We define a member as someone who has a lending relationship with us through origination and/or ongoing servicing, opened a financial services account, linked an external account to our platform, or signed up for our credit score monitoring service. “New Members” represents the increase in members during the period. “Total products” refers to the aggregate number of lending and financial services products that our members have selected on our platform since our inception through the reporting date, whether or not the members are still registered

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for such products. “New Products” represents the increase in total products during the period. Refer to our 2022 Annual Report on Form 10-K for additional discussion of our member and total products metrics.
The financial Company Priorities used for purposes of the Annual Bonus Plan included “Adjusted Net Revenue” and “Adjusted EBITDA”, which are non-GAAP financial measures. Refer to Appendix B for the definitions and uses of these measures, as well as reconciliations of these non-GAAP measures to their most directly comparable GAAP measures.
For purposes of funding the annual cash bonus pool, if our actual performance for a Company Priority is 50% or below the target performance, the payout to the annual cash bonus pool for that Company Priority is 50%. If our actual performance for a Company Priority is at least 80% of the target performance, then we would consider that Company Priority’s target to be fully satisfied and the payout to the annual cash bonus pool is 100%. When our actual performance for a Company Priority is in excess of 150% of the target performance, then the payout to the annual cash bonus pool is 150%. The payout to the annual cash bonus pool between the enumerated achievement bands is calculated on a linear basis.
Individual Performance
Our CEO has the discretion to determine the level of achievement of each of our executive officers, including our Named Executive Officers (except with respect to the CEO’s own level of achievement, which is determined by the independent members of our Board of Directors), based upon the CEO’s quantitative evaluation of whether the Company Priorities were met and the impact of the individual performance of the executive officer on the overall corporate objectives. In addition, upon becoming a bank holding company, our CEO has the discretion to adjust each executive officer’s annual cash bonus based on their performance in identifying, measuring, monitoring, and controlling risks within their respective organization or business unit. This discretion was reflected in the form of a multiplier against our aggregate level of achievement of the Company Priorities. Our CEO retains discretion over the ultimate annual cash bonus determinations, except with respect to his own annual cash bonus determination.
In addition, our CEO may adjust annual cash bonuses payable to executive officers (other than himself) due to extraordinary or nonrecurring events, such as significant financings, equity offerings, or acquisitions. We believe that establishing cash bonus opportunities helps us attract and retain qualified and highly skilled executive officers. These annual cash bonuses are intended to reward our executive officers who have a positive impact on corporate results while simultaneously providing sufficient discretion to permit the reduction of excessive compensation that may result without having achieved comparable corporate results.
Annual Cash Bonus Plan Payments
In February 2023, our CEO and the Compensation Committee evaluated our actual performance against the Company Priorities and determined that we had achieved the Company Priorities at 120% of the aggregate target performance level.
In addition, our CEO assessed the individual performance of each of our executive officers, including our Named Executive Officers (other than the CEO’s own individual performance), and provided these assessments to the Compensation Committee. The Compensation Committee reviewed our CEOs assessments and exercised its discretion to assess the individual performance of each of our executive officers, including each of our Named Executive Officers (other than our CEO). The independent members of our Board of Directors exercised their discretion to assess the individual performance of our CEO.
For each of our Named Executive Officers who were employed at the end of 2022, their annual cash bonus payment was determined by taking into consideration our percentage achievement of the Company Priorities, as well as their individual performance. This determination was made by the independent members of our Board of Directors in the case of

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our CEO and by the Compensation Committee in the case of our other Named Executive Officers. In view of such assessments, our Named Executive Officers received the following annual cash bonus payments for 2022:

Named Executive Officer(1)	2022 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	2022 Target Annual Cash Bonus Opportunity ($)	2022 Target Annual Cash Bonus Opportunity at 120% Annual Cash Bonus Funding ($)	Individual Multiplier	2022 Actual Annual Cash Bonus Payment ($)	Payment Percentage (%)
Mr. Noto	200%	1,773,151	2,127,781	110.0%	2,340,559	132%
Mr. Lapointe	100%	500,000	600,000	110.0%	660,000	132%
Mr. Borton(2)	100%	469,231	563,077	106.6%	600,000	128%
Mr. Rishel(3)	100%	278,846	334,615	100.0%	334,615	120%
Mr. Webster(4)	100%	513,462	616,154	105.5%	650,000	127%
__________________
(1)Ms. Gill was not entitled to an annual cash bonus for 2022, as she resigned from the Company in September 2022.
(2)Mr. Borton’s target annual cash bonus opportunity was prorated to reflect his annual base salary increase in connection with his promotion in August 2022.
(3)Mr. Rishel’s target annual cash bonus opportunity was prorated to reflect his partial year of employment.
(4)Mr. Webster’s target annual cash bonus opportunity was prorated to reflect his annual base salary increase in connection with his promotion in June 2022.

The annual cash bonuses awarded to our Named Executive Officers for 2022 are set forth in the “2022 Summary Compensation Table” below.
Recognition Bonuses
In May 2022, the Compensation Committee, in recognition of the extraordinary efforts undertaken by certain executive officers in assisting us to obtain our bank charter, approved the payment of recognition bonuses. Recognition bonuses were awarded to the following Named Executive Officers as set forth below:

Named Executive Officer(1)	Recognition Bonus ($)
Mr. Lapointe	100,000
Mr. Borton	27,123
Mr. Webster	100,000
__________________
(1)Ms. Gill was awarded a recognition bonus of $100,000, which she repaid in full to the Company in connection with her resignation in September 2022.
Long-Term Equity Incentive Compensation
As a technology company that encounters significant competition for qualified personnel, long-term incentive compensation plays a critical role in our ability to attract, hire, motivate, and reward qualified and experienced executive officers. The use of long-term incentive compensation in the form of equity awards is necessary for us to compete for qualified executive officers without significantly increasing cash compensation and is the most important element of our executive compensation program. We use equity awards to incentivize and reward our executive officers for long-term corporate performance based on the value of our common stock and, thereby, to align their interests with the interests of our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers to create value for our stockholders. Equity awards also help us retain our executive officers in a highly competitive market.
In 2022, we used time-based RSU awards that may be settled for shares of our common stock to motivate and reward our executive officers, including our Named Executive Officers, for long-term increases in the value of our common stock. We view these equity awards as inherently variable since the grant date fair value of these awards may not necessarily be indicative of their value when, and if, the RSUs underlying these awards vest or are earned. Since the value of RSU awards increases with any increase in the value of the underlying shares, RSU awards also provide incentives to our executive officers that are aligned with the interests of our stockholders. Further, because RSU awards have value to the recipient even in the absence of stock price appreciation, we believe that we are able to incentivize and retain our executive

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officers using fewer shares of our common stock than would be necessary if we exclusively used stock options to provide an equity stake in the Company.
We have not applied a rigid formula in determining the size of the equity awards to be granted to our executive officers, including our Named Executive Officers. Instead, the Compensation Committee has exercised its judgment as to the size of the awards after taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own equity award), each executive officer’s outstanding equity holdings (including the current economic value of his or her unvested equity holdings and the ability of these unvested holdings to satisfy our retention objectives), the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the annual burn rate ranges of the companies in our compensation peer group, the potential voting power dilution to our stockholders in relation to the median practice of the companies in our compensation peer group, as well as the other factors described in “Compensation-Setting Process — Setting Target Total Direct Compensation” above. Based upon these factors, the Compensation Committee or, with respect to any award granted to the CEO, the independent members of the Board of Directors, formulates and determines the size of each equity award it decides to grant at levels considered appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
March 2022 RSU Award to Mr. Noto
In March 2022, the Compensation Committee recommended, and the independent members of our Board of Directors approved, the grant of an RSU award under the 2021 Stock Option and Incentive Plan (the “2021 Plan”) 2021 Stock Plan that may be settled for 1,016,261 shares of our common stock to our CEO based on a target value equal to $9,400,414, with the number of RSUs subject to the award determined by dividing the award’s total dollar value by the average of the closing market price on the NASDAQ of one share of our common stock over the trailing 30 calendar day period ending on March 21, 2022. Each RSU represents a contingent right to receive one share of our common stock for each RSU that vests. The RSU award vests in four equal quarterly increments beginning on March 14, 2025, in each case subject to our CEO remaining employed with us through each applicable vesting date.
March 2022 RSU Awards to Certain Named Executive Officers
In March 2022, after taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO, and the other factors set forth in “Compensation-Setting Process — Setting Target Total Direct Compensation” above, the Compensation Committee determined to grant time-based RSU awards that may be settled for shares of our common stock to certain of our then-incumbent executive officers, including certain of our then-incumbent Named Executive Officers. After reviewing the information provided by its compensation consultant and confirming the fair market value of our common stock, the Compensation Committee approved the grant of RSU awards to the following then-incumbent Named Executive Officers under our 2021 Plan:

Named Executive Officer	RSU Awards (number of units)	RSU Awards (grant date fair value)
Mr. Lapointe	335,366	$3,310,062
Mr. Webster	223,578	$2,206,715
Ms. Gill	609,757	$6,018,302
Each RSU granted pursuant to the awards represents a contingent right to receive one share of our common stock for each RSU that vests.
Equity Award for Mr. Borton
In connection with his promotion and appointment as our Executive Vice President and Group Business Unit Leader – Lending & President, SoFi Bank in August 2022, the Compensation Committee granted an RSU award to Mr. Borton under the 2021 Plan as described in “Executive Summary – Executive Compensation Highlights — Promotion of Mr. Borton” above.

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Equity Award for Mr. Rishel
In connection with his appointment as our Chief Technology Officer in June 2022, the Compensation Committee granted an RSU award to Mr. Rishel under the 2021 Plan as described in “Executive Summary – Executive Compensation Highlights — Compensation Arrangements with Mr. Rishel” above.
Equity Award for Mr. Webster
In connection with his promotion and appointment as our Chief Risk Officer, Global Head of Operations and LatAm in June 2022, the Compensation Committee granted an RSU award to Mr. Webster under the 2021 Plan as described in “Executive Summary – Executive Compensation Highlights — Promotion of Mr. Webster” above.
The equity awards granted to our Named Executive Officers during 2022 are set forth in the “2022 Summary Compensation Table” and the “2022 Grants of Plan-Based Awards Table” below.
Health and Welfare Benefits
Our Named Executive Officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other eligible employees. These benefits include medical, dental, and vision insurance, paid time off, holidays, basic life insurance and supplemental life insurance, short-term and long-term disability insurance, and a Section 401(k) retirement savings plan (the “Section 401(k) Plan”).
Our Section 401(k) Plan provides eligible U.S. employees, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. Under the Section 401(k) Plan, eligible employees may defer eligible compensation subject to applicable annual contribution limits imposed by the Internal Revenue Service. Our employees’ pre-tax contributions are allocated to each participant’s individual account and participants are immediately and fully vested in their contributions. The Section 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code (the “Code”) with the Section 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. The Section 401(k) Plan does not permit us to make matching contributions or profit-sharing contributions to eligible participants at this time and would need to be amended to add such benefits.
We believe these benefits are generally consistent with those offered by other companies and specifically those companies with which we compete for employees. We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our Named Executive Officers, other than to our CEO as discussed below, except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of the individual’s duties, to make the individual more efficient and effective, and for recruitment and retention purposes. During 2022, our Named Executive Officers, other than our CEO, did not receive perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Because of the high visibility of our Company, our Board of Directors has authorized a security program for the protection of our CEO based on ongoing assessments of risk. We require these security measures for our benefit because of the importance of our CEO to the Company, and we believe the costs of our security program are necessary and appropriate business expenses since they arise from the nature of our CEO’s employment at the Company. We provide residential security services to Mr. Noto as our CEO. Although we view the security services provided to our CEO as necessary and appropriate business expenses, and none of the security-related services we provide constitutes taxable income for our CEO, we have reported the aggregate incremental cost of these services in the “All Other Compensation” column of the “2022 Summary Compensation Table” below.

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Employment Arrangements
We have entered into a written employment agreement with our CEO and written employment offer letters with each of our other Named Executive Officers. Each of these agreements was approved on our behalf by our Board of Directors and/or the Compensation Committee. We believe that these arrangements were necessary to secure the service of these individuals in a highly competitive job market. As a condition to entering into the employment agreement with our CEO and the employment offer letters with our other Named Executive Officers, each Named Executive Officer is subject to our standard confidential information and invention assignment agreement.
In filling each of our Named Executive Officer positions, we recognized the need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, in formulating these compensation packages, we were sensitive to the need to integrate these individuals into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations.
Each of these employment arrangements does not have a specific term, provides for “at will” employment (meaning that either we or the Named Executive Officer may terminate the employment relationship at any time without cause), and generally set forth the Named Executive Officer’s initial base salary, a target annual cash bonus opportunity, the grant of one or more equity awards by our Board of Directors or the Compensation Committee, and eligibility to participate in our employee benefit plans and programs in effect for similarly situated employees during his or her employment.
Each of these employment agreements or employment offer letters also contains provisions for certain payments and benefits in the event of certain qualifying terminations of employment, including a termination of employment following a change in control of the Company. These post-employment compensation arrangements are discussed in “Post-Employment Compensation Arrangements” below.
For a detailed description of the employment arrangements with our Named Executive Officers, see “Employment Arrangements” below.
Post-Employment Compensation Arrangements
We have entered into an employment agreement with our CEO and employment offer letters with certain of our other Named Executive Officers which provide for certain protections in the event of certain involuntary terminations of employment, including a termination of employment in connection with a change of control of the Company, in exchange for a general release of claims in favor of the Company.
In addition, in the case of our CEO and Mr. Lapointe, all equity awards are subject to automatic accelerated vesting upon a change of control of the Company if such awards are otherwise to be canceled for no consideration upon the change of control. In the case of Mr. Rishel and Mr. Webster, their “new hire” equity award is subject to automatic accelerated vesting upon a qualifying termination in connection with a change of control of the Company. Mr. Borton’s equity awards are not subject to any accelerated vesting under any circumstances.
We believe these post-employment compensation arrangements provide reasonable compensation in the form of severance pay and certain limited benefits to a Named Executive Officer if he or she leaves our employ under certain circumstances to facilitate his or her transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing Named Executive Officer to sign a general release of all claims in favor of the Company as a condition to receiving post-employment compensation payments or benefits. We believe that these agreements help maintain our Named Executive Officers’ continued focus on their assigned duties to maximize stockholder value if there is a potential change in control transaction and mitigate the risk of subsequent disputes or litigation. The terms and conditions of these agreements were approved by our Board of Directors.
Under the post-employment compensation provisions, all payments and benefits in the event of a change of control of the Company are payable only if there is a connected loss of employment by a Named Executive Officer (a so-called “double-trigger” arrangement). We use this double-trigger arrangement to protect against the loss of retention value following a change of control of the Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.
We are not obligated to provide excise tax payments, which we refer to as “gross-ups,” to any of our executive officers, including our Named Executive Officers.

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We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a change of control of the Company, are essential to attracting and retaining highly-qualified executive officers. The Compensation Committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining our Named Executive Officers’ compensation. We do believe, however, that these arrangements are necessary to offer competitive compensation packages.
For descriptions of the post-employment compensation arrangements of our Named Executive Officers, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Potential Payments upon Termination or Change of Control” below.
Other Compensation Policies
Stock Ownership Policy
We have adopted a Director and Officer Stock Ownership Policy (the “Stock Ownership Policy”), which requires our executive officers who are subject to Section 16 of the Exchange Act and the non-employee members of our Board of Directors (the “Covered Individuals”) to acquire and retain long-term ownership of our equity securities to further align their personal financial interests with the long-term interests of our stockholders.
Under the Stock Ownership Policy, within the later of July 21, 2027 and five years after becoming an individual subject to the Stock Ownership Policy, each Covered Individual is required to hold shares of our common stock having an aggregate value of at least the applicable multiple of the individual’s annual base salary or annual cash retainer (exclusive of any committee service fees) or a minimum number of shares as set forth in the following table:

Covered Individual	Minimum Required Ownership (based on annual base salary)	Minimum Required Ownership (number of shares)
Chief Executive Officer	6.0x annual base salary	1,200,000
Other Covered Executive Officers	3.0x annual base salary	270,000
Non-Employee Directors	5.0x annual base salary	40,000
For purposes of measuring whether the minimum required ownership threshold has been met, we will value each Covered Individual’s ownership level as of the end of our most recently completed year (each, a “Measurement Date”) with annual base salary and director cash retainers to be based on the annual amount in effect as of the last month of such year. The value of each Covered Individual’s share ownership will be based on the weighted average closing price of a share of our common stock as reported on NASDAQ during the last 90 trading days of each year multiplied by the number of shares attributable to the Covered Individual. The minimum required ownership threshold will be based on the Covered Individual’s ownership on the last day of the year. Once a Covered Individual has reached the applicable minimum required ownership threshold, such person will be considered in compliance until the next Measurement Date.
For purposes of determining whether a Covered Individual has satisfied the minimum required ownership threshold, eligible equity will include shares owned outright by the Covered Individual, shares held in trust for the benefit of the Covered Individual or such person’s family, shares held in our employee benefit plans, shares obtained through stock option exercise, and performance-based restricted stock and RSUs if the underlying performance condition has been achieved. Unexercised and unvested stock options and unvested RSUs and PSUs are not eligible.
If a Covered Individual fails to satisfy the minimum required ownership threshold with respect to any Measurement Date, the Covered Individual must retain at least 50% of any net profit shares. “Net profit shares” are those shares that remain after deducting the applicable tax withholdings and the payment of any exercise or purchase price (if applicable) upon the vesting or settlement of equity awards or the exercise of stock options.
Prohibition on Hedging and Pledging of Securities
Under our Securities Trading and Section 16 Compliance Policy, our employees, including our executive officers, and the non-employee members of our Board of Directors and of the Board of Directors of SoFi Bank, including any person’s spouse, other persons living in such person’s household and minor children and entities over which such person exercises control, are prohibited from engaging in the following transactions in our common stock and other securities:
•Short sales of our common stock and other securities;

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•Options trading, including buying or selling puts or calls or other derivative securities on our common stock and other securities; and
•Hedging, including entering into hedging or monetization transactions or similar arrangements with respect to our securities.
In addition, our executive officers who are subject to Section 16 of the Exchange Act, the non-employee members of our Board of Directors and the Board of Directors of SoFi Bank, members of the SoFi Senior Leadership Group, and designated employees in the Finance and Accounting function who have been notified by us that they are a “Specially Covered Person,” and all of their respective family members (or family trust administrators) and household members, including any person’s spouse, other persons living in such person’s household and minor children, and entities over which such person exercises control, are additionally prohibited from engaging in the following transactions in our stock and other securities:
•Selling any of our securities of the same class at a higher price than the purchase price for at least six months after the purchasing our securities, and purchasing any of our securities of the same class at a lower price than the sale price for at least six months after selling our securities;
•Trading on margin, including holding our stock or other securities in a margin account; and
•Pledging our securities as collateral for a loan unless both our Compliance Officer and our Board of Directors provide written approval.
Tax and Accounting Considerations
The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
For federal income tax purposes, publicly-traded companies may be prohibited from deducting employee enumeration in excess of $1 million paid to certain “covered employees,” which may include certain Named Executive Officers, including, but not limited to, our Chief Executive Officer and Chief Financial Officer, under Section 162(m) of the Code. Even if Section 162(m) may limit the compensation deduction, our Board of Directors and the Compensation Committee believe our compensation policies and practices should be designed to help us meet our established goals and objectives. While the Compensation Committee considers the impact of the Section 162(m) deduction limitation, it continues to compensate our executive officers, including our Named Executive Officers, in a manner that is in the best interest of our stockholders and reserves the right to make compensation decisions that may not be deductible under Section 162(m) where the Compensation Committee determines the compensation to be appropriate and in the best interests of the Company and our stockholders.
Accounting for Stock-Based Compensation
The Compensation Committee takes the accounting implications into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC 718 requires us to record compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors:
Steven Freiberg (Chair)
Michael Bingle
Richard Costolo
Clara Liang
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of SoFi under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SoFi Technologies, Inc.

EXECUTIVE COMPENSATION
As a result of the Business Combination completed on May 28, 2021, share and per share amounts presented for periods prior to the Business Combination for Social Finance, Inc. have been retroactively converted by application of the exchange ratio of 1.7428.
2022 Summary Compensation Table
The following table sets forth information with respect to compensation awarded to, earned by, or paid to our NEOs during the years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Anthony Noto	2022	965,385	—	9,400,414	2,340,559	186,935	12,893,293
Chief Executive Officer	2021	850,000	—	101,187,079	892,500	68,531	102,998,110
	2020	215,342	—	52,118,397	1,200,000	—	53,533,739
Christopher Lapointe	2022	500,000	100,000	3,310,062	660,000	—	4,570,062
Chief Financial Officer	2021	489,423	—	11,907,460	515,000	—	12,911,883
	2020	379,781	150,000	9,376,800	675,000	—	10,581,581
Chad Borton	2022	469,231	27,123	4,427,681	600,000	—	5,524,035
EVP and Group Business Unit Leader – Lending & President, SoFi Bank
Jeremy Rishel	2022	278,846	2,000,000	23,767,015	334,615	—	26,380,476
Chief Technology Officer
Aaron Webster	2022	513,462	100,000	7,608,311	650,000	—	8,871,773
Chief Risk Officer, Global Head of Operations and LatAm
Michelle Gill	2022	353,846	100,000	6,018,302	—	—	6,472,148
Former EVP and Group Business Unit Leader – Lending and Capital Markets	2021	500,000	—	18,886,550	515,000	—	19,901,550
	2020	500,000	—	12,937,052	675,000	—	14,112,052
__________________
(1)In May 2020, Mr. Noto voluntarily forfeited his salary for the remainder of the fiscal year in response to the global COVID-19 pandemic and macroeconomic uncertainty. Effective January 1, 2021, Mr. Noto’s annual salary increased from $600,000 to $850,000. In September 2020, Mr. Lapointe was appointed as Chief Financial Officer, for which his annual salary increased to $450,000. In March 2021, Mr. Lapointe’s annual salary increased to $500,000. In March 2022, the independent members of our Board of Directors increased the annual base salary of Mr. Noto from $850,000 to $1,000,000. In August 2022, Mr. Borton was promoted to Executive Vice President and Group Business Unit Leader – Lending & President, SoFi Bank, for which his annual base salary increased to $500,000. Mr. Rishel’s employment with the Company began in June 2022, for which his annual base salary was $500,000. In June 2022, Mr. Webster was promoted to Chief Risk Officer, Global Head of Operations and LatAm, for which his annual base salary increased to $525,000. Ms. Gill resigned from the Company in September 2022.
(2)Includes the amount of discretionary bonuses paid to certain of our NEOs. In 2020, Mr. Lapointe served as interim Chief Financial Officer from April 1, 2020 through September 13, 2020, for which he received a discretionary bonus of $25,000 per month during that time. Messrs. Lapointe, Borton and Webster and Ms. Gill received discretionary bonuses in May 2022 in recognition of efforts undertaken in assisting us to obtain our bank charter. Ms. Gill repaid the recognition bonus in full to the Company in connection with her resignation in September 2022. Mr. Rishel received a discretionary new hire bonus in June 2022.
(3)For awards granted to the NEOs in each respective year, the amount presented represents the aggregate of the grant date fair value of RSUs and, for 2021, the value of the PSU awards as calculated in accordance with ASC 718, and disregarding any estimate of forfeitures related to service-based vesting conditions. For Ms. Gill, a portion of the stock awards granted during 2020 were associated with a tender offer for certain employees to exchange stock options for RSUs. The canceled stock options were granted to Ms. Gill in prior years. There was no incremental fair value obtained by

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Ms. Gill based on the modification. The assumptions that were used to calculate the grant date fair values of stock awards are disclosed in our Annual Report on Form 10-K.
(4)Includes annual cash incentive bonuses earned by the NEOs and paid in March of the following year. Annual cash bonuses are awarded based on achievement of Company Priorities and individual performance goals. The annual cash incentive bonus determinations are described in more detail below under “Annual Cash Bonuses”.
(5)All other compensation includes payments by the Company on behalf of our CEO for residential security services. Other than as provided above, we did not provide any perquisites to our NEOs that equal or exceed $10,000 per year.
2022 Grants of Plan-Based Awards
The following table sets forth certain information with respect to grants of awards for the year ended December 31, 2022 with respect to our NEOs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards	Grant Date Fair Value of Stock Awards ($)(3)
Name	Type of Award	Grant Date(1)	Target ($)(2)	Target (#)
Anthony Noto	Time-Vesting RSU	3/28/2022	—	1,016,261	9,400,414
	Annual Bonus	—	1,773,151	—	—
Christopher Lapointe	Time-Vesting RSU	3/18/2022	—	335,366	3,310,062
	Annual Bonus	—	500,000	—	—
Chad Borton	Time-Vesting RSU	10/4/2022	—	819,941	4,427,681
	Annual Bonus	—	469,231	—	—
Jeremy Rishel	Time-Vesting RSU	7/18/2022	—	3,742,837	23,767,015
	Annual Bonus	—	278,846	—	—
Aaron Webster	Time-Vesting RSU	3/18/2022	—	223,578	2,206,715
	Time-Vesting RSU	7/18/2022	—	850,645	5,401,596
	Annual Bonus	—	513,462	—	—
Michelle Gill	Time-Vesting RSU	3/18/2022	—	609,757	6,018,302
__________________
(1)For additional information on the awards granted during 2022, including vesting commencement date and vesting conditions, see “Outstanding Equity Awards at 2022 Year-End”.
(2)Estimated future payouts under non-equity incentive plan awards reflect the NEO’s target for their full year of service in 2022 determined on the NEO’s base salary and bonus target in effect throughout the year. Generally, our non-equity incentive plan awards do not establish a threshold or maximum. The base salary and bonus target for Messrs. Noto, Borton and Webster changed during 2022. Mr. Noto’s target is prorated with a base salary of $850,000 and annual target bonus of 100% from January 1, 2022 through March 13, 2022 and with a base salary of $1,000,000 and annual target bonus of 200% from March 14, 2022 through December 31, 2022. Mr. Borton’s target is prorated with a base salary of $450,000 and annual target bonus of 100% from January 1, 2022 through August 12, 2022 and with a base salary of $500,000 and annual target bonus of 100% from August 13, 2022 through December 31, 2022. Mr. Webster’s target is prorated with a base salary of $500,000 and annual target bonus of 100% from January 1, 2022 through June 17, 2022 and with a base salary of $525,000 and annual target bonus of 100% from June 18, 2022 through December 31, 2022. The base salary and bonus target for Mr. Rishel was prorated from his annual base salary of $500,000 and annual target bonus of 100% to reflect his partial year of service during 2022. Ms. Gill was not eligible for an annual bonus, as she resigned from the Company in September 2022.
(3)Amounts represent the aggregate of the grant date fair value of RSUs as calculated in accordance with ASC 718, and disregarding any estimate of forfeitures related to service-based vesting conditions. The assumptions that were used to calculate the grant date fair values of stock awards are disclosed in our Annual Report on Form 10-K.
Executive Offer Letters/Agreements
Anthony Noto
On January 23, 2018, SoFi and Anthony Noto entered into an employment agreement, which was subsequently amended effective February 26, 2018 (the “Noto Agreement”), to serve as SoFi’s Chief Executive Officer. The Noto Agreement provides for standard terms of employment, including base salary, annual bonus eligibility and benefits eligibility, including an annual target bonus opportunity equal to 100% of Mr. Noto’s base salary with a maximum bonus opportunity of 200% of base salary, subject to the achievement of individual and company performance metrics. In addition, as a condition to entering into the Noto Agreement, Mr. Noto is subject to SoFi’s standard confidential information and invention assignment agreement. As discussed above, the Board of Directors in 2022 approved an increase to Mr. Noto’s target annual cash bonus opportunity to 200% of his annual base salary.

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In the event of a financing or offering (including certain public offerings) of the company’s equity, Mr. Noto has the right to purchase, on the same terms as apply to other purchasers, up to that number of shares or securities such that, assuming maximum participation in each transaction, Mr. Noto’s percentage ownership of the Company’s fully diluted capitalization would be no less after the final closing of such transaction than it was immediately prior to such transaction.
The Noto Agreement provides for payments due upon the occurrence of a Qualifying Termination and/or Change of Control. See “Potential Payments Upon Termination or Change of Control” below for details.
On February 16, 2023, Mr. Noto received an RSU grant for 2,033,816 shares of SoFi common stock, which will vest in 12 equal quarterly increments beginning on June 14, 2023, subject to Mr. Noto’s continued service with SoFi.
Christopher Lapointe
On May 12, 2018, SoFi and Christopher Lapointe entered into an offer letter, which was subsequently amended on May 29, 2018 (the “Lapointe Offer Letter”), to serve as SoFi’s Vice President, Head of Business Operations. The Lapointe Offer Letter provides for standard terms of employment, including base salary, bonus eligibility and benefits eligibility. Beginning in 2019, Mr. Lapointe has been eligible to participate in the Company’s annual bonus plan. In addition, as a condition to entering into the Lapointe Offer Letter, Mr. Lapointe is subject to SoFi’s standard confidential information and invention assignment agreement.
On April 1, 2020, Mr. Lapointe was appointed interim Chief Financial Officer. On September 14, 2020, Mr. Lapointe was appointed Chief Financial Officer.
Mr. Lapointe’s grant agreements provide for payments due upon the occurrence of a Qualifying Termination and/or Change of Control. See “Potential Payments Upon Termination or Change of Control” below for details.
On February 8, 2023, Mr. Lapointe received an RSU grant for 796,374 shares of SoFi common stock, which will vest in 12 equal quarterly increments beginning on June 14, 2023, subject to Mr. Lapointe’s continued service with SoFi.
Chad Borton
On September 13, 2021, SoFi and Mr. Borton entered into an offer letter (the “Borton Offer Letter”) for Mr. Borton to serve as President, SoFi Bank. The Borton Offer Letter provides for standard terms of employment, including base salary, annual bonus eligibility and benefits eligibility. Mr. Borton also received a $30,000 relocation bonus and up to 60 days of temporary housing, subject to relocation within 60 days of the reopening of the SoFi offices and a 12-month repayment period.
The Borton Offer Letter has no specific term and provided for at-will employment. In addition, as a condition to entering into the Borton Offer Letter, Mr. Borton is subject to SoFi’s standard confidential information and invention assignment agreement.
On August 13, 2022, Mr. Borton was promoted to Executive Vice President and Group Business Unit Leader – Lending & President, SoFi Bank. In connection with his promotion, Mr. Borton’s compensation arrangements were revised as follows:
•annual base salary was increased to $500,000;
•target annual cash bonus opportunity was maintained at 100% of his annual base salary; and
•upon approval by our Board of Directors, he was granted an RSU award that may be settled for 819,941 shares of our common stock. Each RSU represents a contingent right to receive one share of our common stock for each RSU that vests. The RSU award vests quarterly in 16 equal increments over four years after the vesting commencement date of August 14, 2022, in each case subject to Mr. Borton remaining employed with us through each applicable vesting date.
On February 8, 2023, Mr. Borton received an RSU grant for 490,076 shares of SoFi common stock, which will vest in 12 equal quarterly increments beginning on June 14, 2023, subject to Mr. Borton’s continued service with SoFi.

SoFi Technologies, Inc.

Jeremy Rishel
On April 21, 2022, SoFi and Mr. Rishel entered into an offer letter (the “Rishel Offer Letter”) for Mr. Rishel to serve as Chief Technology Officer. The Rishel Offer Letter provides for standard terms of employment, including base salary, annual bonus eligibility and benefits eligibility. Pursuant to the Rishel Offer Letter, our initial compensation arrangements with Mr. Rishel were as follows:
•an annual base salary of $500,000;
•a target annual cash bonus opportunity equal to 100% of his annual base salary;
•a sign-on advance in the amount of $2 million, to be paid within his first 30 days of employment, in anticipation of his working for at least two years, which will not be earned until the second anniversary of the Rishel Start Date and which, if he voluntarily terminates his employment within 24 months of his start date or is terminated for “cause” (as defined in the Rishel Offer Letter), must be repaid in full on or before his last day of employment; and
•upon approval by our Board of Directors, he was granted an RSU award that may be settled for 3,742,837 shares of our common stock. Each RSU represents a contingent right to receive one share of our common stock for each RSU that vests. The RSU award vests over a period of four years, with 12.5% of the RSUs subject to the award vesting in December 2022, six months after the vesting commencement date, and 6.25% of the RSUs subject to the award vesting quarterly thereafter for the following 14 quarters, in each case subject to Mr. Rishel remaining employed with us through each applicable vesting date.
The Rishel Offer Letter has no specific term and provided for at-will employment. In addition, as a condition to entering into the Rishel Offer Letter, Mr. Rishel is subject to SoFi’s standard confidential information and invention assignment agreement.
Mr. Rishel’s grant agreement provides for payments due upon the occurrence of a Qualifying Termination and Change of Control. See “Potential Payments Upon Termination or Change of Control” below for details.
Aaron Webster
On July 5, 2019, SoFi and Mr. Webster entered into an offer letter (the “Webster Offer Letter”) for Mr. Webster to serve as Chief Risk Officer and Head of LatAm. The Webster Offer Letter provides for standard terms of employment, including base salary, annual bonus eligibility and benefits eligibility. Mr. Webster also received a $200,000 sign-on bonus, subject to a 12-month repayment period.
The Webster Offer Letter has no specific term and provided for at-will employment. In addition, as a condition to entering into the Webster Offer Letter, Mr. Webster is subject to SoFi’s standard confidential information and invention assignment agreement.
On June 18, 2022, Mr. Webster was promoted to Chief Risk Officer, Global Head of Operations and LatAm. In connection with his promotion, Mr. Webster’s compensation arrangements were revised as follows:
•annual base salary was increased to $525,000;
•target annual cash bonus opportunity was maintained at 100% of his annual base salary; and
•upon approval by our Board of Directors, he was granted an RSU award that may be settled for 850,645 shares of our common stock. Each RSU represents a contingent right to receive one share of our common stock for each RSU that vests. The RSU award vests quarterly in 16 equal increments over four years following the vesting commencement date of June 14, 2022, in each case subject to Mr. Webster remaining employed with us through each applicable vesting date.
On February 8, 2023, Mr. Webster received an RSU grant for 490,076 shares of SoFi common stock, which will vest in 12 equal quarterly increments beginning on June 14, 2023, subject to Mr. Webster’s continued service with SoFi.

SoFi Technologies, Inc.

Michelle Gill
On April 12, 2018, SoFi and Michelle Gill entered into an offer letter (the “Gill Offer Letter”) to serve as SoFi’s Chief Financial Officer. The Gill Offer Letter provided for standard terms of employment, including base salary, annual bonus eligibility and benefits eligibility. In addition, as a condition to entering into the Gill Offer Letter, Ms. Gill was subject to SoFi’s standard confidential information and invention assignment agreement.
On April 1, 2020, Ms. Gill was appointed Executive Vice President and Group Business Unit Leader – Lending and Capital Markets. Ms. Gill’s base salary and annual bonus target remained unchanged.
The Gill Agreement provided for payments due upon the occurrence of a Qualifying Termination and/or Change of Control.
Ms. Gill resigned her position as Executive Vice President and Group Business Unit Leader – Lending and Capital Markets on September 15, 2022. SoFi and Ms. Gill did not enter into a separation agreement in connection with her resignation.
Annual Cash Bonuses
Pursuant to their employment agreement or offer letter, as applicable, each NEO is eligible to earn a cash incentive bonus based on company and individual achievement of performance targets established by our Board of Directors in its discretion. In 2022, each of our NEOs participated in an annual cash incentive bonus plan. For 2022, each of our NEOs was eligible to earn a target bonus amount, which reflects a percentage of their annual base salaries.
With respect to the year ended December 31, 2022, the performance metrics used to determine the NEOs’ cash incentive bonuses are set forth above in “Cash Incentive Compensation”. The bonuses paid to each NEO for the year ended December 31, 2022 are set forth above in the “2022 Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.
Our Board of Directors also has the authority to grant additional discretionary bonuses to our NEOs on a case-by-case basis. Any discretionary bonuses awarded to an NEO for the year ended December 31, 2022 are set forth above in the “2022 Summary Compensation Table” in the “Bonus” column.
Equity Compensation — 2011 Stock Plan
Prior to the Business Combination, the Company maintained the Social Finance, Inc. 2011 Stock Plan (as Amended and Restated effective as of November 5, 2019) (the “2011 Plan”), which allowed the Company to grant shares of common stock to employees, non-employee directors and non-employee third party consultants. The 2011 Plan was originally adopted by our Board of Directors and approved by our stockholders on June 10, 2011, and the amended and restated 2011 Plan was adopted by our Board of Directors on November 5, 2019 and approved by our stockholders on February 6, 2020. Upon the closing of the merger between Social Finance, Inc. and SCH on May 28, 2021 in conjunction with which SCH changed its name to SoFi Technologies, Inc., the remaining unallocated share reserve under the 2011 Plan was cancelled and no new awards may be granted under such plan. Awards outstanding under the 2011 Plan were assumed by SoFi Technologies upon the Closing and continue to be governed by the terms of the 2011 Plan.
Social Finance began issuing RSUs to executives in 2017. RSUs are equity awards granted to executives that entitle the holder to shares of our common stock when the awards vest. RSU grants typically vest 25% on the first vesting date, which occurs approximately one year after the date of grant, and ratably each quarter of the ensuing 12-quarter period. RSUs have been issued under other vesting schedules, including, but not limited to: (i) vesting at a rate of 20% after one year from vesting commencement date and then monthly over an additional four years, (ii) vesting at a rate of 25% after one year and then monthly over an additional three years, and (iii) other vesting schedules ranging in total duration from one to four years with even or uneven vesting patterns. RSUs are measured based on the fair value of our stock on the date of grant.
On May 14, 2020, certain employees, including executive officers, were given the option to exchange certain unvested options to purchase Social Finance common stock for unvested RSUs. The primary purpose of this tender was to offer employees who primarily received options as part of their compensation package an opportunity to receive RSUs. Ms. Gill participated in the tender offer and was granted 729,004 RSUs.

SoFi Technologies, Inc.

2021 Stock Option and Incentive Plan
In connection with the consummation of the Business Combination, the Company adopted the 2021 Plan, under which we may grant equity incentive awards to officers, employees, non-employee directors and independent contractors in order to attract, motivate and retain the talent for which we compete. The 2021 Plan provides for granting stock options, stock appreciation rights, restricted stock, restricted stock units (including performance stock units), dividend equivalents and other stock or cash based awards for issuance.
RSUs are equity awards granted to executives that entitle the holder to shares of our common stock when the awards vest. For executives hired before January 1, 2022, new hire RSU grants typically vest 25% on the first vesting date, which occurs approximately one year after the date of grant, and ratably each quarter of the ensuing 12-quarter period. For executives hired on or after January 1, 2022, new hire RSU grants typically vest 12.5% on the first vesting date, which occurs approximately six months after the date of grant, and ratably each quarter of the ensuing 14-quarter period. RSUs have been issued under other vesting schedules, including, but not limited to: (i) vesting at a rate of 20% after one year from vesting commencement date and then monthly over an additional four years, (ii) vesting at a rate of 25% after one year and then monthly over an additional three years, and (iii) other vesting schedules ranging in total duration from one to four years with even or uneven vesting patterns. RSUs are measured based on the fair value of our stock on the date of grant.
Following the effectiveness of the Form S-8 with respect to the common stock issuable under the 2021 Plan, we granted PSUs to our Named Executive Officers, of which 8,285,861 PSUs remained unvested and outstanding at year end 2022.
The PSUs shall vest, if at all, during the period commencing on the first anniversary of the Business Combination and ending on the fifth such anniversary, subject to the achievement of specified performance goals including (i) the volume-weighted average closing price of our stock attaining $25, $35 and $45 Target Hurdles, over a 90-trading day period and (ii) now that we are a bank holding company, maintaining certain minimum standards applicable to bank holding companies, subject to continued employment on the date of vesting. In the event of a Sale Event (as defined in the 2021 Plan), the PSUs may automatically vest subject to the satisfaction of the Target Hurdles by reference to the sale price, without regard to any other vesting conditions.
To the extent any future awards subject to the 2021 Plan do not provide Sale Event treatment, the 2021 Plan provides that, upon the consummation of any such Sale Event the parties thereto may cause the assumption, continuation, or substitution of such awards. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of awards, upon the effective time of the Sale Event, the 2021 Plan and all outstanding awards granted thereunder shall terminate.

SoFi Technologies, Inc.

Outstanding Equity Awards at 2022 Year-End
The following table summarizes information about the outstanding equity incentive plan awards for each NEO as of December 31, 2022.

			Option Awards(1)			Share Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(2)
Anthony Noto	3/12/2018	(3)	5,228,400	6.19	3/11/2028	—	—
	3/13/2018	(4)	6,448,360	9.86	3/12/2028	—	—
	3/13/2018	(5)	—	—	—	203,327	937,337
	3/11/2020	(6)	—	—	—	853,676	3,935,446
	12/16/2020	(7)	—	—	—	3,774,599	17,400,901
	6/2/2021	(8)	—	—	—	6,428,578	9,878,582
	10/20/2021	(9)	—	—	—	330,905	1,525,472
	3/28/2022	(10)	—	—	—	1,016,261	4,684,963
Christopher Lapointe	8/6/2019	(11)	—	—	—	4,356	20,081
	2/3/2020	(12)	—	—	—	34,856	160,686
	11/2/2020	(13)	—	—	—	523,847	2,414,935
	1/18/2021	(14)	—	—	—	137,552	634,115
	8/10/2021	(8)	—	—	—	830,890	1,276,801
	3/18/2022	(15)	—	—	—	231,403	1,066,768
Chad Borton	9/29/2021	(16)	—	—	—	439,017	2,023,868
	10/4/2022	(17)	—	—	—	768,695	3,543,684
Jeremy Rishel	7/18/2022	(18)	—	—	—	3,274,982	15,097,667
Aaron Webster	8/20/2019	(19)	—	—	—	202,599	933,981
	5/12/2021	(20)	—	—	—	145,646	671,428
	8/10/2021	(8)	—	—	—	1,026,393	1,577,224
	3/18/2022	(21)	—	—	—	214,545	989,052
	7/18/2022	(22)	—	—	—	744,314	3,431,288
Michelle Gill	5/22/2018	(23)	918,601	6.19	5/21/2028	—	—
	5/22/2018	(24)	1,118,296	9.86	5/21/2028	—	—
__________________
(1)All stock options granted to Mr. Noto and Ms. Gill were immediately exercisable. As of December 31, 2022, all of Ms. Gill’s stock options were vested. To the extent Mr. Noto exercises his stock options prior to vesting, the shares of our common stock that he will receive will be unvested and subject to SoFi’s right of first refusal, which will lapse in accordance with the original vesting schedule of the stock options.
(2)The fair value is calculated as the closing price of SoFi Technologies common stock (ticker symbol “SOFI”) on December 31, 2022 of $4.61, multiplied by either (i) the number of unvested RSUs, or (ii) the number of unvested PSU awards that would vest upon the achievement of the “threshold” payout, which equates to 1/3rd of the awards granted.
(3)Mr. Noto’s options had a vesting commencement date of February 26, 2018 and vest as to 20% of the shares subject to the option on the first anniversary of the vesting commencement date and as to 1/60th of the shares subject to the option on each monthly anniversary thereafter, subject to Mr. Noto’s continued service to us through each such date. The options are exercisable at grant date.
(4)Mr. Noto’s options had a vesting commencement date of February 26, 2018 and vest as to 20% of the shares subject to the option on the first anniversary of the vesting commencement date and as to 1/60th of the shares subject to the option on each monthly anniversary thereafter, subject to Mr. Noto’s continued service to us through each such date. The options are exercisable at grant date.
(5)Mr. Noto’s RSUs had a vesting commencement date of February 26, 2018. The service-based vesting condition of the RSUs is satisfied as to 20% of the RSUs on the first anniversary of the vesting commencement date, and as to 1/60th of the RSUs on each monthly anniversary thereafter, subject to Mr. Noto’s continued service to us through each such date.
(6)Mr. Noto’s RSUs had a vesting commencement date of March 14, 2020. The service-based vesting condition of the RSUs is satisfied as to 1/20th of the RSUs on each quarterly anniversary of the vesting commencement date, subject to Mr. Noto’s continued service to us through each such date.
(7)Mr. Noto’s RSUs vest beginning on March 14, 2023 and are subject to quarterly time-based vesting thereafter according to the following schedule and subject to Mr. Noto’s continued service to us through each such date: 425,172 RSUs on each of March 14, 2023, June 14, 2023 and September 14,

SoFi Technologies, Inc.

2023 and 425,170 RSUs on December 14, 2023; 518,479 RSUs on each of March 14, 2024 and June 14, 2024; 518,478 RSUs on September 14, 2024; and 518,477 RSUs on December 14, 2024.
(8)The PSUs vest, if at all, beginning on May 28, 2022, subject to the achievement of specified performance goals, including (i) the volume-weighted average closing price of our stock attaining $25, $35 and $45 Target Hurdles, over a 90-trading day period and (ii) now that we are a bank holding company, maintaining certain minimum standards applicable to bank holding companies, subject to continued employment on the date of vesting.
(9)Mr. Noto’s RSUs had a vesting commencement date of December 14, 2022. The grant is subject to quarterly time-based vesting, with unvested RSUs vesting according to the following schedule and subject to Mr. Noto’s continued service to us through each such date: 41,363 on each of March 14, 2023, June 14, 2023, and September 14, 2023; 41,262 on December 14, 2023; 41,364 on each of March 14, 2024 and June 14, 2024; and 41,363 on each of September 14, 2024 and December 14, 2024.
(10)Mr. Noto’s RSUs vest beginning on March 14, 2025 and will vest in four equal parts beginning on the vesting commencement date and quarterly thereafter, subject to continued employment on the date of vesting.
(11)Mr. Lapointe’s RSUs had a vesting commencement date of June 14, 2019. The grant is subject to quarterly time-based vesting, such that all awards are fully vested after the 16th quarter subsequent to the vesting commencement date, subject to Mr. Lapointe’s continued service to us through each such date.
(12)Mr. Lapointe’s RSUs had a vesting commencement date of December 14, 2019. The service-based vesting condition of the RSUs is satisfied as to 1/16th of the RSUs on each quarterly anniversary, subject to Mr. Lapointe’s continued service to us through each such date.
(13)Mr. Lapointe’s RSUs had a vesting commencement date of September 14, 2020. The grant is subject to quarterly time-based vesting, with unvested RSUs vesting according to the following schedule and subject to Mr. Lapointe’s continued service to us through each such date: 60,578 RSUs on March 14, 2023; 60,580 RSUs on each of June 14, 2023, September 14, 2023 and December 14, 2023; 70,381 RSUs on March 14, 2024; 70,384 RSUs on June 14, 2024; 70,383 RSUs on September 14, 2024; and 70,381 RSUs on December 14, 2024.
(14)Mr. Lapointe’s RSUs had a vesting commencement date of December 14, 2020. The grant is subject to quarterly time-based vesting, such that all awards are fully vested after the 16th quarter subsequent to the vesting commencement date, subject to Mr. Lapointe’s continued service to us through each such date.
(15)Mr. Lapointe’s RSUs had a vesting commencement date of March 14, 2022. The grant is subject to quarterly time-based vesting, with unvested RSUs vesting according to the following schedule and subject to Mr. Lapointe’s continued service to us through each such date: 25,991 RSUs on each of March 14, 2023, June 14, 2023, September 14, 2023, and December 14, 2023; 15,930 RSUs on each of March 14, 2024, June 14, 2024, and September 14, 2024; 15,929 RSUs on December 14, 2024; and 15,930 on each of March 14, 2025, June 14, 2025, September 14, 2025, and December 14, 2025.
(16)Mr. Borton’s RSUs had a vesting commencement date of September 14, 2021. The service-based vesting condition of the RSUs is satisfied as to 25% of the RSUs by the first anniversary of the vesting commencement date, and as to 6.25% of the RSUs on each quarterly anniversary thereafter, subject to Mr. Borton’s continued service to us through each such date.
(17)Mr. Borton’s RSUs had a vesting commencement date of August 14, 2022. The service-based vesting condition of the RSUs is satisfied as to 1/16th of the RSUs on each quarterly anniversary of the vesting commencement date, subject to Mr. Borton’s continued service to us through each such date.
(18)Mr. Rishel’s RSUs had a vesting commencement date of June 14, 2022. The service-based vesting conditions of the RSUs is satisfied as to 12.5% of the RSUs on the six-month anniversary of the vesting commencement date, and 6.25% of the RSUs quarterly thereafter, subject to Mr. Rishel’s continuous service on the date of vesting.
(19)Mr. Webster’s RSUs had a vesting commencement date of September 14, 2019. The service-based vesting conditions of the RSUs is satisfied as to 25% of the RSUs on the one-year anniversary of the vesting commencement date, and 6.25% of the RSUs quarterly thereafter, subject to Mr. Webster’s continuous service on the date of vesting.
(20)Mr. Webster’s RSUs had a vesting commencement date of March 14, 2021. The grant is subject to quarterly time-based vesting, with 1/16th of the RSUs vesting, subject to Mr. Webster’s continuous service on the date of vesting.
(21)Mr. Webster’s RSUs had a vesting commencement date of March 14, 2022. The grant is subject to quarterly time-based vesting, with unvested RSUs vesting according to the following schedule and subject to Mr. Webster’s continued service to us through each such date: 15,244 on each of March 14, 2023, June 14, 2023, September 14, 2023, and December 14, 2023; 19,196 on each of March 14, 2024, and June 14, 2024; 19,197 on September 14, 2024; and 19,196 on each of December 14, 2024, March 14, 2025, June 14, 2025, September 14, 2025, and December 14, 2025.
(22)Mr. Webster’s RSUs had a vesting commencement date of June 14, 2022. The grant is subject to quarterly time-based vesting, with 1/16th of the RSUs vesting, subject to Mr. Webster’s continuous service on the date of vesting.
(23)Ms. Gill’s options had a vesting commencement date of May 1, 2018 and vest as to 25% of the shares subject to the option on the first anniversary of the vesting commencement date and as to 1/48th of the shares subject to the option on each monthly anniversary thereafter, subject to Ms. Gill’s continued service to us through each such date. The options are exercisable at grant date. On April 1, 2020, Ms. Gill tendered 1,085,619 of the then-unvested stock options in exchange for 408,892 RSUs, which did not result in any incremental fair value at the time of the exchange.
(24)Ms. Gill’s options had a vesting commencement date of May 1, 2018 and vest as to 25% of the shares subject to the option on the first anniversary of the vesting commencement date and as to 1/48th of the shares subject to the option on each monthly anniversary thereafter, subject to Ms. Gill’s continued service to us through each such date. The options are exercisable at grant date. On April 1, 2020, Ms. Gill tendered 1,321,624 of the then-unvested stock options in exchange for 320,112 RSUs, which did not result in any incremental fair value at the time of the exchange.

SoFi Technologies, Inc.

Stock Vested During 2022
There were no stock options exercised by our NEOs during the year ended December 31, 2022. The following table summarizes the equity incentive plan awards stock vested for each NEO to which this table applies as of December 31, 2022:

	Stock Vested
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Anthony Noto	1,599,374	11,002,374
Christopher Lapointe	454,273	2,742,793
Chad Borton	250,799	1,386,492
Jeremy Rishel	467,855	2,072,598
Aaron Webster	458,322	2,688,437
Michelle Gill	903,303	7,198,387
__________________
(1)The values reflected in the table are determined by aggregating the values realized on stock vested throughout the year. The value realized on vesting at each vesting date is calculated as the number of shares acquired on vesting multiplied by the common stock per share value covering such vesting date.
Potential Payments Upon Termination or Change of Control
Certain of our NEOs are eligible for certain payments or benefits in connection with certain qualifying terminations or a change of control, as described herein.
Anthony Noto
Pursuant to the Noto Agreement, if Mr. Noto is terminated by SoFi without Cause (as defined in the Noto Agreement) or resigns for Good Reason (as defined in the Noto Agreement) (together, a “Qualifying Termination”), Mr. Noto shall be entitled to: (i) a lump-sum cash payment equal to the sum of (x) twelve months of Mr. Noto’s base salary, and (y) 100% of Mr. Noto’s annual cash bonus at the higher of (a) his target level and (b) his actual level of performance reasonably projected as of the termination of Mr. Noto’s employment, (ii) the continuation of health, dental and vision coverage under SoFi’s group insurance benefits at no cost to Mr. Noto for twelve months, and (iii) vesting acceleration of each of Mr. Noto’s then-outstanding equity incentives as if he had remained in continuous service to SoFi for an additional twelve months and as if all applicable performance-based vesting conditions (if any) were met at the target achievement level or, if higher, the actual level of achievement reasonably projected as of the termination of his employment, with such acceleration effective as of immediately prior to the termination of his employment.
Pursuant to the Noto Agreement, if Mr. Noto experiences a Qualifying Termination three months prior to or any time after a Change of Control (as defined in the Noto Agreement), Mr. Noto shall, in lieu of the above, be entitled to: (i) a lump-sum cash payment equal to the sum of (x) 18 months of Mr. Noto’s base salary, and (y) 150% of Mr. Noto’s annual bonus at the higher of (a) his target level and (b) his actual level of performance reasonably projected as of the termination of Mr. Noto’s employment, (ii) the continuation of health, dental and vision coverage under SoFi’s group insurance benefits at no cost to Mr. Noto for 18 months, and (iii) full vesting acceleration of each of Mr. Noto’s then-outstanding equity incentives (including as to all applicable performance-based vesting conditions (if any), which will be deemed satisfied at maximum achievement), with such acceleration effective as of immediately prior to the later of his Qualifying Termination and SoFi’s Change of Control.
Additionally, all equity grants are subject to automatic accelerated vesting upon a Change of Control of SoFi, if such grants are otherwise to be canceled for no consideration upon such Change of Control.
Mr. Noto’s severance payments are subject to the execution of a release of claims in favor of SoFi.
Christopher Lapointe
Effective September 14, 2020, when Mr. Lapointe was appointed Chief Financial Officer, and pursuant to his promotion letter (the “Lapointe Promotion Letter”), if Mr. Lapointe is terminated by SoFi without Cause (as defined in the

SoFi Technologies, Inc.

Lapointe Promotion Letter) or resigns for Good Reason (as defined in the Lapointe Promotion Letter), Mr. Lapointe shall be entitled to: (i) a lump-sum cash payment equal to the sum of (x) 12 months of Mr. Lapointe’s base salary, and (y) 100% of Mr. Lapointe’s annual cash bonus at the higher of (a) Mr. Lapointe’s target level and (b) Mr. Lapointe’s actual level of performance reasonably projected as of the termination of Mr. Lapointe’s employment, (ii) the continuation of health, dental and vision coverage under SoFi’s group insurance benefits at no cost to Mr. Lapointe for 12 months, and (iii) vesting acceleration of each of Mr. Lapointe’s then-outstanding RSUs as if he had remained in continuous service to SoFi for an additional 12 months.
Additionally, pursuant to the Lapointe Promotion Letter, if Mr. Lapointe is terminated by SoFi without Cause or resigns for Good Reason three months prior to or any time after a Change of Control (as defined in the Lapointe Promotion Letter), Mr. Lapointe shall, in lieu of the above, be entitled to: (i) a lump-sum cash payment equal to the sum of (x) 18 months of Mr. Lapointe’s base salary, and (y) 150% of Mr. Lapointe’s annual bonus at the higher of (a) his target level and (b) his actual level of performance reasonably projected as of the termination of Mr. Lapointe’s employment, (ii) the continuation of health, dental and vision coverage under SoFi’s group insurance benefits at no cost to Mr. Lapointe for 18 months, and (iii) full vesting acceleration of each of Mr. Lapointe’s then-outstanding RSUs.
Additionally, all equity grants are subject to automatic accelerated vesting upon a Change of Control of SoFi, if such grants are otherwise to be canceled for no consideration upon such Change of Control.
Mr. Lapointe’s severance payments are subject to the execution of a release of claims in favor of SoFi.
Jeremy Rishel
Pursuant to the Rishel Offer Letter, if Mr. Rishel is terminated by SoFi without Cause or resigns for Good Reason, upon the occurrence of a Change of Control, Mr. Rishel shall be entitled to full accelerated vesting of his then-outstanding RSUs associated with his new hire award.
Aaron Webster
Pursuant to the Webster Offer Letter, if Mr. Webster is terminated by SoFi without Cause or resigns for Good Reason, upon the occurrence of a Change of Control, Mr. Webster shall be entitled to full accelerated vesting of his then-outstanding RSUs associated with his new hire award.
The following table sets forth quantitative estimates of the benefits that would have accrued to our NEOs pursuant to the employment agreement or offer letters, as applicable, if his employment had been terminated under either a “Qualifying

SoFi Technologies, Inc.

Termination” or a “Qualifying Termination with Change of Control”, as well as benefits that would have accrued under solely a “Change of Control” as of December 31, 2022. Refer to the footnotes to the tables for definitions of these scenarios.
Ms. Gill was not entitled to payments or benefits upon her resignation from the Company. Accordingly, she has been excluded from the table below.

Name	Scenario	Cash Severance Benefits ($)(1)	Accelerated Vesting of Equity Awards ($)(2)	Continued Health Benefits ($)(3)	Total ($)
Anthony Noto	Qualifying Termination(4)	3,340,559	12,222,553	29,116	15,592,228
	Qualifying Termination with Change of Control(5)	5,010,839	28,484,120	43,674	33,538,633
	Change of Control(6)	—	28,484,120	—	28,484,120
Christopher Lapointe	Qualifying Termination(4)	1,160,000	2,194,618	—	3,354,618
	Qualifying Termination with Change of Control(5)	1,740,000	4,296,585	—	6,036,585
	Change of Control(6)	—	4,296,585	—	4,296,585
Jeremy Rishel	Qualifying Termination with Change of Control(5)	—	15,097,667	—	15,097,667
Aaron Webster	Qualifying Termination with Change of Control(5)	—	933,981	—	933,981
__________________
(1)Includes lump-sum base salary payments and non-equity incentive-based compensation payable to the NEO by SoFi as provided under the employment agreement or offer letters, as applicable. Additionally, in a Qualifying Termination, bonuses are determined to be the higher of the target or the actual level of performance reasonably projected at termination.
(2)Includes the fair value of RSUs and/or stock options that would immediately vest pursuant to the specified termination scenario. Award fair values are determined based on the closing price of SOFI of $4.61 on December 31, 2022. The fair value of accelerated RSUs is calculated as $4.61, multiplied by the number of outstanding and unvested RSUs as of December 31, 2022. The fair value of accelerated stock options is calculated as the number of unexercised stock options, multiplied by the intrinsic value, if any, of the stock options as measured by the excess of $4.61 over the applicable option exercise price.
(3)Calculated as (i) the cost of health, dental and vision insurance premiums under COBRA applicable to each NEO, multiplied by (ii) the number of months of continued health benefits coverage as provided under the employment agreement or offer letters, as applicable.
(4)A Qualifying Termination is a termination of employment by SoFi without “cause” or a resignation for “good reason”. Cause typically includes certain violations causing material injury to the Company, such as fraud, dishonesty, unauthorized use or disclosure of proprietary information, other willful misconduct, or the like. Good reason typically includes the occurrence of certain conditions without written consent, such as 10% reduction in base salary, a material breach by the Company of any agreement between the Company and employee, and the like.
(5)A Qualifying Termination with Change of Control is a Qualifying Termination, as discussed in footnote (4) above, at any time after, or within three months prior to, a Change of Control. For Mr. Noto and Mr. Lapointe, “Change of Control” has the same meaning as the term is defined under the applicable stock option and incentive plan, with modifications that a Change of Control is triggered by consummation of a transaction in which any “person” becomes the “beneficial owner”, directly or indirectly, of a majority of SoFi’s then-outstanding voting securities, rather than all of the then-outstanding voting securities as prescribed in the applicable stock option and incentive plan. Additionally, the definition of Change of Control in Mr. Noto’s and Mr. Lapointe’s employment agreement, promotion letter and offer letter, as applicable, excludes certain transactions by a preferred series investor.
(6)“Change of Control” has the same meaning as the term is defined in the applicable stock option and incentive plan. The values reflected herein assume no termination has occurred in connection with such Change of Control.

SoFi Technologies, Inc.

Estimated Ratio of CEO Compensation to Median Employee Compensation
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (“Annual Total Compensation”) of our median employee and the Annual Total Compensation of our CEO, Anthony Noto.
For 2022, the Annual Total Compensation of our median employee was $159,657. The Annual Total Compensation of Mr. Noto was $12,893,293. Therefore, the ratio of Mr. Noto’s Annual Total Compensation to the median employee’s Annual Total Compensation was 81 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
To identify the median employee, we used the following methodology:
•We had 4,222 total employees as of December 31, 2022 (the “Determination Date”), including full-time, part-time, seasonal and temporary workers, as appropriate, and excluding our CEO. As we acquired Technisys during 2022, we excluded all 1,220 Technisys employees from the calculation, who are located among various jurisdictions, including primarily Argentina (547), Ecuador (280), Uruguay (151) and Brazil (86). We also excluded the remaining 92 non-U.S. employees from the calculation, as they represented less than 5% of our total employees. These employees are located in Hong Kong (66), Mexico (16), Uruguay (6) and Canada (4).
•From the remaining 2,910 United States employees, we identified the median compensated employee as of the Determination Date by comparing a consistently applied compensation measure consisting of salary, wages (including overtime), bonuses and commissions paid to our employees, as well as the grant-date fair value of awards granted to our employees over the twelve-month period ending on the Determination Date (the “Measurement Period”). For any employees hired during the Measurement Period, we annualized the non-equity based compensation paid to the employees as if they had been active at the beginning of the Measurement Period.
•Based on the Estimated Compensation of each employee, we identified the median compensated employee as of the Determination Date, who is located in the District of Columbia.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s Annual Total Compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their pay ratios.

SoFi Technologies, Inc.

Pay Versus Performance
Pay Versus Performance Table
As required by Item 402(v) of Regulation S-K, we are providing the information below to illustrate the relationship between the SEC-defined compensation actually paid (“CAP”) and various measures used to gauge the Company’s financial performance. CAP is calculated in accordance with Item 402(v) of Regulation S-K and differs from compensation disclosed in the “2022 Summary Compensation Table” and the other compensation-related tables disclosed in this “Executive Compensation.” For further information concerning our compensation philosophy and how we align executive compensation with our performance, see the section entitled “Compensation Discussion and Analysis”.

					Value of Initial Fixed $100 Invested Based on:
Performance Year	Summary Compensation Table Total for Principal Executive Officer(1)	Compensation Actually Paid to Principal Executive Officer(1)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1)	Total Shareholder Return(2)	Peer Group Total Shareholder Return(2)	Net Income (Loss) ($ in thousands)	Company-Selected Measure —Adjusted Net Revenue ($ in thousands)
2022	$12,893,293	$(121,490,627)	$10,363,699	$(25,896,259)	$20.35	$77.11	$(320,407)	$1,540,492
2021	$102,998,110	$119,107,305	$19,026,864	$20,461,726	$70.42	$114.30	$(483,937)	$1,010,325
2020	$53,533,739	$92,386,353	$11,039,231	$17,084,857	n/a	n/a	$(224,053)	$621,207
__________________
(1)Mr. Noto is represented as the principal executive officer (“PEO”) for each of the performance years presented. For the 2022 performance year, the non-PEO named executive officers (“non-PEO NEOs”) include Messrs. Lapointe, Borton, Rishel and Webster and Ms. Gill. For the 2021 performance year, the non-PEO NEOs include Messrs. Lapointe and White and Mses. Gill and Nuckles. For the 2020 performance year, the non-PEO NEOs include Mr. Lapointe and Mses. Gill, Nuckles and Renz.
(2)Total Shareholder Return (“TSR”) is cumulative for the measurement periods beginning on June 1, 2021 (the date our common stock commenced trading on the Nasdaq Global Select Market) and ending on the last day in 2022 and 2021, calculated in accordance with Item 201(e) of Regulation S-K. “Peer Group” represents the Nasdaq Composite index for the years disclosed in the table. No information is provided for 2020, as our common stock was not publicly traded.
Our NEOs’ target total compensation is heavily weighted towards short and long-term performance. The majority of our NEOs’ target annual total direct compensation is both variable in nature and "at-risk". Adjusted net revenue is one of the primary measures in our performance-based Annual Cash Bonus Plan. Our long-term incentives are time-based RSUs, in addition to PSUs that we grant from time to time. The compensation actually paid to our NEOs largely reflects the volatility in the Company’s stock price over the period of time covered in the table.
Reconciliation of Summary Compensation Table Total to Compensation Actually Paid
The Compensation Committee does not utilize CAP as the basis for making compensation decisions. The calculation of CAP requires that we make adjustments to amounts previously reported in the Summary Compensation Table for the years presented. The SEC’s valuation and calculation methods for CAP differ from those required in the Summary Compensation Table. The table below summarizes compensation values presented in the Summary Compensation Table and the adjusted values required to reconcile these values to the CAP presented above. The amounts shown below for non-PEO NEOs for each

SoFi Technologies, Inc.

year represents an average of all non-PEO NEOs. CAP to the PEO and non-PEO NEOs represents Summary Compensation Table total compensation adjusted by the following amounts:

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid(1)
Summary Compensation Table Total	Summary Compensation Table Total(2)	Plus Fair Value of Equity Awards Granted in Covered Year and Unvested at Year End	Change in Fair Value of Equity Awards Granted in Prior Years and Unvested at Year End	Plus Fair Value of Equity Awards Granted and Vested in Covered Year	Less Fair Value of Equity Awards Reported in the Summary Compensation Table in the Covered Year	Change in Fair Value of Equity Awards Granted in Prior Years and Vested in Covered Year	Less Fair Value of Equity Awards Granted in Prior Years and Forfeited in Covered Year(3)	Compensation Actually Paid(4)
2022 – PEO	$12,893,293	$4,684,963	$(99,602,444)	$—	$(9,400,414)	$(30,066,025)	$—	$(121,490,627)
2022 – non-PEO NEOs	10,363,699	6,032,115	(11,117,288)	927,430	(9,026,274)	(3,934,694)	(19,141,247)	(25,896,259)
2021 – PEO	$102,998,110	$46,631,650	$45,712,042	$—	$(101,187,079)	$24,952,582	$—	$119,107,305
2021 – non-PEO NEOs	19,026,864	13,477,008	831,998	2,002,816	(17,674,364)	2,797,404	—	20,461,726
2020 – PEO	$53,533,739	$56,968,264	$27,737,216	$2,406,701	$(52,118,397)	$3,858,830	$—	$92,386,353
2020 – non-PEO NEOs	11,039,231	13,250,711	1,257,859	1,297,375	(10,017,783)	257,464	—	17,084,857
__________________
(1)Fair values are calculated in accordance with ASC 718 as of the end of the respective year, other than awards that vest in the covered year, which are valued as of the applicable vesting dates.
(2)Reflects the total compensation amount for the PEO and average total compensation amount for the non-PEO NEOs as reported in the Summary Compensation Table for each year presented.
(3)Reflects awards that failed to meet vesting conditions during the covered year.
(4)Reflects the actual CAP for the PEO and average CAP for the non-PEO NEOs.
Relationship Between CAP and Net Income (Loss) and Adjusted Net Revenue
The following graph compares the compensation actually paid to our PEO, the average of the compensation actually paid to our non-PEO NEOs and the Company’s net income (loss).

Compensation Actually Paid ($ in thousands)
$160,000
$80,000
$—
$(80,000)
$(160,000)
Net Income (Loss) ($ in thousands)
$(160,000)
$(320,000)
$(480,000)
$(640,000)
$(800,000)
$(224,053)
$92,386
$17,085
$119,107
$20,462
$(483,937)
$(320,407)
$(25,896)
$(121,491)
2020
2021
2022
PEO CAP
Avg. non-PEO NEO CAP
Net Income (Loss)

SoFi Technologies, Inc.

Relationship Between CAP and Adjusted Net Revenue
The following graph compares the compensation actually paid to our PEO, the average of the compensation actually paid to our non-PEO NEOs and the Company’s adjusted net revenue.

$160,000
$80,000
$—
$(80,000)
$(160,000)
Compensation Actually Paid ($ in thousands)
$2,400,000
$1,800,000
$1,200,000
$600,000
$—
Adjusted Net Revenue ($ in thousands)
$92,386
$17,085
$119,107
$20,462
$(121,491)
$(25,896)
$621,207
$1,010,325
$1,540,492
2020
2021
2022
PEO CAP
Avg. non-PEO NEO CAP
Adjusted Net Revenue

Relationship Between CAP and Total Shareholder Return
The following graph compares the compensation actually paid to our PEO, the average of the compensation actually paid to our non-PEO NEOs and TSR for the Company and the Nasdaq Composite Index, which is cumulative based on the performance of a $100 investment from June 1, 2021 (the date our common stock commenced trading on the Nasdaq Global Select Market) to the last day in each of 2021 and 2022. The graph below shows a connection between compensation actually paid and TSR.

$130,000
$(130,000)
Compensation Actually Paid ($ in thousands)
$140.00
$105.00
$70.00
$35.00
$—
Total Shareholder Return
$119,107
$114.30
$20,462
$70.42
$77.11
$(25,896)
$20.35
$(121,491)
2021
2022
PEO CAP
Avg. non-PEO NEO CAP
Company TSR
Nasdaq Composite TSR

SoFi Technologies, Inc.

Tabular List of Performance Measures
In accordance with Item 402(v) of Regulation S-K, the following are the performance measures, both financial and nonfinancial in nature, that the Company has determined to represent the most important performance measures used to link CAP (for both the PEO and the non-PEO NEOs) for the most recent year to Company performance:
Adjusted net revenue (financial performance measure and Company-selected measure)
Adjusted net revenue is a non-GAAP measure defined as total net revenue, adjusted to exclude the fair value changes in servicing rights and residual interests classified as debt due to valuation inputs and assumptions changes, as they are non-cash charges that are not realized during the period, and therefore positive or negative changes do not impact the cash available to fund our operations. This measure helps provide our management with an understanding of the net revenue available to finance our operations and helps management better decide on the proper expenses to authorize for each of our operating segments, to ultimately help achieve target contribution profit margins. Therefore, the measure of adjusted net revenue serves as both the starting point for how we think about the liquidity generated from our operations and also the starting point for our annual financial planning, the latter of which focuses on the cash we expect to generate from our operating segments to help fund the current year’s strategic objectives.
Refer to Appendix B for additional discussion of adjusted net revenue, as well as a reconciliation to the most directly comparable GAAP measure.
Adjusted EBITDA (financial performance measure)
Adjusted EBITDA is defined as net income (loss), adjusted to exclude, as applicable: (i) corporate borrowing-based interest expense (our adjusted EBITDA measure is not adjusted for warehouse or securitization-based interest expense, nor deposit interest expense and finance lease liability interest expense, as these are not direct operating expenses), (ii) income tax expense (benefit), (iii) depreciation and amortization, (iv) share-based expense (inclusive of equity-based payments to non-employees), (v) impairment expense (inclusive of goodwill impairment and property, equipment and software abandonments), (vi) transaction-related expenses, (vii) fair value changes in warrant liabilities, and (viii) fair value changes in each of servicing rights and residual interests classified as debt due to valuation assumptions. We believe adjusted EBITDA provides a useful measure for period-over-period comparisons of our business, as it removes the effects of certain non-cash items and certain charges that are not indicative of our core operating performance or results of operations. It is also a measure that management relies upon to evaluate cash flows generated from operations, and therefore the extent of additional capital, if any, required to invest in strategic initiatives.
Refer to Appendix B for additional discussion of adjusted EBITDA, as well as a reconciliation to the most directly comparable GAAP measure.
Incremental net income margin (financial performance measure)
Incremental net income margin is calculated as the change in net loss year over year divided by the change in adjusted net revenue year over year. We view incremental net income margin as indicative of the level of net income margins we can deliver long term, given ongoing investments in the business.
New members (nonfinancial performance measure)
We refer to our customers as “members”. We define a member as someone who has a lending relationship with us through origination and/or ongoing servicing, opened a financial services account, linked an external account to our platform or signed up for our credit score monitoring service. Once someone becomes a member, they are always considered a member unless they violate our terms of service. We view members as an indication not only of the size and a measurement of growth of our business, but also as a measure of the significant value of the data we have collected over time. “New members” represents the increase in members during the period.
New products (nonfinancial performance measure)
Total products refers to the aggregate number of lending and financial services products that our members have selected on our platform since our inception through the reporting date, whether or not the members are still registered for such products. Total products is a primary indicator of the size and reach of our Lending and Financial Services segments. Management relies on total products metrics to understand the effectiveness of our member acquisition efforts and to gauge

SoFi Technologies, Inc.

the propensity for members to use more than one product. In the event a member is removed in accordance with our terms of service, the member’s associated products are also removed. “New Products” represents the increase in total products during the period.

SoFi Technologies, Inc.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of our voting shares by:
•each person who is known to be the beneficial owner of more than 5% of our voting shares;
•each of our named executive officers and directors; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, they or it possesses sole or shared voting or investment power over that security, including options, RSUs and warrants that are currently exercisable or exercisable within 60 days of March 31, 2023.
Percentage ownership of our voting securities is based on 940,338,835 shares of our common stock issued and outstanding as of the close of business on March 31, 2023.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares	% of Ownership
5% Holders
The Vanguard Group(2)	68,270,315	7.3%
Directors and Named Executive Officers
Anthony Noto(3)	17,999,880	1.9%
Christopher Lapointe(4)	638,128	*
Chad Borton(5)	293,829	*
Michelle Gill(6)	3,948,155	*
Jeremy Rishel(7)	301,582	*
Aaron Webster(8)	683,275	*
Tom Hutton(9)	994,325	*
Steven Freiberg(10)	891,535	*
Ahmed Al-Hammadi(11)	25,714	*
Ruzwana Bashir(12)	15,714	*
Michael Bingle(13)	15,714	*
Richard Costolo(14)	265,714	*
Clara Liang(15)	272,786	*
Harvey Schwartz(16)	299,066	*
Magdalena Yeşil(17)	1,125,802	*
All directors and current executive officers as a group (17 individuals)	26,515,141	2.7%
__________________
*Less than one percent
(1)Unless otherwise noted, the business address of each of those listed in the table above is 234 1st Street, San Francisco, CA 94105.
(2)The address of The Vanguard Group is 100 Vanguard Blvd, Malvern, Pennsylvania 19355. The Vanguard Group has shared voting power over 230,269 shares of common stock, sole dispositive power over 67,323,304 shares of common stock and shared dispositive power over 947,011 shares of common stock. This information is based on a Schedule 13G/A filed with the SEC on February 9, 2023.
(3)Includes 11,676,760 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2023, and 22,581 shares issuable upon exercise of warrants to purchase common stock.
(4)Consists of shares held of record by Mr. Lapointe.
(5)Includes 51,246 shares of common stock issuable upon vesting of RSUs within 60 days of March 31, 2023.
(6)Includes 2,036,897 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2023.
(7)Consists of shares held of record by Mr. Rishel.
(8)Consists of shares held of record by Mr. Webster.

SoFi Technologies, Inc.

(9)Includes 211,361 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2023 and 210,589 shares of common stock held in a living trust directed by Mr. Hutton.
(10)Includes 546,850 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2023.
(11)Mr. Al-Hammadi serves as Chief Investment Officer, Europe, Russia and Turkey for Qatar Investment Authority, the ultimate parent of QIA FIG Holding LLC. Mr. Al-Hammadi disclaims beneficial ownership of 19,840,073 shares held of record and 11,290,344 shares which may be acquired upon exercise of warrants to purchase common stock held of record by QIA FIG Holding LLC. The address of the entities named above is Qatar Investment Authority, Ooredoo Tower (Building 14), Al Dafna Street (Street 801), Al Dafna (Zone 61), Doha, Qatar.
(12)Consists of shares held of record by Ms. Bashir.
(13)Mr. Bingle serves as the Vice Chairman of Silver Lake. Mr. Bingle disclaims beneficial ownership of 32,012,230 shares beneficially owned by affiliates of Silver Lake Group, LLC, which includes 858,065 shares underlying exercisable warrants. The address of Mr. Bingle is c/o Silver Lake, 55 Hudson Yards, 550 West 34th Street, 40th Floor, New York, NY 10001.
(14)Consists of 265,714 shares held of record by 91063 LLC. Mr. Costolo serves as the Manager of 91063 LLC.
(15)Includes 260,099 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2023 and 12,687 shares of common stock issuable within 60 days of March 31, 2023.
(16)Consists of shares held of record by Mr. Schwartz.
(17)Includes (i) 313,704 shares of common stock issuable upon the exercise of options exercisable as of March 31, 2023, (ii) 348,560 shares held of record by Ms. Yeşil, (iii) 144,629 shares held of record by the Troy Kevork Wickett Trust, of which Ms. Yeşil is a trustee, (iv) 144,629 shares held of record by the Justin Yesil Wickett Trust, of which Ms. Yeşil is a trustee, and (v) 174,280 shares held of record by James F. Wickett, Ms. Yeşil’s spouse.

SoFi Technologies Series 1 Preferred Stock
The following table sets forth information regarding the beneficial ownership of shares of Redeemable Preferred Stock designated as Series 1 Fixed-to-Floating rate Cumulative Redeemable Preferred Stock (“Series 1 preferred stock”) by the same categories of persons listed in the table above as of March 31, 2023.
Percentage ownership of our voting securities is based on 3,234,000 shares of SoFi Technologies Series 1 preferred stock issued and outstanding as of March 31, 2023.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares	% of Ownership
5% Holders
QIA FIG Holding LLC(2)	3,000,000	92.8%
Entities Affiliated with Silver Lake(3)	228,000	7.1%
Directors and Named Executive Officers
Anthony Noto	6,000	*
Ahmed Al-Hammadi(4)	3,000,000	92.8%
All SoFi Technologies directors and executive officers as a group (17 individuals)	3,006,000	92.9%
__________________
*Less than one percent
(1)Unless otherwise noted, the business address of each of those listed in the table above is 234 1st Street, San Francisco, CA 94105.
(2)The address for this entity is Qatar Investment Authority, Ooredoo Tower (Building 14), Al Dafna Street (Street 801), Al Dafna (Zone 61), Doha, Qatar. This information is based on a Form 4 filed with the SEC on August 5, 2021.
(3)Consists of (i) 224,261 shares held of record by Silver Lake Partners IV, L.P. and (ii) 3,739 shares held of record by Silver Lake Technology Investors IV (Delaware II), L.P. Silver Lake Technology Associates IV, L.P. is the general partner of Silver Lake Partners IV, L.P. and Silver Lake Technology Investors IV (Delaware II), L.P. The general partner of Silver Lake Technology Associates IV, L.P. is SLTA IV (GP), L.L.C., the managing member of which is Silver Lake Group, L.L.C. The managing members of Silver Lake Group, L.L.C. are Egon Durban, Kenneth Hao, Gregory Mondre and Joseph Osnoss. The address of each of the entities named above is 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025. This information is based on a Form 4 filed with the SEC on June 2, 2021.
(4)Consists of shares held by QIA FIG Holding LLC. Mr. Al-Hammadi serves as Chief Investment Officer, Europe, Russia and Turkey for Qatar Investment Authority, the ultimate parent of QIA FIG Holding LLC. Mr. Al-Hammadi disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein. The address of the entities named above is Qatar Investment Authority, Ooredoo Tower (Building 14), Al Dafna Street (Street 801), Al Dafna (Zone 61), Doha, Qatar. This information is based on a Form 4 filed with the SEC on August 5, 2021.

SoFi Technologies, Inc.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2022.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities already reflected)
Equity compensation plans approved by security holders	69,555,512	(2)	n/a	(3)	26,434,957
Equity compensation plans not approved by security holders	50,467,043		$7.99		—
Total	120,022,555		$7.99		26,434,957
__________________
(1)Includes the Company’s 2021 Plan (approved by security holders) and the Company’s 2011 Plan (not approved by security holders). Upon the Closing, the remaining unallocated share reserve under the 2011 Plan was cancelled and no new awards may be granted under such plan. The 2021 Plan provided that the number of shares reserved and available for issuance under the plan automatically increase each January 1 by the lesser of (i) a number equal to the excess (if any) of (a) 5% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year over (b) the number of shares of stock then reserved for issuance under the 2021 Plan as of such date and (ii) such smaller number of shares of common stock as determined by our Board of Directors. Under the 2021 Plan, effective January 1, 2022, our Board of Directors authorized the issuance of an additional 8,937,242 shares. In 2022, the Company’s stockholders approved the amendment and restatement of the 2021 Plan (the “Amended and Restated 2021 Plan”), including a modification to the evergreen provision and an increase in the number of shares of common stock available for issuance under the plan. As of December 31, 2022, the Amended and Restated 2021 Plan includes an aggregate of 104,983,148 shares of common stock authorized for issuance of awards. The Amended and Restated 2021 Plan allows for the number of authorized shares to increase on the first day of each year beginning on January 1, 2023 and ending on and including January 1, 2030 equal to the lesser of (a) five percent of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year, and (b) such smaller number of shares of common stock as determined by the Board of Directors.
(2)Represents the number of shares of common stock underlying 49,991,765 outstanding RSUs and 19,563,747 outstanding PSUs.
(3)There are no outstanding options or warrants under the 2021 Plan. Weighted average exercise price is not applicable to RSUs and PSUs.

SoFi Technologies, Inc.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described under “Executive Compensation” and “Management” and the registration rights described elsewhere in this Proxy Statement, the following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeds or will exceed $120,000; and
•any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.
We also describe below certain other transactions and relationships with our directors, executive officers and stockholders.
Shareholders’ Agreement
We, the Sponsor and certain former shareholders of Social Finance (the “SoFi Holders”) entered into the Shareholders’ Agreement. The SoFi Holders include entities affiliated with SoftBank and Red Crow Capital, entities affiliated with Michael Bingle, one of our directors, and an entity affiliated with Mr. Al-Hammadi, one of our directors. Pursuant to the Shareholders’ Agreement, we also entered into the Share Repurchase Agreement with SoftBank Group Capital Limited (the “Share Repurchase Agreement”) committing us to repurchase, in the aggregate, $150 million of shares of common stock owned by the SoftBank Investors at a price per share equal to $10.00. Following such repurchase, in the event the combined ownership of shares of common stock by the SoftBank investors and Renren SF Holdings Inc., or their affiliates, exceeds a specified regulatory ownership threshold, the SoftBank Investors will convert a number of shares of common stock into non-voting common stock such that, the combined ownership of the SoftBank Investors, Renren SF Holdings Inc. and their affiliates will not exceed such threshold. The Shareholders’ Agreement further sets forth ongoing board designation rights that entitle (i) the SCH Sponsor to nominate up to two (2) independent directors, (ii) the SoftBank investors to nominate up to two (2) directors, (iii) the Silver Lake investors to nominate one (1) director, (iv) the QIA investors to nominate one (1) director, and (v) the Red Crow investors to nominate one (1) director, in each case so long as such entity or its affiliates owns a certain percentage of our common stock. Certain of these entities are also entitled to certain designation rights with respect to committees of our Board of Directors. In April 2021, the SoftBank investors and Red Crow investors waived their board designation rights. Pursuant to the Shareholders’ Agreement, if, as of the Closing, we maintained an amount of available cash that exceeds a certain minimum threshold, and our Board of Directors approved the repurchase of our common stock, then until the earlier of 180 days following the Closing and such time as the amount of such repurchases equals $250 million, we were required to offer the SoFi Holders the right to sell to us shares of our common stock owned by the SoFi Holders at a price per share equal to $10.00, subject to certain prioritization between such stockholders, and in each case on the terms, and subject to the conditions, set forth in the Shareholders’ Agreement. As of the date of this Proxy Statement, our Board of Directors has not approved such a repurchase.
Series 1 Registration Rights Agreement
At the Closing, we and holders of Series 1 preferred stock entered into the Series 1 Registration Rights Agreement, pursuant to which we agreed to register for resale, pursuant to Rule 415 under the Securities Act, the Series 1 preferred stock and any other of our equity securities or securities of our subsidiaries issued or issuable with respect to shares of Series 1 preferred stock. The Series 1 Registration Rights Agreement also provides for certain customary piggyback registration rights. The Series 1 Registration Rights Agreement will terminate on the date that such party no longer holds any Registrable Securities (as defined therein). The holders of Series 1 Preferred include certain parties related to us.
Amended and Restated Registration Rights Agreement
At the Closing, we, the Sponsor, certain affiliates of the Sponsor and certain SoFi stockholders entered into an Amended and Restated Registration Rights Agreement, pursuant to which we agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of our common stock and other of our equity securities that are held by the parties thereto from time to time. The Amended and Restated Registration Rights Agreement amends and restates the registration

SoFi Technologies, Inc.

rights agreement that was entered into by SCH, the Sponsor and the other parties thereto in connection with the SCH initial public offering. The Amended and Restated Registration Rights Agreement also provides for certain customary piggyback registration rights. The Amended and Restated Registration Rights Agreement will terminate on the date that such party no longer holds any Registrable Securities (as defined therein). The SoFi stockholders party to the agreement include parties related to us, including entities affiliated with SoftBank and Red Crow Capital, LLC, entities affiliated with Michael Bingle and Ahmed Al-Hammadi, two of our directors, Jay Parikh and Jennifer Dulski, former directors of SCH, certain entities affiliated with Chamath Palihapitiya, the former Chairman of the Board of Directors of SCH and certain entities affiliated with Ian Osborne, the former President and a former director of SCH.
Amended and Restated Series H Warrants
On May 29, 2019, in connection with issuances of Social Finance Series H preferred stock and Social Finance Series 1 preferred stock, Social Finance issued 12,170,990 Series H Warrants to parties related to us, including QIA FIG Holding LLC, entities affiliated with Silver Lake and Anthony Noto. On May 28, 2021, in connection with the Business Combination, we entered into an amended and restated warrant with each holder of Series H Warrants, which warrants superseded the outstanding warrants to purchase shares of Social Finance Series H preferred stock, and pursuant to which each holder will have the right to purchase a number of shares of our common stock set forth therein.
Executive Officer and Director Compensation Arrangements
See “Executive Compensation” and “Corporate Governance - Director Compensation” for information regarding compensation arrangements with the executive officers and directors of SoFi, which include, among other things, employment, termination of employment and change of control arrangements, stock awards and certain other benefits.
Director and Officer Indemnification
Our Certificate of Incorporation and Bylaws provide for indemnification for our directors and officers to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors and executive officers. For additional information, see “Corporate Governance  —  Limitations of Liability and Indemnification Matters”.
Pre-Business Combination Related Party Transactions of Social Finance
In connection with the execution of the Merger Agreement in January 2021, SCH and the Series 1 Holders, including Anthony Noto, entered into the Series 1 Agreement. The Series 1 Agreement amends and restates in its entirety the Original Series 1 Agreement and assigns all of Social Finance’s rights, remedies, obligations and liabilities under the Original Series 1 Agreement to SoFi. The Series 1 Agreement contains financial and other covenants, provides for certain information rights and provided for the cash payment of $21.2 million to the Series 1 Holders, immediately upon the Closing, in full satisfaction of the special payment rights set forth in the Original Series 1 Agreement, which was subject to adjustment in accordance with the Merger Agreement. The Series 1 Agreement further provides that if the holders of a majority of the outstanding shares of Series 1 preferred stock are entitled to appoint a director designated by QIA FIG Holding LLC to our Board of Directors, as provided in our Certificate of Incorporation, then each Series 1 Investor shall vote such number of shares of Series 1 preferred stock as is necessary to ensure that the person designated by QIA FIG Holding LLC is so elected.
Policies and Procedures for Related Person Transactions
Our Nominating and Corporate Governance Committee has the responsibility for reviewing and approving or disapproving “related party transactions.” We adopted a written policy following the Closing for the review and approval of related party transactions that sets forth the following policies and procedures for the review and approval or ratification of related party transactions. A related party transaction means any transaction, arrangement or relationship in which the amount involved exceeds $120,000 and any related party has or will have a direct or indirect material interest (other than solely as a result of being a director, officer or a less than 10 percent beneficial owner of another entity).
•The Nominating and Corporate Governance Committee reviews the material facts of all related party transactions.
•In reviewing any related person transaction, the Nominating and Corporate Governance Committee takes into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less

SoFi Technologies, Inc.

favorable to us than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
•In connection with its review of any related person transaction, we will provide the Nominating and Corporate Governance Committee with all material information regarding such related person transaction, the interest of the related person and any potential disclosure obligations we have in connection with such related person transaction.
If a related person transaction will be ongoing, the Nominating and Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related person.

SoFi Technologies, Inc.

AUDIT COMMITTEE REPORT
Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws, regulations and ethical business standards. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and to report its findings to our Board of Directors. The Audit Committee members are not professional accountants and their functions are not intended to duplicate or to certify the activities of management or Deloitte & Touche LLP, nor can the Audit Committee certify that Deloitte & Touche LLP is “independent” under applicable rules. The Audit Committee serves a board-level oversight role and provides advice, counsel and direction to management on the basis of the information it receives, discussions with management and Deloitte & Touche LLP and the experience of its members in business, financial and accounting matters.
In this context, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2022 with Company management. Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).
The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Deloitte & Touche LLP also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding its independence, and the Audit Committee discussed with Deloitte & Touche LLP its independence.
Based upon the Audit Committee's discussions with management and Deloitte & Touche LLP and the Audit Committee's review of the representation of management and the report of Deloitte & Touche LLP to the Audit Committee, the Audit Committee recommended that our Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors:
Tom Hutton (Chair)
Ahmed Al-Hammadi
Clara Liang
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of SoFi under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SoFi Technologies, Inc.

OTHER MATTERS
2022 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2022 are included in our Annual Report on Form 10-K. Our Annual Report and this Proxy Statement are posted on our website at https://investors.sofi.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Investor Relations, SoFi Technologies, Inc., 234 1st Street, San Francisco, California 94105.
Stockholder Communications
We provide an informal process for stockholders to send communications to our Board of Directors and its members. We make an effort to ensure that the views of stockholders are heard by our Board of Directors or individual directors, as applicable. Stockholders who wish to contact our Board of Directors or any of its members may do so by writing to ir@sofi.org. Our investor relations team, in consultation with our General Counsel or an Associate General Counsel, will review all incoming stockholder communications and, if appropriate, will route such communications to the appropriate director(s) or, if none is specified, to our Chief Executive Officer. Communications deemed inappropriate will not be forwarded, including, but not limited to, solicitations, advertisements, surveys, mass mailings or communications consisting of individual grievances or other interests that are personal to the writer and could not be reasonably construed to be of concern to stockholders or other constituencies of the Company.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and certain officers, as well as persons who own more than 10 percent of our common stock, to file with the SEC initial reports of beneficial ownership on Form 3 and reports of subsequent changes in beneficial ownership on Form 4 or Form 5. Based solely on our review of these forms filed with the SEC, and certifications from our executive officers and directors that no other reports were required for such persons, we believe that all directors and officers and greater than 10 percent shareholders complied with the filing requirements applicable to them for the year ended December 31, 2022 in a timely manner; except that two reports, each a Form 4, covering an aggregate of four transactions, were filed late by Anthony Noto.

SoFi Technologies, Inc.

APPENDIX A
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
SOFI TECHNOLOGIES, INC.

SoFi Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:
FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Certificate of Amendment to the Certificate of Incorporation setting forth the proposed amendment to the Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) and (ii) declaring the Certificate of Amendment to be advisable and in the best interests of the Corporation and its stockholders in accordance with Section 242 of the Delaware General Corporation Law (the “DGCL”). The resolution setting forth the proposed amendment is as follows:
“RESOLVED, the first paragraph of Article IV of the Certificate of Incorporation of the Corporation shall be amended and restated to read in its entirety as follows:
The Corporation is authorized to issue four classes of stock to be designated, respectively, “Common Stock,” “Non-Voting Common Stock,” “Preferred Stock” and “Redeemable Preferred Stock.” The total number of shares of capital stock that the Corporation shall have authority to issue is [___________]. The total number of shares of Common Stock that the Corporation is authorized to issue is [___________], having a par value of $0.0001 per share, the total number of shares of Non-Voting Common Stock that the Corporation is authorized to issue is [___________], having a par value of $0.0001 per share, the total number of shares of Preferred Stock that the Corporation is authorized to issue is [___________], having a par value of $0.0001 per share, and the total number of shares of Redeemable Preferred Stock that the Corporation is authorized to issue is 100,000,000, having a par value of $0.0000025 per share. References to Preferred Stock herein shall not include the Redeemable Preferred Stock or any series thereof, and references to Redeemable Preferred Stock herein shall not include the Preferred Stock or any series thereof.
Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware, (1) every [___________] shares of the Corporation’s Common Stock, issued and outstanding immediately prior to the Effective Time shall, automatically and without any further action on the part of the Corporation or the respective holder thereof, be combined into one validly issued, fully paid and non-assessable share of Common Stock and (2) every [___________] shares of the Corporation’s Redeemable Preferred Stock, issued and outstanding immediately prior to the Effective Time shall, automatically and without any further action on the part of the Corporation or the respective holder thereof, be combined into one validly issued, fully paid and non-assessable share of Redeemable Preferred Stock (together, the “Reverse Stock Split”); provided, however, no fractional shares of Common Stock or Redeemable Preferred Stock shall be issued in connection with the Reverse Stock Split. The Corporation shall issue and deliver one full share of post-Reverse Stock Split Common Stock or Redeemable Preferred Stock to any stockholder (other than with respect to shares held by the Corporation as treasury stock) who would have been entitled to receive a fractional share of Common Stock or Redeemable Preferred Stock, respectively, as a result of the Reverse Stock Split, in lieu of receiving such fractional share. The Reverse Stock Split shall occur whether or not any certificates representing such shares are surrendered to the Corporation or its transfer agent.”
SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the Certificate of Amendment.
THIRD: The Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL.
A-1

SoFi Technologies, Inc.

FOURTH: That except as amended hereby, the provisions of the Corporation’s Certificate of Incorporation shall remain in full force and effect.
FIFTH: This Certificate of Amendment shall be effective as of ____, ____ at ____[a.m./p.m.].

IN WITNESS WHEREOF, I have signed this Certificate of Amendment on this ________ day of ________, _______.

SoFi Technologies, Inc.

____________________________
Anthony Noto, Chief Executive Officer

A-2

SoFi Technologies, Inc.

APPENDIX B
Non-GAAP Financial Measures
Our management and Board of Directors use adjusted net revenue and adjusted EBITDA, which are non-GAAP financial measures, to evaluate our operating performance, formulate business plans, help better assess our overall liquidity position, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe that adjusted net revenue and adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
Adjusted Net Revenue
Adjusted net revenue is defined as total net revenue, adjusted to exclude the fair value changes in servicing rights and residual interests classified as debt due to valuation inputs and assumptions changes, which relate only to our Lending segment. We adjust total net revenue to exclude these items, as they are non-cash charges that are not realized during the period, and therefore positive or negative changes do not impact the cash available to fund our operations. This measure helps provide our management with an understanding of the net revenue available to finance our operations and helps management better decide on the proper expenses to authorize for each of our operating segments, to ultimately help achieve target contribution profit margins. Therefore, the measure of adjusted net revenue serves as both the starting point for how we think about the liquidity generated from our operations and also the starting point for our annual financial planning, the latter of which focuses on the cash we expect to generate from our operating segments to help fund the current year’s strategic objectives. Adjusted net revenue has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, such as total net revenue. The primary limitation of adjusted net revenue is its lack of comparability to other companies that do not utilize this measure or that use a similar measure that is defined in a different manner.
We reconcile adjusted net revenue to total net revenue, the most directly comparable GAAP measure, as presented below:

	Year Ended December 31,
($ in thousands)	2022	2021	2020
Total net revenue	$1,573,535	$984,872	$565,532
Servicing rights – change in valuation inputs or assumptions(1)	(39,651)	2,651	17,459
Residual interests classified as debt – change in valuation inputs or assumptions(2)	6,608	22,802	38,216
Adjusted net revenue	$1,540,492	$1,010,325	$621,207
__________________
(1)Reflects changes in fair value inputs and assumptions on servicing rights, including conditional prepayment, default rates and discount rates. These assumptions are highly sensitive to market interest rate changes and are not indicative of our performance or results of operations. Moreover, these non-cash charges are unrealized during the period and, therefore, have no impact on our cash flows from operations. As such, these positive and negative changes are adjusted out of total net revenue to provide management and financial users with better visibility into the net revenue available to finance our operations and our overall performance.
(2)Reflects changes in fair value inputs and assumptions on residual interests classified as debt, including conditional prepayment, default rates and discount rates. When third parties finance our consolidated securitization variable interest entities (“VIEs”) by purchasing residual interests, we receive proceeds at the time of the closing of the securitization and, thereafter, pass along contractual cash flows to the residual interest owner. These residual debt obligations are measured at fair value on a recurring basis, but they have no impact on our initial financing proceeds, our future obligations to the residual interest owner (because future residual interest claims are limited to contractual securitization collateral cash flows), or the general operations of our business. As such, these positive and negative non-cash changes in fair value attributable to assumption changes are adjusted out of total net revenue to provide management and financial users with better visibility into the net revenue available to finance our operations.
Adjusted EBITDA
Adjusted EBITDA is defined as net income (loss), adjusted to exclude, as applicable: (i) corporate borrowing-based interest expense (our adjusted EBITDA measure is not adjusted for warehouse or securitization-based interest expense, nor deposit interest expense and finance lease liability interest expense, as these are not direct operating expenses), (ii) income tax expense (benefit), (iii) depreciation and amortization, (iv) share-based expense (inclusive of equity-based payments to non-employees), (v) impairment expense (inclusive of goodwill impairment and property, equipment and software

SoFi Technologies, Inc.

abandonments), (vi) transaction-related expenses, (vii) fair value changes in warrant liabilities, and (viii) fair value changes in each of servicing rights and residual interests classified as debt due to valuation assumptions. We believe adjusted EBITDA provides a useful measure for period-over-period comparisons of our business, as it removes the effects of certain non-cash items and certain charges that are not indicative of our core operating performance or results of operations. It is also a measure that management relies upon to evaluate cash flows generated from operations, and therefore the extent of additional capital, if any, required to invest in strategic initiatives. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures, such as net income (loss). Some of the limitations of adjusted EBITDA include that it does not reflect the impact of working capital requirements or capital expenditures and it is not a universally consistent calculation among companies in our industry, which limits its usefulness as a comparative measure.
We reconcile adjusted EBITDA to net loss, the most directly comparable GAAP measure, as presented below:

	Year Ended December 31,
($ in thousands)	2022	2021	2020
Net loss	$(320,407)	$(483,937)	$(224,053)
Non-GAAP adjustments:
Interest expense – corporate borrowings(1)	18,438	10,345	27,974
Income tax expense (benefit)(2)	1,686	2,760	(104,468)
Depreciation and amortization(3)	151,360	101,568	69,832
Share-based expense	305,994	239,371	100,778
Transaction-related expense(4)	19,318	27,333	9,161
Fair value changes in warrant liabilities(5)	—	107,328	20,525
Servicing rights – change in valuation inputs or assumptions(6)	(39,651)	2,651	17,459
Residual interests classified as debt – change in valuation inputs or assumptions(7)	6,608	22,802	38,216
Total adjustments	463,753	514,158	179,477
Adjusted EBITDA	$143,346	$30,221	$(44,576)
___________________
(1)Our adjusted EBITDA measure adjusts for corporate borrowing-based interest expense, as these expenses are a function of our capital structure. Corporate borrowing-based interest expense primarily included: (i) interest on our revolving credit facility, (ii) for 2022 and 2021, the amortization of debt discount and debt issuance costs on our convertible notes, and (iii) for 2021 and 2020, interest on the seller note issued in connection with our acquisition of Galileo. Revolving credit facility interest expense in 2022 increased due to higher interest rates relative to the prior years on identical outstanding debt.
(2)Our income tax expense position in 2022 was primarily attributable to tax expense at SoFi Lending Corp and SoFi Bank due to profitability in state jurisdictions where separate filings are required and recognition of expense from Technisys in certain Latin American countries where separate returns are filed. The expense was partially offset by deferred tax benefits from the amortization of intangible assets acquired in the Technisys Merger. Our income tax expense position in 2021 was primarily attributable to SoFi Lending Corp.’s profitability in state jurisdictions where separate filings are required. Our income tax benefit position in 2020 was primarily due to a partial release of our valuation allowance in the second quarter in connection with deferred tax liabilities resulting from intangible assets acquired from Galileo in May 2020.
(3)Depreciation and amortization expense in 2022 increased compared to 2021 primarily in connection with our recent acquisitions and growth in our software balance, partially offset by the acceleration of core banking infrastructure amortization during the 2021 period. The increase in 2021 compared to 2020 was primarily in connection with our 2020 acquisitions, amortization of purchased and internally-developed software, and depreciation related to SoFi Stadium fixed assets, partially offset by a decrease related to the acceleration of core banking infrastructure amortization.
(4)Transaction-related expenses in 2022 primarily included financial advisory and professional services costs associated with our acquisition of Technisys and an exploratory process. Transaction-related expenses in 2021 included the special payment to the holders of Series 1 Redeemable Preferred Stock in conjunction with the Business Combination and financial advisory and professional costs associated with our then-pending acquisitions of Golden Pacific and Technisys. During 2020, transaction-related expenses included financial advisory and professional services costs associated with our acquisitions of Galileo and 8 Limited.
(5)Our adjusted EBITDA measure excludes the non-cash fair value changes in warrants accounted for as liabilities, which were measured at fair value through earnings. The amount in 2020, as well as a portion of 2021, related to changes in the fair value of Series H warrants issued by Social Finance in connection with certain redeemable preferred stock issuances. We did not measure the Series H warrants at fair value subsequent to May 28, 2021 in conjunction with the Business Combination, as they were reclassified into permanent equity. In addition, in conjunction with the Business Combination, SoFi Technologies assumed certain common stock warrants (“SoFi Technologies warrants”) that were accounted for as liabilities and measured at fair value on a recurring basis. The fair value of the SoFi Technologies warrants was based on the closing price of ticker SOFIW and, therefore, fluctuated based on market activity. The outstanding SoFi Technologies warrants were either exercised during the fourth quarter of 2021 or redeemed on December 6, 2021.

SoFi Technologies, Inc.

(6)Reflects changes in fair value inputs and assumptions, including market servicing costs, conditional prepayment, default rates and discount rates. This non-cash change is unrealized during the period and, therefore, has no impact on our cash flows from operations. As such, these positive and negative changes in fair value attributable to assumption changes are adjusted out of net loss to provide management and financial users with better visibility into the earnings available to finance our operations.
(7)Reflects changes in fair value inputs and assumptions, including conditional prepayment, default rates and discount rates. When third parties finance our consolidated VIEs through purchasing residual interests, we receive proceeds at the time of the securitization close and, thereafter, pass along contractual cash flows to the residual interest owner. These obligations are measured at fair value on a recurring basis, which has no impact on our initial financing proceeds, our future obligations to the residual interest owner (because future residual interest claims are limited to contractual securitization collateral cash flows), or the general operations of our business. As such, these positive and negative non-cash changes in fair value attributable to assumption changes are adjusted out of net loss to provide management and financial users with better visibility into the earnings available to finance our operations.

SoFi Technologies, Inc.

SoFi

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 p.m. PT (11:59 p.m. ET) on June 13, 2023. Have your notice, proxy card or voting instructions in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SOFI2023**

You may attend the meeting via the Internet and vote during the meeting. Have the control number that is printed on your notice, proxy card or voting instructions available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 8:59 p.m. PT (11:59 p.m. ET) on June 13, 2023. Have your notice, proxy card or voting instructions in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SoFi Technologies, Inc., Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by June 13, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V14494-P91717 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOFI TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Withhold
1a. Ahmed Al-Hammadi	☐	☐
1b. Ruzwana Bashir	☐	☐
1c. Michael Bingle	☐	☐
1d. Richard Costolo	☐	☐
1e. Steven Freiberg	☐	☐
1f. Tom Hutton	☐	☐
1g. Clara Liang	☐	☐
1h. Anthony Noto	☐	☐
1i. Harvey Schwartz	☐	☐
1j. Magdalena Yeşil	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SoFi Technologies, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V14495-P91717

SOFI TECHNOLOGIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 14, 2023

The stockholder(s) hereby appoint(s) Robert Lavet and Christopher Lapointe, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of SoFi Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 7:00 a.m., Pacific Time (10:00 a.m. Eastern Time) on Wednesday, June 14, 2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTOR NOMINEES LISTED UNDER PROPOSAL 1 ON THE REVERSE SIDE, AND "FOR" PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4. IF OTHER MATTERS PROPERLY COME BEFORE THE MEETING THAT ARE NOT SPECIFICALLY SET FORTH ON THE PROXY CARD AND IN THE PROXY STATEMENT, THE PROXIES WILL VOTE IN THEIR DISCRETION.

Continued and to be signed on reverse side